Exhibit 10.2

IMMUNO-ONCOLOGY LICENSE AND COLLABORATION AGREEMENT
By and Between

SANOFI BIOTECHNOLOGY SAS

and

REGENERON PHARMACEUTICALS, INC.

Dated as of July 1, 2015

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY. SUCH OMITTED PORTIONS, WHICH ARE MARKED WITH BRACKETS AND THREE ASTERISKS [***], HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

ARTICLE II COLLABORATION
2.1	Scope of Collaboration
2.2	Compliance With Law
2.3	Further Assurances and Transaction Approvals
2.4	Compliance with Third Party Agreements
2.5	Commercially Reasonable Efforts; Plans
2.6	Limitation on Exercise of Rights Outside of Collaboration

ARTICLE III INFORMATION EXCHANGE AND UPDATES, MANAGEMENT
3.1	Committees and Management
3.2	Immuno-Oncology Steering Committee
3.3	Joint Development Committee
3.4	Joint Commercialization Committee
3.5	Reporting Country/Regions; Country/Region Commercialization Committees
3.6	Joint Finance Committee
3.7	Joint Manufacturing Committee
3.8	Membership
3.9	Meetings
3.10	Decision-Making; Authority
3.11	Resolution of Committee Matters
3.12	Alliance Management
3.13	Obligations of the Parties
3.14	Exchange of Information

ARTICLE IV LICENSE GRANTS
4.1	Regeneron License Grants
4.2	Sanofi License Grants
4.3	Newly Created Intellectual Property
4.4	Sublicensing
4.5	No Implied License
4.6	Retained Rights

ARTICLE V DEVELOPMENT ACTIVITIES
5.1	Development of IO Licensed Products
5.2	Post-POC Principal Party
5.3	REGN2810 Global Development Plan and REGN2810 Global Development Budget
5.4	Global Development Plans and Global Development Budgets
5.5	Additional Trials

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Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

5.6	Combination Therapies

ARTICLE VI COMMERCIALIZATION
6.1	Commercialization of IO Licensed Products in the Field in the Territory
6.2	Commercialization Plan(s)
6.3	Commercialization Efforts; Sharing of Commercial Information
6.4	Co-Commercialization of IO Licensed Products
6.5	IO Licensed Product Pricing and Pricing Approvals in the Territory
6.6	Sales and IO Licensed Product Distribution in the Territory; Other Responsibilities
6.7	Contract Sales Force
6.8	Promotional Materials
6.9	Promotional Claims/Compliance
6.10	Restriction on Bundling in the Territory
6.11	Inventory Management
6.12	Medical and Consumer Inquiries
6.13	Market Exclusivity Extensions
6.14	Post Marketing Clinical Trials

ARTICLE VII CLINICAL AND REGULATORY AFFAIRS
7.1	Ownership of Approvals and Registration Filings
7.2	Regulatory Coordination
7.3	Regulatory Events
7.4	Pharmacovigilance and Product Complaints
7.5	Regulatory Inspection or Audit
7.6	Recalls and Other Corrective Actions

ARTICLE VIII MANUFACTURING AND SUPPLY
8.1	Manufacture and Supply of Clinical Supply Requirements of Formulated Bulk Product
8.2	Finished Product Supply of Clinical Supply Requirements
8.3	Manufacture and Supply of Commercial Supply Requirements
8.4	Supply Agreement
8.5	Process Development and Manufacturing Plans
8.6	Manufacturing Shortfall
8.7	Manufacturing Compliance
8.8	Amendments to the Existing License and Collaboration Agreement

ARTICLE IX PERIODIC REPORTS; PAYMENTS
9.1	Upfront Payment
9.2	Development Costs
9.3	PD-1 Milestone Payment
9.4	Royalties

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

9.5	Sharing of Profits from IO Licensed Products
9.6	Periodic Reports
9.7	Funds Flow
9.8	Invoices and Documentation
9.9	Budgets and Forecasts
9.10	Payment Method and Currency
9.11	Late Payments
9.12	Taxes
9.13	Adjustments to FTE Rates
9.14	Right to Offset Payments
9.15	Resolution of Payment Disputes

ARTICLE X DISPUTE RESOLUTION
10.1	Resolution of Disputes
10.2	Resolution of Governance Disputes
10.3	Resolution of Legal Disputes
10.4	Resolution of Expert Panel Disputes
10.5	No Waiver

ARTICLE XI TRADEMARKS AND CORPORATE LOGOS
11.1	Corporate Names
11.2	Selection of Product Trademarks
11.3	Ownership of Product Trademarks
11.4	Prosecution and Maintenance of Product Trademark(s)
11.5	License to the Product Trademark(s)
11.6	Use of Corporate Names

ARTICLE XII NEWLY CREATED INVENTIONS AND KNOW-HOW
12.1	Ownership of Newly Created Intellectual Property
12.2	Prosecution and Maintenance of Patent Rights
12.3	Interference, Opposition and Other Administrative Patent Proceedings

ARTICLE XIII INTELLECTUAL PROPERTY LITIGATION AND LICENSES
13.1	Third Party Infringement Suits
13.2	Patent Marking
13.3	Third Party Infringement Claims; New Licenses

ARTICLE XIV BOOKS, RECORDS AND INSPECTIONS; AUDITS AND ADJUSTMENTS
14.1	Books and Records
14.2	Audits and Adjustments
14.3	GAAP/IFRS

ARTICLE XV REPRESENTATIONS, WARRANTIES AND COVENANTS

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

15.1	Due Organization, Valid Existence and Due Authorization; Financial Capability
15.2	Knowledge of Pending or Threatened Litigation
15.3	Additional Regeneron Representations, Warranties and Covenants
15.4	Disclaimer of Warranties
15.5	Mutual Covenants

ARTICLE XVI CONFIDENTIALITY
16.1	Confidential Information
16.2	Injunctive Relief
16.3	Publication of New Information
16.4	Disclosures Concerning this Agreement

ARTICLE XVII INDEMNITY
17.1	Indemnity and Insurance
17.2	Indemnity Procedure

ARTICLE XVIII FORCE MAJEURE

ARTICLE XIX TERM AND TERMINATION
19.1	Term/Expiration of Term
19.2	Termination Without Cause
19.3	Termination For Material Breach
19.4	Termination for Insolvency
19.5	Termination of IO Discovery Agreement
19.6	Effect of Termination
19.7	Survival of Obligations

ARTICLE XX MISCELLANEOUS
20.1	Governing Law; Submission to Jurisdiction
20.2	Waiver
20.3	Notices
20.4	Entire Agreement
20.5	Amendments
20.6	Severability
20.7	Registration and Filing of the Agreement
20.8	Assignment
20.9	Successors and Assigns
20.10	Affiliates
20.11	Counterparts
20.12	Third Party Beneficiaries
20.13	Relationship of the Parties
20.14	Limitation of Damages
20.15	Non-Solicitation

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

20.16	Construction

SCHEDULES

Schedule 1    Manufacturing Cost
Schedule 2    Quarterly True-Up
Schedule 3    Certain Termination Arrangements
Schedule 4    Certain Termination Arrangements
Schedule 5    Notices

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Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

IMMUNO-ONCOLOGY LICENSE AND COLLABORATION AGREEMENT
THIS IMMUNO-ONCOLOGY LICENSE AND COLLABORATION AGREEMENT (this “Agreement”), dated as of July 1, 2015 (the “Effective Date”), and executed as of July 27, 2015 (the “Execution Date”), is by and between Sanofi Biotechnology SAS (“Sanofi”), a societe par actions simplifee, organized under the laws of France, having a principal place of business at 54, rue La Boétie, 75008 Paris, France, an indirect wholly owned subsidiary of Sanofi, a company organized under the laws of France with its principal headquarters at 54, rue La Boétie, 75008 Paris, France, and Regeneron Pharmaceuticals, Inc., a company organized under the laws of New York and having a principal place of business at 777 Old Saw Mill River Road, Tarrytown, New York 10591 (“Regeneron”) (with each of Sanofi and Regeneron being sometimes referred to herein individually as a “Party” and collectively as the “Parties”).
WHEREAS, concurrently with the execution and delivery of this Agreement, the Parties have entered into an Immuno-Oncology Discovery and Development Agreement (as amended from time-to-time, the “IO Discovery Agreement”);
WHEREAS, Sanofi, Regeneron and their respective Affiliates possess knowledge and expertise in, and resources for, developing and commercializing pharmaceutical products in the Field in the Territory (each as defined below); and
WHEREAS, Regeneron and Sanofi desire to continue to collaborate on the Development, Manufacture and Commercialization of IO Licensed Products (each as defined below) in the Field in the Territory (each as defined below) upon the terms and conditions set forth herein (the “Collaboration”), including Regeneron granting to Sanofi the co-exclusive (with Regeneron) rights granted to Sanofi hereunder during the applicable Term (as defined below) upon the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the following mutual covenants contained herein, and for other good and valuable consideration the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

ARTICLE I
DEFINITIONS

Capitalized terms used in this Agreement, whether used in the singular or plural, except as expressly set forth herein, shall have the meanings set forth below:

1.1    “Accounting Standards” shall mean, with respect to either Party, GAAP or IFRS, in each case, as generally and consistently applied throughout the Party’s organization. Each Party shall promptly notify the other in the event that it changes the Accounting Standards pursuant to which its records are maintained.
1.2    “Acquired Competing Product” shall mean a product the rights to which are acquired by a Party or one or more of its Affiliates that is a Competing Product to an IO Licensed Product, unless such acquired product is an “Acquired IO Antibody” as defined in the IO Discovery Agreement. For clarity, any “Acquired IO Antibody” (as defined in the IO Discovery Agreement) shall be subject to Section 2.5(e) of the IO Discovery Agreement and not Section 2.6(b) of this Agreement.
1.3    “Additional Major Market Country” shall mean, in any Contract Year, any country in the Territory, other than the Major Market Countries referred to in clause (a) of the definition thereof, in which Net Sales in the immediately preceding Contract Year were [***] or more of aggregate Net Sales in the Territory in the immediately preceding Contract Year. Such designation shall remain effective from and after January 1 of such Contract Year and each Contract Year thereafter as long as Net Sales in such country in the immediately preceding Contract Year are [***] or more of aggregate Net Sales in the Territory in such Contract Year. Notwithstanding the foregoing, the Parties shall have the right to mutually agree that a country that meets or exceeds the [***] aggregate Net Sales threshold in a given Contract Year shall not be an Additional Major Market Country if such country is not expected to meet or exceed such [***] aggregate Net Sales threshold on an ongoing basis.
1.4    “Additional Trial Costs” means, with respect to any Additional Trial, the aggregate amount of the reasonable and verifiable Out-of-Pocket Costs, Clinical Supply Costs and applicable FTE costs incurred by or on behalf of the Post-POC Other Party in connection with the conduct of such Additional Trial that are consistent with the budgets provided to the Post-POC Principal Party in respect thereof pursuant to Section 5.5(a).
1.5    “Affiliate” shall mean, with respect to any Person, another Person which controls, is controlled by or is under common control with such first Person. For purposes of this definition, a Person shall be deemed to “control” another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to “control” another Person if any of the following conditions is met: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. The Parties acknowledge that in the case of certain entities organized under the Laws of certain countries outside of the United States, the maximum percentage ownership permitted by Law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity. For purposes of this Agreement, in no event shall Sanofi or any of Sanofi’s Affiliates be deemed Affiliates of Regeneron or any of Regeneron’s Affiliates, nor shall Regeneron or any of Regeneron’s Affiliates be deemed Affiliates of Sanofi or any of Sanofi’s Affiliates.
1.6    “Ancillary Agreements” shall mean the IO Discovery Agreement, the Existing Discovery Agreement, the Existing License and Collaboration Agreement, and any supply agreement entered into by the Parties in connection with any of the foregoing.
1.7    “Ancillary Collaboration Agreements” shall mean the IO Discovery Agreement, the Existing Discovery Agreement and the Existing License and Collaboration Agreement.
1.8    “Antibody” shall have the meaning ascribed to such term in the IO Discovery Agreement.
1.9    “Anticipated First Commercial Sale” shall mean, with respect to an IO Licensed Product and, if the context specifies, with respect to one or more countries in the Territory, the date agreed upon by the IOSC in advance as the expected date of First Commercial Sale of such IO Licensed Product in such country(ies) in the Territory, if specified, or otherwise, in any country in the Territory.
1.10    “Approval” shall mean, with respect to a product (including an IO Licensed Product), any approval (including Marketing Approvals and Pricing Approvals), registration, license or authorization from any Regulatory Authority required for the development (including Development of an IO Licensed Product), manufacture (including Manufacture of an IO Licensed Product) or commercialization (including Commercialization of an IO Licensed Product) of such product in the Field in a regulatory jurisdiction in the Territory, and shall include, any approval, registration, license or authorization granted in connection with any Registration Filing.
1.11    “Bi-Specific/Multi-Specific” shall have the meaning ascribed to such term in the IO Discovery Agreement.
1.12    “BLA” shall mean, with respect to each IO Licensed Product, a biologics license application filed with respect to such IO Licensed Product, as described in the FDA regulations, including all amendments and supplements to the application, and any equivalent filing with any Regulatory Authority.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

1.13    “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, the United States or Paris, France are authorized or required by Law to remain closed.
1.14    [***]
1.15    “Clinical Supply Cost” shall mean (a) the Out-of-Pocket Cost for purchasing or the Manufacturing Cost to Manufacture Formulated Bulk Product for Clinical Supply Requirements for activities contemplated under the applicable Development Plan, (b) the Out-of-Pocket Cost for purchasing or the Manufacturing Cost to Manufacture, comparator agent, combination agent, or placebo requirements for activities contemplated under the applicable Development Plan, (c) the Out-of-Pocket Cost or the Manufacturing Cost for filling, packaging, labeling and delivery of such Clinical Supply Requirements, comparator agent, combination agent or placebo, as the case may be, for activities contemplated under the applicable Development Plan and (d) any irrecoverable VAT or similar taxes actually paid with respect to the Manufacture or delivery of Clinical Supply Requirements. To the extent that Manufacturing Cost for comparator agent, combination agent or placebo includes any markup over Manufacturing Cost to the benefit of one of the Parties or its Affiliates, such markup shall be deducted in the calculation of Clinical Supply Cost.
1.16    “Clinical Supply Requirements” shall mean, with respect to an IO Licensed Product, the quantities of such IO Licensed Product that are required by a Party or the Parties for Development in the Field under this Agreement, including the conduct of research, pre-clinical studies and clinical trials in connection with a Development Plan and quantities of such IO Licensed Product that are required by a Party for submission to a Regulatory Authority in connection with any Registration Filing or Approval in the Field in any regulatory jurisdiction in the Territory.
1.17    “Co-Commercialize,” “Co-Commercialization” or “Co-Commercializing” shall mean the act of Co-Promoting in a Co-Commercialization Country.
1.18    “Co-Commercialization Country” shall mean (a) the United States and (b) each country in the ROW Territory in which Regeneron has exercised its option to Co-Promote an IO Licensed Product pursuant to Section 6.4(a) until such time as Regeneron discontinues Co-Commercializing all IO Licensed Products in such country pursuant to Section 6.4(c).
1.19    “COGS” shall mean, with respect to an IO Licensed Product for a Quarter, the cost (calculated in accordance with the Accounting Standards of the Lead Commercialization Party) of Manufacturing the IO Licensed Product sold in the Field in the Territory in the Quarter.
1.20    “Commercial Overhead Charge” shall mean, on a country-by-country and IO Licensed Product-by-IO Licensed Product basis in the Territory, beginning six (6) months prior to the Anticipated First Commercial Sale in the applicable country, an amount (determined by the JFC and approved by the IOSC at least twelve (12) months prior to the Anticipated First Commercial Sale in the country) to cover Sanofi’s or Regeneron’s, as applicable, internal costs of [***] and other administrative costs, in each case, to the extent attributable to the

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Commercialization of the applicable IO Licensed Product in the Field in such country, such amount to be updated by the JFC and approved by the IOSC prior to January 1 of each following Contract Year. For the avoidance of doubt, “Commercial Overhead Charge” shall not include any amounts included in Field Force Cost, Medical Non-Approval Costs, Other Shared Expenses or Shared Commercial Expenses.
1.21    “Commercial Supply Cost” shall mean the Out-of-Pocket Cost for purchasing or the Manufacturing Cost for the Manufacture of Commercial Supply Requirements, including, scale-up after First Commercial Sale and any filling, packaging and labeling costs therefor, and any irrecoverable VAT or similar taxes actually paid with respect to the Manufacture or delivery of such Commercial Supply Requirements.
1.22    “Commercial Supply Requirements” shall mean, with respect to each IO Licensed Product, quantities of Finished Product as are required to fulfill requirements for commercial sales, Non-Approval Trials and product sampling with respect to such IO Licensed Product in the Field in the Territory.
1.23    “Commercialize,” “Commercialization” or “Commercializing” shall mean, with respect to an IO Licensed Product, any and all activities directed to marketing, promoting (including, if applicable, Co-Promoting), detailing, distributing, importing, offering for sale, having sold or selling such IO Licensed Product in the Field in the Territory, including market research, obtaining Pricing Approvals, pre-launch marketing [***], marketing and educational activities, post-Approval pharmacovigilance excluding pharmacovigilance for clinical trials other than Non-Approval Trials, sampling and Non-Approval Trials in the Territory. For clarity, the terms “Commercialize,” “Commercialization” and “Commercializing” are used herein with respect to IO Licensed Products while the terms “commercialize,” “commercialization” and “commercializing” are used herein with corresponding meanings with respect to other products.
1.24    “Commercially Reasonable Efforts” shall mean the carrying out of obligations or tasks by a Party in a sustained manner using good faith commercially reasonable and diligent efforts, which efforts shall be consistent with the exercise of prudent scientific and business judgment in accordance with the efforts such Party devotes to products or research or development projects owned by it of similar scientific and commercial potential. Commercially Reasonable Efforts shall be determined on a market-by-market and IO Licensed Product-by-IO Licensed Product basis in view of conditions prevailing at the time, and evaluated taking into account all relevant factors, including the efficacy, safety, anticipated regulatory authority approved labeling, competitiveness of the IO Licensed Product or alternative products that are in the marketplace or under development by Third Parties and other technical, scientific, legal, medical marketing and competitiveness factors. It is anticipated that the level of effort constituting Commercially Reasonable Efforts may change over time. In determining whether a Party has used Commercially Reasonable Efforts, neither the profit sharing nor other payments made or required to be made hereunder shall be a factor weighed (that is, a Party may not apply lesser resources or efforts in support of an IO Licensed Product because it must share profits from sales of such IO Licensed Product or make any other payments hereunder).

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

1.25    “Committee” shall mean any of the IOSC, JDC, JCC, JMC, JFC, any CRCC under this Agreement, and any other committee established by the Parties or by the Committees referenced above under this Agreement, each as described in ARTICLE III (together with Working Groups and other committees contemplated herein or established in accordance with this Agreement).
1.26    “Competing Product” shall mean, with respect to an IO Licensed Product, [***]
1.27     “Consolidated Payment Report” shall mean a consolidated Quarterly report prepared by each Party (based on information reported under Section 5.4(e) and Section 9.6) setting forth in reasonable detail, for each Major Market Country in the Territory, for each Region in the Territory, and in the aggregate for all countries in the Territory, (a) Net Sales, COGS and Shared Commercial Expenses incurred by each Party for such Quarter, (b) Development Costs incurred by each Party for such Quarter, (c) Other Shared Expenses incurred by each Party for such Quarter, and (d) the Quarterly True-Up, and the component items and calculations in determining such Quarterly True-Up, calculated in accordance with Schedule 2.
1.28    “Contract Sales Force” shall mean sales representatives employed by a Third Party.
1.29    “Contract Year” shall mean the period beginning on the Effective Date and ending on December 31, 2015, and each succeeding consecutive twelve (12) month period thereafter during the Term. The last Contract Year of the Term shall end on the effective date of any termination or expiration of this Agreement.
1.30    “Control” or “Controlled” means, with respect to any item of New Information or Party Information, material, regulatory documentation, Know-How, Patents or other intellectual property right, possession of the right, whether directly or indirectly and whether by ownership, license or otherwise, to assign, or grant a license, sublicense, right of reference or other right to or under such New Information or Party Information, material, regulatory documentation, Know-How, Patents or other intellectual property right as provided for herein without violating the terms of any agreement with any Third Party.
1.31    “Co-Promote,” “Co-Promotion” or “Co-Promoting” shall mean the joint marketing and promotion of IO Licensed Product(s) by the Parties (or their respective Affiliates) under the same trademark in a Co-Commercialization Country pursuant to the applicable Commercialization Plan(s).
1.32    “Country/Region Commercialization Budget” shall mean the budget for a particular Contract Year developed by the JCC and approved by the IOSC for the applicable Country/Region Commercialization Plan.
1.33    “Country/Region Commercialization Committee”, or “CRCC”, shall mean the committee established by the JCC for each Reporting Country/Region pursuant to Section 3.5.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

1.34    “Country/Region Commercialization Plan” shall mean, for each Reporting Country/Region, the three (3) year rolling plan for Commercializing IO Licensed Products in the Field in such country or Region and the related Country/Region Commercialization Budget and a non-binding budget forecast for the next two (2) Contract Years, approved by the JCC, as the same may be amended from time-to-time in accordance with the terms of this Agreement. Without limitation, each Country/Region Commercialization Plan shall set forth, for each IO Licensed Product in the applicable Reporting Country/Region, the information, plans and forecasts set forth in Section 6.2(d).
1.35    “Detail” shall mean, with respect to each IO Licensed Product in the Field, a selling presentation for such product by a representative of each Party’s sales force, or another employee of each Party who may be deemed to be part of the Commercialization effort for such IO Licensed Product (e.g., such as a key account manager, etc.).
1.36    “Develop,” “Development” or “Developing” shall mean (a) with respect to REGN2810, the following activities undertaken or performed from and after the Effective Date, and (b) with respect to all other IO Licensed Products, the following activities undertaken or performed after such IO Licensed Product first becomes an IO Licensed Product hereunder: (i) activities relating to research, pre-clinical and clinical drug development of such IO Licensed Product in the Field, including, test method development and stability testing, assay development, toxicology, pharmacology, formulation, quality assurance/quality control development, technology transfer, statistical analysis, process development and scale-up, pharmacokinetic studies, data collection and management, clinical studies (including research to design clinical studies), regulatory affairs, project management, drug safety surveillance activities related to clinical studies, the preparation and submission of Registration Filings but excluding activities necessary to obtain a Pricing Approval, reimbursement or listing on health care providers’ and payers’ formularies, (ii) [***], (iii) the development of companion diagnostics for use with such IO Licensed Product, and (iv) any other research and development activities with respect to such IO Licensed Product in the Field, including, activities to support the discovery of biomarkers and activities to support new product formulations, delivery technologies or new indications in the Field, either before or after the First Commercial Sale. For clarity, the terms “Develop,” “Development” and “Developing” are used herein with respect to IO Licensed Products while the terms “develop,” “development” and “developing” are used herein with corresponding meanings with respect to other products.
1.37    “Development Costs” shall mean (x) costs and expenses incurred by a Party for REGN2810, from and after the Effective Date directly in connection with the Development of REGN2810 in the Field in accordance with this Agreement and the REGN2810 Global Development Plan, (y) costs and expenses (including any Program Costs) incurred by a Party for each other IO Licensed Product that was not a Tail Early Opt-In Antibody, from and after the first (1st) day of the month in which the Opt-In Notice for such IO Licensed Product is received by Regeneron pursuant to Article 5 of the IO Discovery Agreement, and (z) costs and expenses (including any Program Costs) incurred by a Party for each other IO Licensed Product that was a Tail Early Opt-In Antibody, from and after the first (1st) day of the month in which the Tail POC Report for such IO Licensed Product is delivered by Regeneron pursuant to Article 5 of

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

the IO Discovery Agreement, in each case ((x), (y) and (z)) directly in connection with (i) the development of such IO Licensed Product under the IO Discovery Program in accordance with the IO Discovery Agreement, or (ii) the Development of such IO Licensed Product in the Field in accordance with this Agreement and the applicable Development Plan, including:
(a)    all Out-of-Pocket Costs, including, fees and expenses associated with obtaining Registration Filings and Marketing Approvals necessary for the Development and Commercialization of IO Licensed Products in the Field under this Agreement;
(b)    Development FTE Costs;
(c)    Clinical Supply Costs;
(d)    the costs and expenses incurred in connection with (i) Manufacturing process, formulation, cleaning, and shipping development and validation (other than validation batches which are sold), (ii), Manufacturing scale-up and improvements, (iii) stability testing, (iv) quality assurance/quality control development (including management of Third Party fillers, packagers and labelers), and (v) internal and Third Party costs and expenses incurred in connection with (A) qualification and validation of Third Party contract manufacturers and vendors and (B) subject to the terms of this Agreement, establishing a primary or secondary source supplier, including, the transfer of process and Manufacturing technology and analytical methods, scale-up up to First Commercial Sale, process and equipment validation, cleaning validation and initial Manufacturing licenses, approvals and Regulatory Authority inspections (in each case, to the extent not included in Clinical Supply Costs or Commercial Supply Costs);
(e)    any license fees and other payments under Licenses to the extent attributable to the Manufacture of Clinical Supply Requirements or the Development of IO Licensed Products in the Field under the Plans for the Territory subject to Section 13.3(d) and Section 13.3(e) in this Agreement; and
(f)    any other costs or expenses specifically identified and included in the applicable Development Plan or expressly included as Development Costs under this Agreement.
“Development Costs” shall include any costs and expenses (to the extent consistent with the foregoing definition) that this Agreement or the IO Discovery Agreement provides are to be shared or reimbursed as Development Costs.
1.38    “Development FTE Cost” shall mean, for all Development activities performed in accordance with the Development Plan(s), including regulatory activities, the product of (a) the number of FTEs required for such Development activities as set forth in the approved Development Plan and (b) the Development FTE Rate. For the avoidance of doubt, the activity of contract personnel shall be charged as Out-of-Pocket Costs.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

1.39    “Development FTE Rate” shall mean [***] in the Contract Year ending December 31, 2015 and annually thereafter by the sum of (a) the average of the percentage increases or decreases, if any, in the U.S. CPI and the ROW CPI for the twelve (12) months ending June 30 of the Contract Year prior to the Contract Year for which the adjustment is being made, [***] the Parties shall meet to consider a revision to the Development FTE Rate. The Development FTE Rate shall be inclusive of Out-of-Pocket Costs and other expenses for the employee providing the services, including travel costs, information systems and allocated costs, such as, for example, allocated overhead costs. The Parties may agree to a separate FTE rate for contractors performing Development activities under this Agreement.
1.40    “Development Plan” shall mean a Global Development Plan or a Post-POC Development Plan, as the context requires.
1.41    “Dollars” or “$” shall mean United States Dollars.
1.42    “EMA” shall mean the European Medicines Agency or any successor agency thereto.
1.43    “Ex-Collaboration Product” shall mean any product that (a) is owned or controlled by Regeneron or Sanofi or any of their respective Affiliates and (b) is not an IO Discovery Program Antibody, an Existing Collaboration Product or an IO Licensed Product; provided, that “Ex-Collaboration Product” shall include (i) any “Excluded Candidates” and any “Refused Candidates” under the IO Discovery Agreement, (ii) any “Opt-Out Product” or “Terminated Licensed Product”, each as defined in and under the Existing License and Collaboration Agreement, (iii) any Terminated IO Product under this Agreement, or (iv) any “Excluded Candidates” or “Refused Candidates” under the Existing Discovery Agreement.
1.44    “Excluded Candidate” shall have the meaning ascribed to such term in the IO Discovery Agreement.
1.45    “Excluded Target Profile” shall have the meaning ascribed to such term in the IO Discovery Agreement.
1.46    “Executive Officers” shall mean the Chief Executive Officer of Regeneron and the Chief Executive Officer of Sanofi, or their respective designees with equivalent decision-making authority with respect to matters under this Agreement.
1.47    “Existing Agreements” shall mean the Existing Discovery Agreement and the Existing License and Collaboration Agreement.
1.48    “Existing Collaboration Product” shall mean (a) a Licensed Product under the Existing License and Collaboration Agreement, or (b) any Antibody that (i) is the subject of development under the Existing Discovery Agreement and (ii) is not an IO Antibody, a Multi-Indication Antibody or a “Refused Candidate” under and as defined in the Existing Discovery Agreement.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

1.49    “Existing Discovery Agreement” shall mean the Amended and Restated Discovery and Preclinical Development Agreement, between Sanofi, as successor-in-interest to Aventis Pharmaceuticals, Inc., and Regeneron Pharmaceuticals, Inc., dated as of November 10, 2009, as the same may be amended from time-to-time.
1.50    “Existing License and Collaboration Agreement” shall mean the Amended and Restated License and Collaboration Agreement, between Sanofi, as successor-in-interest to Aventis Pharmaceuticals Inc. and sanofi-aventis Amerique du Nord and Regeneron, dated as of November 10, 2009, as the same may be amended from time-to-time.
1.51    “Expert Panel Dispute” shall mean any Budget Dispute or Financial Dispute.
1.52    “FDA” shall mean the United States Food and Drug Administration and any successor agency thereto.
1.53    “Field” shall mean the treatment, prevention, palliation or diagnosis of any disease.
1.54    “Field Force Cost” shall mean, for IO Licensed Product(s) in each country in the Territory, beginning on the date agreed upon by the IOSC ([***]) the product of (a) the number of detailing personnel (with the number and the method of calculating such number set forth in the applicable Country/Region Commercialization Plan or Global Commercialization Plan), [***], and (b) the applicable Field Force FTE Rate. The calculation of the number of detailing personnel in (a) above will be based on the number and position of Details required to meet the sales forecast for the applicable IO Licensed Product(s) in the Field in the country as converted into [***] will be based on the FTE effort required to fulfill the deployment plans for the applicable IO Licensed Product(s) in the Field in the country as agreed by the JCC, and, in each case, shall allow for the reporting and auditing of such information in accordance with this Agreement, all as set forth in the applicable Country/Region Commercialization Plan or Global Commercialization Plan. For the avoidance of doubt, the activities of contract personnel, including Contract Sales Force, shall be charged as Out-of-Pocket Costs; provided that in lieu of charging the activities of Contract Sales Force personnel as Out-of-Pocket Costs, the Parties may agree to a separate FTE rate for Contract Sales Force personnel performing such activities under this Agreement on a Region-by-Region or one or more Major Market Countries basis; provided further that any such separate FTE rate shall in no event exceed the applicable Field Force FTE Rate for sales representatives in the applicable Region or Major Market Country.
1.55    “Field Force FTE Rate” shall mean, on a Region-by-Region or one or more Major Market Countries basis (determined based on the location of the applicable personnel), the rates agreed upon in local currency by the Parties at least twenty-four (24) months prior to the Anticipated First Commercial Sale in the Region or Major Market Country, as applicable, for each category of field force personnel based upon the fully burdened cost of [***], of pharmaceutical companies in the Field in the applicable country, and including an [***], such amount to be adjusted as of January 1 of each following Contract Year by the percentage increase or decrease, if any, in the applicable CPI through June 30 of the prior

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

calendar year. The Field Force FTE Rates shall be inclusive of Out-of-Pocket Costs and other expenses for the employee providing the services, including travel costs, information systems and allocated costs, such as, for example, allocated overhead costs.
1.56    “Finished Product” shall mean an IO Licensed Product in the Field in its finished, labeled and packaged form, ready for sale to the market or use in clinical or pre-clinical trials, as the case may be.
1.57    “First Commercial Sale” shall mean, with respect to an IO Licensed Product in a country in the Territory, the first (1st) commercial sale of the Finished Product to non-Sublicensee Third Parties for use in the Field in such country (or group of countries) following receipt of Marketing Approval. Sales for test marketing or clinical trial purposes or compassionate or similar use shall not constitute a First Commercial Sale.
1.58    “Formulated Bulk Product” shall mean IO Licensed Product in the Field formulated into solution or in a lyophilized form, ready for storage or shipment to a manufacturing facility, to allow processing into the final dosage form.
1.59    “FTE” shall mean a full time equivalent employee (i.e., one fully-committed or multiple partially-committed employees aggregating to one full-time employee) employed or contracted by a Party and assigned to perform specified work, with such commitment of time and effort to constitute one employee performing such work on a full-time basis, which for purposes of Development shall be [***] hours per year.
1.60    “GAAP” shall mean generally accepted accounting principles as applicable in the United States.
1.61    “Global Commercialization Budget” shall mean the budget(s) for a particular Contract Year approved by the IOSC with input from the JCC for the applicable Global Commercialization Plan.
1.62    “Global Commercialization Plan” shall have the meaning set forth in Section 6.2(a).
1.63    “Global Development Budget” shall mean the budget(s) for a particular Contract Year (a) delivered to the IOSC pursuant to Section 5.3(b), or (b) submitted to and approved by the IOSC pursuant to Section 5.4(d), as applicable, for the applicable Global Development Plan. For clarity, the REGN2810 Global Development Budget is a Global Development Budget.
1.64    “Global Development Plan” shall mean, with respect to an IO Licensed Product, a three (3) year rolling plan for the worldwide Development of such IO Licensed Product prepared by the Post-POC Principal Party and, on an annual basis, (a) delivered to the IOSC pursuant to Section 5.3(a), or (b) submitted to and approved by the IOSC pursuant to Section 5.4(a), as applicable, including the related Global Development Budget and a non-binding budget forecast for the next two (2) Contract Years, as the same may be amended from

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

time-to-time in accordance with the terms of this Agreement. For the avoidance of doubt, a Global Development Plan will not include Non-Approval Trials. For clarity, the REGN2810 Global Development Plan is a Global Development Plan.
1.65    “Good Practices” shall mean compliance with the applicable standards contained in then-current “Good Laboratory Practices,” “Good Manufacturing Practices” or “Good Clinical Practices,” as promulgated by the FDA and all analogous guidelines promulgated by the EMA or the ICH, or other country regulatory agencies, as applicable.
1.66    “Governmental Authority” shall mean any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or any supranational organization of which any such country is a member.
1.67    “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (15 U.S.C. §18a), as amended.
1.68    “HSR Filing” shall have the meaning ascribed to such term in the IO Discovery Agreement.
1.69    “ICH” shall mean the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.
1.70    “IFRS” shall mean International Financial Reporting Standards of the International Accounting Standards Board.
1.71    “Immunoconjugate” shall have the meaning ascribed to such term in the IO Discovery Agreement.
1.72    “IND” shall mean, with respect to each IO Licensed Product in the Field, an Investigational New Drug Application filed with the FDA with respect to such IO Licensed Product pursuant to 21 C.F.R. § 312 before the commencement of clinical trials involving such IO Licensed Product, including all amendments and supplements to such application or any equivalent filing with any Regulatory Authority outside the United States.
1.73    “Indication” shall mean any disease, state or condition.
1.74    “IO Antibody” shall have the meaning ascribed to such term in the IO Discovery Agreement.
1.75    “IO Discovery Program Antibody” shall have the meaning ascribed to such term in the IO Discovery Agreement.
1.76    “IO Discovery Program” shall have the meaning ascribed to such term in the IO Discovery Agreement.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

1.77    “IO Licensed Products” shall mean (a) any IO Discovery Program Antibody for which Sanofi has exercised its Opt-In Rights in accordance with Article 5 of the IO Discovery Agreement, (b) any Acquired Competing Product that is included in the Collaboration pursuant to Section 2.6(b), and (c) REGN2810. For clarity, any IO Discovery Program Antibodies for which Sanofi has not exercised its Opt-In Right shall not be an IO Licensed Product even if such IO Discovery Program Antibody targets the same IO Licensed Target Profile as an IO Licensed Product.
1.78    “IO Licensed Target Profile” shall mean, with respect to any point in time during the Term, any IO Target Profile that is the target of an IO Licensed Product at such time.
1.79    “IO Target Profile” shall have the meaning ascribed to such term in the IO Discovery Agreement.
1.80    “Joint Intellectual Property” shall mean Joint Patent Rights and Joint Inventions.
1.81    “Joint Patent Rights” shall mean Patents that cover or claim a Joint Invention.
1.82    “Know-How” shall mean, with respect to each Party and its Affiliates, any and all proprietary technical or scientific information, know-how, data, test results, knowledge, techniques, discoveries, inventions, specifications, designs, trade secrets, regulatory filings and other information, including marketing and supply information (whether or not patentable or otherwise protected by trade secret Law) and that are not disclosed or claimed by such Party’s or such Party’s Affiliates’ Patents or Patent applications.
1.83    “Launch Preparation Expenses” shall mean, with respect to an IO Licensed Product, on a country-by-country basis in the Territory, with respect to each IO Licensed Product, all Commercialization expenses to support such IO Licensed Product in the Field [***].
1.84    “Law” or “Laws” shall mean all laws, statutes, rules, regulations, orders, judgments, injunctions or ordinances of any Governmental Authority.
1.85    “Lead Commercialization Party” shall mean, with respect to an IO Licensed Product in a country, the Party that is allocated principal responsibility for the Commercialization of such IO Licensed Product for such country pursuant to Section 6.1.
1.86    “Lead Regulatory Party” shall mean, with respect to an IO Licensed Product, the Party that is allocated principal responsibility for preparing, prosecuting and maintaining Registration Filings and any Approvals for IO Licensed Products in the Field under this Agreement, and for related regulatory duties, pursuant to Section 7.1(a).

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

1.87    “Legal Dispute” shall mean any dispute, controversy or claim related to compliance with this Agreement or the IO Discovery Agreement or the validity, breach, termination or interpretation of this Agreement or the IO Discovery Agreement.
1.88    “License” shall mean any license or other agreement to acquire rights from a Third Party, which license or other agreement has been entered into pursuant to Section 2.11 of the IO Discovery Agreement or that is approved by the IOSC for the Development, Manufacture or Commercialization of any IO Licensed Product in the Field under this Agreement.
1.89    “Licensed Product” shall have the meaning ascribed to such term in the Existing License and Collaboration Agreement.
1.90    “Major Market Country” shall mean any of the following: [***].
1.91    “Manufacture” or “Manufacturing” shall mean activities directed to producing, manufacturing, processing, filling, finishing, packaging, labeling, quality assurance testing and release, shipping and storage of Formulated Bulk Product, Finished Product, placebo or a comparator agent, as the case may be. For clarity, the terms “Manufacture” and “Manufacturing” are used herein with respect to IO Licensed Products while the terms “manufacture” and “manufacturing” are used herein with corresponding meanings with respect to other products.
1.92    “Manufacturing Plan” shall mean the Manufacturing plan as prepared by the JMC as described in Section 8.5.
1.93    “Marketing Approval” shall mean an Approval required for the marketing and sale of any product in the Field in a country in the Territory, but excluding any IND or separate Pricing Approval.
1.94    “Marketing Guidelines” shall mean the U.S. Marketing Guidelines, the ROW Marketing Guidelines, and, to the extent not inconsistent with the foregoing, the Global Marketing Guidelines.
1.95    “Medical Non-Approval Cost” shall mean, for Licensed Product(s) in each country in the Territory, beginning on the date agreed upon by the IOSC ([***]) the product of (a) the number of office-based people supporting (i) the coordination of Non-Approval Trials, (ii) the maintenance of Approvals, and (iii) Pricing Approvals (with the number and the method of calculating such number set forth in the applicable Country/Region Commercialization Plan or Global Commercialization Plan) and (b) the applicable Medical Non-Approval FTE Rate. The calculation of the number of people in (a) above will be designed to ensure the proper reporting and auditing of such information in accordance with this Agreement. For the avoidance of doubt, the activities of contract personnel shall be charged as an Out-of-Pocket Cost.
1.96    “Medical Non-Approval FTE Rate” shall mean, on a Region-by-Region or one or more Major Market Countries basis in the Territory (determined based on the location of

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

the medical affairs professional), a rate agreed upon in local currency by the Parties at least twenty-four (24) months prior to the Anticipated First Commercial Sale in such Region or Major Market Country, as applicable, based upon the fully burdened cost of [***], such amount to be adjusted as of January 1 of each following Contract Year by the percentage increase or decrease, if any, in the applicable CPI through June 30 of the prior calendar year. The Medical Non-Approval FTE Rate shall be inclusive of Out-of-Pocket Costs and other expenses for the employee providing the services, including travel costs and allocated costs, such as, for example, allocated overhead costs.
1.97    “Multi-Indication Antibody” shall have the meaning ascribed to such term in the IO Discovery Agreement.
1.98    “Net Sales” shall mean the gross amount invoiced for bona fide arms’ length sales of IO Licensed Products in the Field in the Territory by or on behalf of a Party or its Affiliates or Sublicensees to Third Parties, less the following deductions, determined in accordance with such Party’s Accounting Standards, consistently applied:
(a)    normal and customary trade, cash, quantity and free-goods allowances granted and taken directly with respect to sales of such IO Licensed Products;
(b)    amounts repaid or credited by reason of defects, rejections, recalls, returns, rebates, allowances and billing errors;
(c)    chargebacks and other amounts paid on sale or dispensing of IO Licensed Products;
(d)    Third Party cash rebates and chargebacks related to sales of IO Licensed Products, to the extent allowed;
(e)    retroactive price reductions that are actually allowed or granted;
(f)    compulsory refunds, credits, rebates and co-pay assistance directly related to the sale of IO Licensed Products, accrued, paid or deducted pursuant to agreements (including, managed care agreements) or governmental regulations;
(g)    freight, postage, shipment and insurance costs (or wholesaler fees in lieu of those costs) and customs duties incurred in delivering IO Licensed Products that are separately identified on the invoice or other documentation;
(h)    sales taxes, excess duties, or other consumption taxes and compulsory payments to Governmental Authorities or other governmental charges imposed on the sale of IO Licensed Products, which are separately identified on the invoice or other documentation; and
(i)    as agreed by the Parties, any other specifically identifiable costs or charges included in the gross invoiced sales price of such IO Licensed Product falling within

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

categories substantially equivalent to those listed above and ultimately credited to customers or a Governmental Authority or agency thereof.
Net Sales in currency other than Dollars shall be translated into Dollars according to the provisions of Section 9.10. Sales between the Parties, or between the Parties and their Affiliates or Sublicensees, for resale, shall be disregarded for purposes of calculating Net Sales. Any of the items set forth above that would otherwise be deducted from the invoice price in the calculation of Net Sales but that are separately charged to, and paid by, Third Parties shall not be deducted from the invoice price in the calculation of Net Sales. In the case of any sale of an IO Licensed Product for consideration other than cash, such as barter or countertrade, Net Sales shall be calculated on the fair market value of the consideration received as agreed by the Parties. Solely for purposes of calculating Net Sales, if such Party or its Affiliate or Sublicensee sells such IO Licensed Products in the form of a combination product containing any IO Licensed Product and one or more active ingredients (whether combined in a single formulation or package, as applicable, or formulated or packaged separately but sold together for a single price in a manner consistent with the terms of this Agreement) (a “Combination Product”), then prior to the First Commercial Sale of such Combination Product, the Parties shall agree on the value of each component of such Combination Product and the appropriate method for accounting for sale of such Combination Product. For the avoidance of doubt, for the purposes of this Agreement, Bi-Specifics/Multi-Specifics shall not be deemed Combination Products.
Solely for the purposes of Section 2.6(c) of this Agreement, the term “IO Licensed Product” as used in the definition of Net Sales shall also refer to Special Termination Products.
1.99    “New Information” shall mean any and all ideas, inventions, information, data, writings, protocols, discoveries, improvements, trade secrets, materials or other proprietary information not generally known to the public that arise or are conceived or developed during the Term under this Agreement by (a) either Party or its Affiliates or (b) the Parties or their Affiliates jointly, in each case ((a) and (b)) to the extent specifically related to any IO Licensed Product in the Field. “New Information” under this Agreement shall include any “New Information” under, and as defined in, the Existing License and Collaboration Agreement to the extent specifically related to any IO Licensed Product in the Field.
1.100    “Non-Approval Trials” shall mean any post-marketing surveys, registries and clinical trials post-first Marketing Approval not intended to gain additional labeled Indications, but excluding any post-first Marketing Approval clinical trials required by Regulatory Authorities to maintain Marketing Approvals of existing labeled Indication(s).
1.101    “Non-IO Indication” shall have the meaning ascribed to such term in the IO Discovery Agreement.
1.102     “Non-PD-1 Licensed Product” shall mean any IO Licensed Product that is not a PD-1 Licensed Product.
1.103    “Oncology Field” shall mean the treatment, prevention, or palliation of any cancer or oncological disease or condition.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

1.104    “Opt-In Notice” shall have the meaning ascribed to such term in the IO Discovery Agreement.
1.105    “Opt-In Right” shall have the meaning ascribed to such term in the IO Discovery Agreement.
1.106    “Other Product” shall mean (a) any Proprietary Product, (b) any product of a Third Party (for clarity, whether or not such product is an IO Antibody), and (c) any product that is in the public domain.
1.107    “Other Shared Expenses” shall mean those costs and expenses specifically referred to in Sections 7.6, 12.1(a), 12.2(e), 12.3(b), 13.1(b), 13.1(c), 13.1(d), 13.3(b), 13.3(d) (except to the extent allocated between the Parties as a “Development Cost”), and 17.1(c).
1.108    “Out-of-Pocket Costs” shall mean costs and expenses paid to Third Parties (or payable to Third Parties and accrued in accordance with the paying Party’s Accounting Standards) by either Party or its Affiliates in connection with activities under this Agreement.
1.109    “Party Information” shall mean, with respect to a Party, all ideas, inventions, information, data, writings, protocols, discoveries, improvements, trade secrets, materials or other proprietary information (whether or not patentable or protectable as a trade secret) not generally known to the public (in each case, other than New Information) that are disclosed or made available under this Agreement by a Party or such Party’s Affiliates to the other Party or the other Party’s Affiliates under this Agreement. With respect to each Party, Party Information does not include New Information. “Party Information” under this Agreement shall include any “Party Information” under, and as defined in, the Existing License and Collaboration Agreement.
1.110    “Patent Cooperation Treaty” or “PCT” means the Patent Cooperation Treaty, opened for signature June 19, 1970, 28 U.S.T. 7645.
1.111    “Patent Rights” shall mean unexpired Patents.
1.112    “Patents” shall mean (a) all national, regional and international patents and patent applications, including, provisional patent applications; (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including, divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications; (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including, utility models, petty patents, innovation patents and design patents and certificates of invention; (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including, revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b) and (c)); and (e) any similar rights, including, so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

1.113    “PD-1” shall mean the receptor known as Programmed Cell Death protein 1.
1.114    “PD-1 Licensed Product” shall mean an IO Licensed Product that is an IO Antibody that targets PD-1 and that is not a Bi-Specific/Multi-Specific. For clarity, REGN2810 is a PD-1 Licensed Product.
1.115    [***]
1.116    “Person” shall mean and include an individual, a partnership, a joint a venture, a limited liability company, a corporation, a firm, a trust, an unincorporated organization and a government or other department or agency thereof.
1.117    “Phase III Trial” shall mean a clinical trial that is intended to gather further evidence of safety and efficacy of a product as a monotherapy or in combination with one or more other products (and to help evaluate its overall risks and benefits) for a particular Indication or Indications and is intended to support Marketing Approval for such product for such Indication or Indications in one or more countries or that would otherwise satisfy the requirements of 21 C.F.R. § 312.21(c) (or its equivalent under the Laws of any country in the Territory other than the United States).
1.118    “Plan” shall mean any Country/Region Commercialization Plan, U.S. Commercialization Plan, ROW Commercialization Plan, Global Commercialization Plan, Global Development Plan (including the REGN2810 Global Development Plan), Post-POC Development Plan, Manufacturing Plan or other plan approved through the Committee process relating to the Development, Manufacture or Commercialization of any IO Licensed Product in the Field under this Agreement.
1.119    “Positive Phase III Trial Results” shall mean a Phase III Trial of an IO Licensed Product that meets its primary end-point as defined in the study protocol for such Phase III Trial, and the safety profile supports continued clinical testing of such IO Licensed Product in the applicable Indication or filing of an application for Marketing Approval for such IO Licensed Product.
1.120    “Post-POC Development Plan” shall have the meaning ascribed to such term in the IO Discovery Agreement.
1.121    “Post-POC Other Party” shall mean, with respect to an IO Licensed Product, the Party that is not the Post-POC Principal Party for such IO Licensed Product.
1.122    “Post-POC Principal Party” shall mean, with respect to an IO Licensed Product, the Party that is allocated principal responsibility for the Development of such IO Licensed Product pursuant to Section 5.2.
1.123    “Pricing Approval” shall mean such approval, agreement, determination or governmental decision establishing prices for an IO Licensed Product that can be charged to

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

consumers or that will be reimbursed by Governmental Authorities in countries in the Territory where Governmental Authorities or Regulatory Authorities of such country approve or determine pricing for pharmaceutical products for reimbursement or otherwise
1.124    “Product Candidate” shall have the meaning ascribed to such term in the IO Discovery Agreement.
1.125    “Product Trademark” shall mean, with respect to each IO Licensed Product in the Field in the Territory, the trademark(s) selected by the JCC for use on such IO Licensed Product in one or more countries in the Territory and accompanying logos, slogans, trade names, trade dress or other indicia of origin, in each case as selected by the JCC in accordance with Section 11.2.
1.126    “Program Costs” shall have the meaning ascribed to such term in the IO Discovery Agreement.
1.127    “Promotional Materials” shall mean, with respect to each IO Licensed Product, promotional, advertising, communication and educational materials relating to such IO Licensed Product for use in connection with the marketing, promotion and sale of such IO Licensed Product in the Field in the Territory, and the content thereof, and shall include, promotional literature, product support materials and promotional giveaways.
1.128    “Proprietary Product” shall mean (a) an Existing Collaboration Product, and (b) an Ex-Collaboration Product.
1.129    “Prosecuting Party” shall mean Sanofi with respect to the filing, prosecution and maintenance of a Joint Patent Right that claims or covers a Competing Product that is Controlled by Sanofi and included in the Collaboration pursuant to Section 2.6(b) (or the Manufacture or use thereof) (and no other IO Licensed Product), and Regeneron in the case of all other Joint Patent Rights.
1.130    “Quarter” or “Quarterly” shall mean each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1 during the Term, except that the first (1st) Quarter shall commence on the Effective Date and shall end on September 30, 2015 and the last Quarter shall end on the last day of the Term.
1.131    “Refused Candidate” shall have the meaning ascribed to such term in the IO Discovery Agreement.
1.132    “Regeneron Intellectual Property” shall mean the Regeneron Patent Rights and the Regeneron Know-How.
1.133    “Regeneron Know-How” shall mean all Know-How that is Controlled as of the Effective Date and at any time during the Term by Regeneron or any of its Affiliates (other than by operation of the license and other grants in ARTICLE IV) and relates to an IO Licensed Product and is necessary or useful for the Development, Manufacture or Commercialization of

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

an IO Licensed Product in the Field, excluding any Joint Inventions and any Know-How that is disclosed or claimed by the Regeneron Patent Rights. For clarity, Regeneron Know-How shall include New Information of Regeneron.
1.134    “Regeneron Patent Rights” shall mean those Patents Controlled as of the Effective Date or hereafter during the Term by Regeneron or any of its Affiliates (other than by operation of the license in ARTICLE IV and other than the Joint Patent Rights) that include at least one (1) Valid Claim that, absent a license from Regeneron or any of its Affiliates, would be infringed by the development (including Development), manufacture (including Manufacture), use, sale or offer for sale (including Commercialization), or import of any IO Licensed Product in the Field by Sanofi.
1.135    “Region” shall mean (a) the United States, and (b) such countries or group of countries in the ROW Territory as determined by the JCC.
1.136    “Registration Filing” shall mean the submission to the relevant Regulatory Authority of an appropriate application seeking any Approval, and shall include, any testing, marketing authorization application, supplementary application or variation thereof, IND, BLA, or any equivalent applications in any country.
1.137    “REGN2810” shall mean Regeneron’s hinge-stabilized fully human monoclonal antibody of IgG4 isotope that targets PD-1, and which [***] (referred to therein as antibody clone H4H7798N). For clarity, “REGN2810” is not a Bi-Specific/Multi-Specific or Immunoconjugate.
1.138    “REGN2810 Budget Amount” shall mean six hundred and fifty million Dollars ($650,000,000), or such other amount as mutually agreed on by the Parties in writing.
1.139    “Regulatory Authority” shall mean any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity anywhere in the world with authority over the Development, Manufacture or Commercialization of any IO Licensed Product in the Field under this Agreement. The term “Regulatory Authority” includes, the FDA, the EMA and the Japanese Ministry of Health, Labour and Welfare.
1.140    “Reporting Country/Region” shall mean (a) each Major Market Country, and (b) each other country or Region as determined by the JCC pursuant to Section 3.5.
1.141    “Rest of World Territory” or “ROW Territory” shall mean all countries in the Territory other than the United States.
1.142    “ROW Commercialization Budget” shall mean the budget(s) for a particular Contract Year developed by the JCC and approved by the IOSC for the applicable ROW Commercialization Plan.
1.143    “ROW Commercialization Plan” shall mean, with respect to an IO Licensed Product, the three (3) year rolling plan developed by the JCC and approved by the

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

IOSC for Commercializing such IO Licensed Product in the ROW Territory, including the related ROW Commercialization Budget and a non-binding budget forecast for the next two (2) Contract Years, as the same may be amended from time-to-time in accordance with the terms of this Agreement. Without limitation, each ROW Commercialization Plan shall set forth (if not otherwise set forth in the applicable Country/Region Commercialization Plan(s)) for an IO Licensed Product in the ROW Territory, the information, plans and forecasts set forth in Section 6.2(c).
1.144    “ROW CPI” shall mean the “EU15 CPI” (or its successor equivalent index), which is published monthly and available via The Bloomberg Professional, as published by Bloomberg L.P.
1.145    “Sanofi Intellectual Property” shall mean the Sanofi Patent Rights and the Sanofi Know-How.
1.146    “Sanofi Know-How” shall mean all Know-How that is Controlled as of the Effective Date and at any time during the Term by Sanofi or its Affiliates (other than by operation of the license and other grants in ARTICLE IV) and relates to an IO Licensed Product and is necessary or useful for the Development, Manufacture or Commercialization of an IO Licensed Product in the Field, excluding any Joint Inventions and any Know-How that is disclosed or claimed by the Sanofi Patent Rights. For clarity, Sanofi Know-How shall include New Information of Sanofi.
1.147    “Sanofi Patent Rights” shall mean those Patents Controlled as of the Effective Date or hereafter during the Term by Sanofi or any of its Affiliates (other than by operation of the license in ARTICLE IV and other than the Joint Patent Rights) that include at least one (1) Valid Claim that, absent a license from Sanofi or any of its Affiliates, would be infringed by the development (including Development), manufacture (including Manufacture), use, sale or offer for sale (including Commercialization), or import of any IO Licensed Product in the Field by Regeneron.
1.148    “Shared Commercial Expenses” shall mean the sum of the following items, in each case to the extent directly attributable to Commercialization of IO Licensed Products in the Field in the Territory in accordance with an approved Country/Region Commercialization Plan or Global Commercialization Plan:
(a)    the Lead Commercialization Party shall be permitted to take an allowance of [***] to cover the cost of distribution, freight, insurance and warehousing, related to the sale of IO Licensed Products in the Field in the Territory, less any amount deducted from Net Sales pursuant to clause (g) of the definition of Net Sales;
(b)    bad debt incurred by the Lead Commercialization Party and its Affiliates attributable to IO Licensed Products in the Field sold in the Territory;
(c)    Field Force Cost;

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

(d)    Medical Non-Approval Cost;
(e)    Out-of-Pocket Costs related to (i) the marketing, advertising or promotion of IO Licensed Products in the Field in the Territory (including, pricing activities, commercial pharmacovigilance, educational expenses, advocate development programs and symposia and Promotional Materials), (ii) market research for IO Licensed Products in the Field in the Territory and (iii) the preparation of training and communication materials for IO Licensed Products in the Field in the Territory;
(f)    a portion of Out-of-Pocket Costs agreed upon by the Parties related to the marketing, advertising and promotion of IO Licensed Products in the Field in the Territory (including, educational expenses, advocate development programs and symposia, and promotional materials) to the extent such marketing, advertising and promotion relate to both IO Licensed Products and other products developed or commercialized by a Party or its Affiliates as agreed upon in an approved Global Commercialization Plan or Country/Region Commercialization Plan;
(g)    Out-of-Pocket Costs related to Non-Approval Trials and health economic outcomes research for IO Licensed Products in the Field in the Territory, including, the Out-of-Pocket Cost of clinical research organizations, investigator and expert fees, lab fees and scientific service fees, the Out-of-Pocket Cost of shipping clinical supplies to centers or disposal of clinical supplies, in each case, to the extent not included in Commercial Supply Cost;
(h)    Out-of-Pocket Costs related to Pricing Approvals and the maintenance of all Approvals directly related to the Commercialization of IO Licensed Products in the Field in the Territory;
(i)    Commercial Overhead Charge;
(j)    Out-of-Pocket Costs related to regulatory affairs activities, other than activities to secure Registration Filing of indications and line extensions; and
(k)    any other costs or expenses directly related to the Commercialization of an IO Licensed Product and not included in clauses (a) through (j) above;
in each case (a) through (k) (inclusive), to the extent incurred after First Commercial Sale of such IO Licensed Product; and
(l)    Launch Preparation Expenses;
The foregoing shall not include any costs that have been included in Development Costs. For clarity, it is the intent of the Parties that costs and headcount included in the foregoing will be fairly allocated to the IO Licensed Products in the Field in the Territory (to the extent that any Shared Commercial Expense is attributable, in part, to products or activities other than the IO Licensed Products in the Field in the Territory) and, in each case, will only be included once in the calculation of the Quarterly True-Up.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

1.149    “Special Termination Product” shall mean an IO Licensed Product as to which this Agreement has been terminated in accordance with Section 19.2(a)(i) or Section 19.2(b)(i).
1.150    “Sublicensee” shall mean a Third Party or an Affiliate to whom Regeneron or Sanofi will have granted a license or sublicense under such Party’s rights pursuant to Section 4.4 to Commercialize IO Licensed Products in the Field in the Territory. For the avoidance of doubt, a “Sublicensee” will include a Third Party to whom a Party will have granted the right to distribute IO Licensed Products in the Field wherein such distributor pays to such Party a royalty (or other amount) based upon the revenues received by the distributor for the sale (or resale) of IO Licensed Products by such distributor, irrespective of whether a license or sublicense is granted under Section 4.4.
1.151    “Tail Early Opt-In Antibody” shall have the meaning ascribed to such term in the IO Discovery Agreement.
1.152    “Tail POC Report” shall have the meaning ascribed to such term in the IO Discovery Agreement.
1.153    “Terminated IO Product” shall mean an IO Licensed Product as to which this Agreement has been terminated in accordance with its terms in accordance with ARTICLE XIX, and shall include any Special Termination Product.
1.154    “Termination Notice Period” shall mean the Sanofi Termination Notice Period or the Regeneron Termination Notice Period, as applicable.
1.155    “Territory” shall mean all the countries and territories of the world.
1.156    “Third Party” shall mean any Person other than Sanofi or Regeneron or any Affiliate of either Party.
1.157    “Third Party [***]” shall mean any IO Antibody that is owned or controlled by a Third Party that targets [***] and is not a Bi-Specific/Multi-Specific.
1.158    “United States,” “US” or “U.S.” shall mean the United States of America (including its territories and possessions) and Puerto Rico.
1.159    “U.S. Commercialization Budget” shall mean the budget(s) for a particular Contract Year developed by the JCC and approved by the IOSC for the applicable U.S. Commercialization Plan.
1.160    “U.S. Commercialization Plan” shall mean, with respect to an IO Licensed Product, the three (3) year rolling plan developed by the JCC and approved by the IOSC for Commercializing such IO Licensed Product in the U.S., including the related U.S. Commercialization Budget and a non-binding budget forecast for the next two (2) Contract Years, as the same may be amended from time-to-time in accordance with the terms of this

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Agreement. Without limitation, each U.S. Commercialization Plan shall set forth for an IO Licensed Product, the information, plans and forecasts set forth in Section 6.2(b).
1.161    “U.S. CPI” shall mean the Consumer Price Index – All Urban Consumers published by the United States Department of Labor, Bureau of Statistics (or its successor equivalent index).
1.162    “Valid Claim” shall mean (a) a claim of an issued and unexpired Patent (including the term of any patent term extension, supplemental protection certificate, renewal or other extension) that has not been held unpatentable, invalid or unenforceable in a final decision of a court or other Governmental Authority of competent jurisdiction from which no appeal may be or has been taken, and that has not been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise; or (b) a claim of a Patent application, which claim has been pending less than five (5) years from the original priority date of such claim in a given jurisdiction, unless or until such claim thereafter issues as a claim of an issued Patent (from and after which time the same shall be deemed a Valid Claim subject to paragraph (a) above).
1.163    Additional Definitions. Each of the following definitions is set forth in the Sections (or Schedules) of this Agreement indicated below:

DEFINITION	SECTION/SCHEDULE
Acquiring Party	2.6(b)
Additional Trial	5.5
Aggregate Profits	Schedule 2
Agreement	Preamble
Alliance Manager	3.12
Budget Dispute	3.11(c)(iii)
[***]	5.6(g)(ii)
Collaboration	Preamble
Collaboration Purpose	3.1(b)
Combination Product	1.91
Combination Therapy	5.6(a)
Commercialization Plan	6.2
Competing Combination Study	5.6(g)
Controlling Party	5.6(d)
Co-Promote Commitment Level	6.4(e)
Cost	Schedule 1
Damages	17.1(a)
Default Interest Rate	9.11
Development Compensation Payment	Schedule 2
Development Cost True-Up	Schedule 2
Disputed Budget	3.11(c)(iii)
Effective Date	Preamble

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

DEFINITION	SECTION/SCHEDULE
Excluded Know-How Rights	12.1(e)
Excluded Rights	4.3
Execution Date	Preamble
Expert Panel	10.4(b)(i)
Financial Dispute	3.11(c)(iii)
Force Majeure	ARTICLE XVIII
Global Commercialization Plan	6.2(a)
Global Marketing Guidelines	3.4(b)(viii)
Governance Disputes	10.2
Indemnified Party	17.2
HSR Clearance Notice	6.1(a)
Indemnifying Party	17.2
IO Development Balance	Schedule 2
IO Development Balance Costs	Schedule 2
IO Discovery Agreement	Preamble
IOSC	3.1(a)
JCC	3.1(a)
JDC	3.1(a)
JFC	3.1(a)
JMC	3.1(a)
Joint Invention	12.1(b)
Lead Litigation Party	13.1(c)
Manufacturing Cost	Schedule 1
Manufacturing Notice	8.3(a)
Modified Clause	20.6
Non-Acquiring Party	2.6(b)
Non-Proprietary Combination Therapy	5.6(f)
Other Shared Revenue	Schedule 2
OverPaying Party	13.3(e)
Party(ies)	Preamble
PD-1 Matter	3.11(a)
PD-1 Milestone	9.3
PD-1 Milestone Payment	9.3
PD-1 Sales	9.3
Profit Split	Schedule 2
Profit Split True-Up	Schedule 2
Profits	Schedule 2
Publishing Party	16.3
Quarterly True-Up	Schedule 2
Regeneron	Preamble
Regeneron Budget Dispute	3.11(c)(i)
Regeneron Indemnitees	17.1(a)

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

DEFINITION	SECTION/SCHEDULE
Regeneron Profits	Schedule 2
Regeneron Sole Inventions	12.1(a)
Regeneron Termination Notice Period	19.2(b)
REGN2810 Global Development Plan	5.3(a)
ROW Marketing Guidelines	3.4(b)(ix)
Royalty Term	9.4
Sanofi	Preamble
Sanofi Budget Dispute	3.11(c)(ii)
Sanofi Indemnitees	17.1(b)
Sanofi Profits	Schedule 2
Sanofi Sole Inventions	12.1(a)
Sanofi Termination Notice Period	19.2(a)
Shared Facility	Schedule 1
Sole Developer	2.6(c)
Sole Inventions	12.1(a)
Target Labeling	7.2(d)
Term	19.1(a)
Third Party Acquisition	2.6(b)
Third Party Claim	17.1(a)
Unresolved Matter	3.11(b)
U.S. Marketing Guidelines	3.4(b)(vii)
VelocImmune Royalties	13.3(e)
Working Group	3.1(a)

ARTICLE II
COLLABORATION
2.1    Scope of Collaboration. Upon and subject to terms and conditions of this Agreement, the Parties will cooperate in good faith to Develop, Manufacture and Commercialize IO Licensed Products in the Field in the Territory in such a manner so as to optimize the commercial potential of each IO Licensed Product. The Parties shall establish various Committees as set forth in ARTICLE III of this Agreement to oversee and coordinate the Development, Manufacture and Commercialization of IO Licensed Products in the Field in the Territory, and each Party shall, subject to the terms and conditions set forth in ARTICLE XVI, provide (or cause its Affiliates to provide) to any relevant Committee any necessary Party Information, New Information and such other information and materials as reasonably requested by the other Party or as may be reasonably required for the Parties to operate effectively and efficiently under and in accordance with the terms and conditions of this Agreement.
2.2    Compliance With Law. Both Sanofi and Regeneron, and their respective Affiliates, shall perform their obligations under this Agreement in accordance with applicable Law. No Party or any of its Affiliates shall, or shall be required to, undertake any activity under or in connection with this Agreement that violates, or which it believes, in good faith, may violate, any applicable Law.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

2.3    Further Assurances and Transaction Approvals. Upon the terms and subject to the conditions hereof, each of the Parties will use Commercially Reasonable Efforts to (a) take, or cause to be taken, all actions necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the transactions contemplated by this Agreement, (b) obtain from the requisite Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and (c) make all necessary filings, and thereafter make any other advisable submissions, with respect to this Agreement and the transactions contemplated by this Agreement required to be made under applicable Laws. The Parties will cooperate with each other in connection with the making of all such filings. Each Party will furnish all information in its possession and control (or in its control and accessible by it consistent with its regular business practices) required for any applicable or other filing to be made pursuant to the rules and regulations of any applicable Laws in connection with the transactions contemplated by this Agreement.
2.4    Compliance with Third Party Agreements. Each Party agrees to comply with the obligations set forth in (a) the Licenses to which it is a party and to notify the other Party of any terms or conditions in any such License with which such other Party is required to comply as a licensee or sublicensee, as the case may be, and (b) any other material agreement, including any sublicense under a License referenced in subsection (a) above, to which it is a party and that is related to the Collaboration, including any obligations to pay royalties, fees or other amounts due thereunder. Without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed, neither Party may terminate or amend any License or any other material agreement entered into pursuant to a Plan if such termination or amendment would impose any material liability or restriction on either Party with respect to the Development, Manufacture or Commercialization of any IO Licensed Product in the Field in the Territory.
2.5    Commercially Reasonable Efforts; Plans. Subject to the terms of this Agreement, each Party (and its Affiliates) shall use Commercially Reasonable Efforts to fulfill all responsibilities assigned to it under this Agreement and any then-applicable Plans. The Parties shall undertake all Development and Commercialization activities under this Agreement solely in accordance with the Plans approved, which may be amended from time to time as circumstances may require, each in accordance with this Agreement.
2.6    Limitation on Exercise of Rights Outside of Collaboration.
(a)    Non-Compete. Without limitation of and in addition and subject to Section 2.5 of the IO Discovery Agreement, during the Term, except as set forth in Section 5.5 or Section 5.6 or otherwise in this Agreement or Section 2.5 or Section 5.5 of the IO Discovery Agreement, neither Party nor any of its Affiliates, either alone, or with or through any Third Party, shall develop or commercialize any Competing Product.
(b)    Company Acquisitions. Notwithstanding Section 2.6(a), if as the result of an acquisition (i) by a Third Party, or (ii) of a Third Party or a business or division of a

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Third Party (each such acquisition ((i) or (ii)), a “Third Party Acquisition”) by or of a Party or one or more of its Affiliates (the “Acquiring Party”), the Acquiring Party acquires rights to a product that is an Acquired Competing Product to an IO Licensed Product, the Acquiring Party shall, within [***] after the closing of such Third Party Acquisition, present a proposal to the other Party (the “Non-Acquiring Party”) to include such Acquired Competing Product in the Collaboration based on the terms of this Agreement. As part of such presentation, the Acquiring Party shall provide the Non-Acquiring Party with all information with respect to such Acquired Competing Product reasonably available to the Acquiring Party and material to a decision by the Non-Acquiring Party as to whether to approve the inclusion of such Acquired Competing Product in the Collaboration, and to the extent in the Acquiring Party’s possession and control (or in the Acquiring Party’s control and accessible by the Acquiring Party consistent with the Acquiring Party’s regular business practices), any such information reasonably requested by the Non-Acquiring Party. The Non-Acquiring Party shall, on or before the date which is [***] after the receipt of such presentation, decide whether to approve the inclusion of such Acquired Competing Product in the Collaboration under the terms of this Agreement. If the Non-Acquiring Party timely approves the inclusion of such Acquired Competing Product in the Collaboration, then effective as of the closing of such Third Party Acquisition the Acquired Competing Product shall automatically be included in the Collaboration as an IO Licensed Product hereunder; provided that such Acquired Competing Product shall not be included within the Collaboration unless and until [***]. If the Non-Acquiring Party does not approve such inclusion, the Acquiring Party shall, within [***] after such decision of the Non-Acquiring Party, commit in writing to the Non-Acquiring Party, to either (x) [***], or (y) [***] (2) the Term of this Agreement with respect to the applicable IO Licensed Product, or (3) [***]. The Acquiring Party shall not be precluded under this Section 2.6 from conducting any activities (either directly, or with or through any Third Party) with respect to such Acquired Competing Product during such [***] period.
(c)    Special Termination Products. Notwithstanding Section 2.6(a), in the case of any Special Termination Product, the non-terminating Party (the “Sole Developer”) shall have the right to Develop, Manufacture and Commercialize such Special Termination Product outside of the Collaboration, subject to this Section 2.6(c). If a Special Termination Product is Commercialized by Regeneron as the Sole Developer (either directly, or with or through an Affiliate or Third Party) in accordance with this Section 2.6(c), then Regeneron shall pay to Sanofi, within sixty (60) days following the end of each Quarter during the applicable Royalty Term, a royalty payment of [***] on the aggregate Net Sales of such Special Termination Product. For clarity, (i) Regeneron shall not owe any royalty payments to Sanofi under this Section 2.6(c) with respect to any product that is a “Licensed Product” or an “Opt-Out Product” under the Existing License and Collaboration Agreement or an “IO Royalty Product” under the IO Discovery Agreement and (ii) Sanofi shall not owe any royalty payments to Regeneron under this Section 2.6(c) with respect to any Special Termination Product.
ARTICLE III
INFORMATION EXCHANGE AND UPDATES; MANAGEMENT

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

3.1    Committees and Management    .
(a)    The Parties agree to establish, as provided and for the purposes specified herein, each of the following committees: an Immuno-Oncology Steering Committee (the “IOSC”), a Joint Development Committee (“JDC”), a Joint Commercialization Committee (the “JCC”), CRCCs to the extent provided in Section 3.5, and such other commercialization sub-committees as the JCC shall deem to be appropriate, a Joint Manufacturing Committee (“JMC”), a Joint Finance Committee (the “JFC”) and such other Committees as the Parties deem appropriate. The IOSC, JMC and JFC shall be established within thirty (30) days after the Execution Date. The JDC shall be established within thirty (30) days following the first (1st) exercise by Sanofi of its Opt-In Rights pursuant to Article 5 of the IO Discovery Agreement. The JCC shall be established at least two (2) years prior to the anticipated filing date for Marketing Approval for the first (1st) IO Licensed Product in the Territory. It is understood that the Parties may wish to establish multiple Committees reporting to the IOSC, JDC, and JCC with responsibility for different IO Licensed Products. The roles and responsibilities of each Committee are set forth in this Agreement (or as may be determined by the IOSC for Committees established in the future and not described herein) and may be further designated by the IOSC. From time to time, each Committee may establish working groups (each, a “Working Group”) to oversee particular projects or activities, and each such Working Group shall be constituted and shall operate as the Committee which establishes the Working Group determines. Subject to the terms of this ARTICLE III, (i) any one or more Committees established pursuant to this Agreement may have the same members appointed by each Party, and such members may meet to simultaneously discuss matters within the jurisdiction of such Committees, and (ii) a Party may appoint a member of one Committee to one or more other Committees notwithstanding whether the other Party appoints the same members to any such Committees.
(b)    Each of the Committees and the Executive Officers shall exercise its decision-making authority hereunder in good faith and in a commercially reasonable manner for the purpose of optimizing the commercial potential of and financial returns from the IO Licensed Products in the Field in the Territory consistent with Commercially Reasonable Efforts and without regard to any other pharmaceutical product being developed or commercialized in the Field by or through a Party or any of its Affiliates (the “Collaboration Purpose”). The Parties acknowledge and agree that none of the Committees or the Executive Officers shall have the power to amend any of the terms or conditions of this Agreement, other than by mutual agreement of the Parties as set forth in Section 20.5.
3.2    Immuno-Oncology Steering Committee.
(a)    Formation, Composition and Membership. The IOSC shall have overall responsibility for the oversight of the Collaboration. The purpose of the IOSC shall be (i) to review and approve the overall strategy for an integrated worldwide Development program for each IO Licensed Product, including the Manufacture of IO Licensed Products in the Field for use in activities under the Plans and for the Commercialization of IO Licensed Products in the Field in the Territory; (ii) to review the efforts of the Parties in performing their responsibilities under the Plans and (iii) to oversee the Committees and resolve matters pursuant to the

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

provisions of Section 3.11 below on which such Committees are unable to reach consensus. The IOSC shall be composed of at least three (3) senior representatives (so long as each Party has an equal number of representatives) appointed by each of Regeneron and Sanofi. The IOSC established under this Agreement may have the same members as the IOSC established under the IO Discovery Agreement, and such members may meet to simultaneously discuss matters within the jurisdiction of the IOSC under this Agreement and the IOSC under the IO License and Collaboration Agreement, respectively. Unless otherwise agreed by the Parties, at all times during which there is an IO Licensed Product being Developed under this Agreement, one of Sanofi’s representatives on the IOSC must be Sanofi’s President of Research and Development, or equivalent senior-most executive responsible for research and development, and one of Regeneron’s representatives on the IOSC must be Regeneron’s President of Research and Development, or equivalent senior-most executive responsible for research and development.
(b)    Specific Responsibilities. In addition to its overall responsibility for overseeing the Collaboration, the IOSC shall in particular (i) annually review and approve the Global Development Plan(s), Manufacturing Plan(s), Global Commercialization Plan(s), U.S. Commercialization Plan(s), ROW Commercialization Plan(s), and Country/Region Commercialization Plan(s); (ii) discuss the REGN2810 Global Development Plan and REGN2810 Global Development Budget, including any material amendments thereto, and review and discuss the then-current progress and results of the Development activities thereunder; (iii) at least semi-annually review the efforts of the Parties in performing their respective Development and Commercialization activities under the then-effective Plans; (iv) reconcile any inconsistencies between or among any of the U.S. Commercialization Plan(s), the ROW Commercialization Plan(s), the Country/Region Commercialization Plan(s) and the Global Commercialization Plan for each IO Licensed Product; (v) attempt in good faith to resolve any disputes referred to it by any of the Committees and provide a single-point of communication for seeking consensus regarding key global strategy, Plan and budget issues; (vi) review and discuss the results and data from any Additional Trial and any clinical trial of a Combination Therapy; (vii) without limiting the rights or obligations of the Parties under Section 5.5 or Section 5.6, review and approve clinical trials of Combination Therapies; (viii) approve Licenses or other agreements to acquire rights from a Third Party that are necessary or useful for the Development, Manufacture or Commercialization of any IO Licensed Product in the Field under this Agreement, (ix) subject to Section 3.1(b), review and discuss the roles and responsibilities of the Committees and Working Groups and any proposals of the Parties or any such Committees or Working Groups related thereto, and establish Committees, Working Groups and sub-committees of the IOSC, as the IOSC deems appropriate; (x) approve the Anticipated First Commercial Sale of an IO Licensed Product in the Territory and in one or more countries of the Territory, as applicable; and (xi) consider and act upon such other matters as are specifically assigned to the IOSC under this Agreement or otherwise agreed by the Parties.
3.3    Joint Development Committee.
(a)    Composition and Purpose. The purpose of the JDC shall be (i) to advise the IOSC on the strategy for the worldwide Development of each IO Licensed Product in

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

the Field; (ii) to develop (or oversee the development of), review and annually amend and present to the IOSC for approval the Global Development Plan(s) (and related Global Development Budget(s)) for IO Licensed Products other than REGN2810, and (iii) to oversee the implementation of the Global Development Plan(s) and the Development operational aspects of the Collaboration (other than with respect to REGN2810). The JDC shall be composed of at least three (3) senior executives of each Party; provided that the total number of representatives may be changed upon mutual agreement of the Parties (so long as each Party has an equal number of representatives). The JDC will have two (2) co-chairpersons, one designated by each of Regeneron and Sanofi.
(b)    Specific Responsibilities. In particular, the JDC shall be responsible for the following activities with respect to the IO Licensed Products (other than REGN2810):
(i)    advising the IOSC on the overall global Development strategy for each Licensed Product in the Field;
(ii)    developing (or overseeing the development of), and updating at least annually, the Global Development Plan(s) (and related Global Development Budget(s)) for IO Licensed Products, as described in Section 5.4, for final approval by the IOSC;
(iii)    reviewing and overseeing the implementation of, and compliance with, the Global Development Plan(s) (including the Global Development Budget(s)) for IO Licensed Products;
(iv)    developing forecasts for Clinical Supply Requirements to enable the timely preparation of the Manufacturing Plan;
(v)    overseeing clinical and regulatory matters pertaining to IO Licensed Products in the Field arising from the Plans, and reviewing and approving protocols, statistical analysis plans, clinical study endpoints, clinical methodology and monitoring requirements for clinical trials of IO Licensed Products in the Field as contemplated under the Global Development Plan(s) and for Non-Approval Trials;
(vi)    reviewing and approving proposed Target Labeling for IO Licensed Products and reviewing and, to the extent set forth herein, approving proposed changes to product labeling with respect to such IO Licensed Products in the Field in accordance with Section 7.2;
(vii)    developing a target profile for each IO Licensed Product;
(viii)    facilitating an exchange between the Parties of data, information, material and results relating to the Development of IO Licensed Products in the Field;

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

(ix)     formulating a life-cycle management strategy for IO Licensed Products in the Field and evaluating new opportunities for new formulations, delivery systems and improvements in concert with the JCC;
(x)     establishing a regulatory Working Group responsible for overseeing, monitoring and coordinating the submission of Registration Filings in countries in the Territory, including coordinating material communications, filings and correspondence with Regulatory Authorities in the Territory in connection with the IO Licensed Products in the Field;
(xi)    establishing a Working Group responsible for overseeing all basic research activities for Licensed Products in the Field conducted under the Global Development Plan(s); and
(xii)    considering and acting upon such other matters as specifically assigned to the JDC under this Agreement or by the IOSC.
3.4    Joint Commercialization Committee.
(a)    Composition and Purpose. The purpose of the JCC shall be to develop and oversee the strategy for the Commercialization of IO Licensed Products in the Field in the Territory, and to oversee the implementation of the Commercialization Plans and the Commercialization operational aspects of the Collaboration on a country-by-country basis. The JCC shall be composed of at least two (2) senior executives of each Party having expertise and authority with respect to commercialization of products; provided that the total number of representatives may be changed upon mutual agreement of the Parties (so long as each Party has an equal number of representatives).
(b)    JCC Responsibilities. In particular, the JCC shall be responsible for the following activities, which shall in each case be consistent with the applicable Commercialization Plans:
(i)    developing and proposing to the IOSC the global strategy for the Commercialization of each IO Licensed Product in the Field in the Territory;
(ii)    establishing the Regions and Reporting Country/Regions and establishing a Country/Region Commercialization Committee for each such Reporting Country/Region pursuant to Section 3.5;
(iii)    [***] (A) developing (or overseeing the development of) and updating no less frequently than [***], the U.S. Commercialization Plan(s) and related U.S. Commercialization Budget(s) for final approval by the IOSC, (B) developing (or overseeing the development of) and updating no less frequently than [***], the ROW Commercialization Plan(s) and related ROW Commercialization Budget(s) for final approval by the IOSC; and (C)

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

establishing, to the extent provided in Section 3.5, Country/Region Commercialization Committees to establish Country/Region Commercialization Plans (and related Country/Region Commercialization Budgets) and any amendments thereto and carry out the other activities described in Section 3.5;
(iv)     defining target groups to be covered by overall marketing efforts in the applicable country, including [***];
(v)    establishing the trade dress for each IO Licensed Product, consistent with the guidelines established by the JCC, in the applicable Major Market Country;
(vi)    developing forecasts for Commercial Supply Requirements for the Territory to enable the timely preparation of the Manufacturing Plan(s) for review by the JMC and approval by the IOSC;
(vii)    for each IO Licensed Product, developing and updating, as necessary, the promotional guidelines for branding, positioning, core messages and Promotional Material messages and IO Licensed Product pricing and rebate/discount guidelines; guidelines for determining the percentage of sales force compensation linked to sales of such IO Licensed Product in the U.S. (collectively, the items referred to in this paragraph (vii) shall be referred to as the “U.S. Marketing Guidelines”) as part of the U.S. Commercialization Plan;
(viii)    for each IO Licensed Product, developing and updating, as necessary, global promotional guidelines for branding, positioning, core messages and Promotional Material messages (collectively, the items referred to in this paragraph (viii) shall be referred to as the “Global Marketing Guidelines”), provided that any inconsistency between the U.S. Marketing Guidelines and the Global Marketing Guidelines shall be resolved in favor of the U.S. Marketing Guidelines and any inconsistency between the ROW Marketing Guidelines and the Global Marketing Guidelines shall be resolved in favor of the ROW Marketing Guidelines;
(ix)    for each IO Licensed Product, on a country-by-country basis for the Major Market Countries in the ROW Territory, developing and updating, as necessary, the ROW Territory promotional guidelines for branding, positioning, core messages and Promotional Material messages and IO Licensed Product pricing and rebate/discount guidelines; guidelines for determining the percentage of sales force compensation linked to sales of such IO Licensed Product in such country in the ROW Territory (collectively, the items referred to in this paragraph (ix) shall be referred to as the “ROW Marketing Guidelines”) as part of the ROW Commercialization Plan;
(x)    reviewing and overseeing compliance with the U.S. Commercialization Plan (including the related U.S. Commercialization Budget),

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

ROW Commercialization Plan (including the related ROW Commercialization Budget), and the Global Commercialization Plan (including the related Global Commercialization Budget) for each IO Licensed Product, including ensuring that the country specific launch plans are consistent with the applicable Marketing Guidelines, and reviewing and validating latest annual estimates for the current Contract Year compared to the U.S. Commercialization Budget, ROW Commercialization Budget, Global Commercialization Budget and Country/Region Commercialization Budgets;
(xi)    establishing or validating the number and position of Details required to meet market and sales forecasts and their conversion into the equivalent number of FTEs for performance of such Details according to applicable weighting factors, based upon sales force and market practices on a country-by-country basis, consistent, however, with the applicable Marketing Guidelines;
(xii)    for each IO Licensed Product selecting a Product Trademark in accordance with Section 11.2 and giving guidance on trade dress for such IO Licensed Product;
(xiii)    determining the launch date for each IO Licensed Product on a country-by-country basis in the Territory;
(xiv)    reviewing and approving [***] and similar policies for each IO Licensed Product in the applicable Major Market Country, which shall be consistent with the applicable Marketing Guidelines;
(xv)    preparing short-term and long-term sales forecasts for each IO Licensed Product on a country-by-country basis for Major Market Countries and reviewing such forecasts for the remaining countries;
(xvi)    [***] (B) overseeing the [***], and (C) determining which such [***] and whether any [***] should be referred to the JDC (or, with respect to REGN2810, the IOSC) for consideration for inclusion in the applicable Global Development Plan;
(xvii)    validating the contents, design and layout of packaging for each IO Licensed Product in the Field;
(xviii)    validating plans and policies regarding journal and other publications with respect to each IO Licensed Product in the Field in concert with the JDC (or, with respect to REGN2810, the IOSC);
(xix)    formulating a life-cycle management strategy for each IO Licensed Product in the Field and evaluating new opportunities for new

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

indications, formulations, delivery systems and improvements in concert with the JDC (or, with respect to REGN2810, the IOSC);
(xx)    preparing the Global Commercialization Plan and Global Commercialization Budget;
(xxi)    matters relating to the non-Lead Commercialization Party’s Co-Promote Commitment Level with respect to an IO Licensed Product in a Co-Commercialization Country, including consenting to changes therein; and
(xxii)    considering and acting upon such other matters as specifically assigned to the JCC under this Agreement or by the IOSC, JDC, JFC, or JMC.
3.5    Reporting Country/Regions; Country/Region Commercialization Committees. The JCC will establish the Regions and Reporting Country/Regions, and for each Reporting Country/Region, as determined by the JCC, the JCC will establish a Country/Region Commercialization Committee as and when determined by the JCC; provided that each country in the Territory shall be included in a Reporting Country/Region. The Country/Region Commercialization Committees will be responsible for establishing the Country/Region Commercialization Plans (and related Country/Region Commercialization Budgets) (for clarity, the U.S. Commercialization Plan shall be the Country/Region Commercialization Plan for the U.S., and the U.S. Commercialization Budget shall be the Country/Region Commercialization Budget for the U.S.) and any amendments thereto with respect to the applicable Reporting Countries/Region(s). The Country/Region Commercialization Committees will also serve as a forum to consider and discuss and, if so empowered by the JCC, decide, in a more detailed and focused manner with respect to the applicable Reporting Countries/Region(s), and make suggestions or recommendations to the JCC with respect to, the matters referred to in Section 3.4, as applicable, including the implementation of decisions with respect thereto made by the JCC as contemplated by this Section 3.5.
3.6    Joint Finance Committee. The JFC shall be responsible for accounting, financial (including planning, reporting and controls) and funds flow matters related to the Collaboration and this Agreement, including (a) sharing information regarding the REGN2810 Global Development Budget, including any material amendments thereto, and discussing the reports delivered pursuant to Section 5.3(b), (b) such specific responsibilities set forth in ARTICLE IX and (c) such other responsibilities determined by the IOSC. The JFC also shall respond to inquiries from the IOSC, the JDC, the JMC, and the JCC, as needed.
3.7    Joint Manufacturing Committee. Working with the IOSC, the JDC, the JCC, and the JFC, as appropriate, the Joint Manufacturing Committee shall be responsible for overseeing process development and Manufacturing activities, including preparing and updating the Manufacturing Plan for approval by the IOSC and carrying out such other responsibilities set forth in ARTICLE VIII, process and technology selection, process improvements and related intellectual property filing strategy and obtaining a common process for Manufacturing, recalls, market withdrawals, and any other corrective actions related to any IO Licensed Product in the

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Territory, and for any other matters specifically assigned to the JMC by the IOSC. For process development activities, the Joint Manufacturing Committee shall consult the appropriate expert functions within both Parties or their Affiliates as appropriate.
3.8    Membership. Each of the Committees shall be composed of an equal number of representatives appointed by each of Regeneron and Sanofi, with each representative having the requisite experience and seniority to enable such person to make decisions on behalf of such Party with respect to the issues falling within the jurisdiction of such Committee. Each Party may replace its Committee members upon written notice to the other Party; provided, that such replacement has the foregoing requisite experience and seniority; and provided, further, that the Committee composition meets the requirements of this ARTICLE III. Each Committee will have two (2) co-chairpersons, one designated by each of Regeneron and Sanofi, and each co-chairperson shall be entitled to call meetings. The co-chairpersons shall coordinate activities to prepare and circulate an agenda in advance of each meeting and prepare and issue final minutes within thirty (30) days thereafter.
3.9    Meetings. Each Committee shall hold meetings at such times as the Parties shall determine, but in no event less frequently than once every Quarter during the Term, commencing from and after the time such Committee is established as provided herein unless the co-chairpersons agree otherwise; provided that until such time as a second (2nd) Product Candidate becomes an IO Licensed Product under the terms of this Agreement and the IO Discovery Agreement (i.e., there is an IO Licensed Product other than REGN2810), the JMC shall only meet on an as-needed basis. All Committee meetings may be conducted by telephone, video-conference or in person as determined by mutual agreement of the co-chairpersons; provided, that each Committee shall meet in person at least once each calendar year, unless the Parties mutually agree to meet by alternative means. Unless otherwise agreed by the Parties, all in-person meetings of a Committee shall be held on an alternating basis between Regeneron’s facilities and Sanofi’s facilities. Further, in addition to the regularly scheduled quarterly meetings, a Committee shall meet upon the reasonable request of the co-chairpersons or either Party’s co-chairperson, as applicable. A reasonable number of other representatives of a Party may attend any Committee meeting as non-voting observers (provided, that such additional representatives are under obligations of confidentiality and non-use applicable to the confidential information of the other Party that are at least as stringent as those set forth in ARTICLE XVI). In addition, other representatives of each Party or of Third Parties involved in the Development, Manufacture or Commercialization of any IO Licensed Product in the Field (under obligations of confidentiality) may be invited by the Committee co-chairpersons to attend meetings of the Committees as nonvoting participants. Each Party shall be responsible for all of its own expenses of participating in the Committees. Either Party’s representatives on a Committee may call a special meeting of the applicable Committee upon at least five (5) Business Days’ prior written notice, except that emergency meetings may be called with at least two (2) Business Days’ prior written notice. Any alternative agreement of the Parties or the applicable co-chairpersons with respect to Committee meetings under this Section 3.9 shall be in writing.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

3.10    Decision-Making; Authority. The Committees shall operate by consensus. The representatives of each Party shall have collectively one (1) vote on behalf of such Party; provided that no such vote taken at a meeting shall be valid unless a representative of each Party is present and participating in the vote. The Committees shall review and discuss the matters before it in good faith such that the perspectives of each Party’s representatives on such Committee are given due consideration. Notwithstanding anything in this ARTICLE III to the contrary (but, for clarity, without limitation to ARTICLE VIII), in no event shall the Post-POC Other Party with respect to an IO Licensed Product be allocated any responsibility for any Development, Manufacturing or regulatory activity with respect to such IO Licensed Product without its prior consent, which may not be unreasonably withheld, conditioned or delayed.
3.11    Resolution of Committee Matters.
(a)    Generally. The Parties shall cause their respective representatives on the Committees to use their Commercially Reasonable Efforts to resolve all matters presented to them as expeditiously as possible, provided that, in the case of any matter that cannot be resolved by the JDC, the JCC, any CRCC, the JMC, the JFC or other relevant Committee established hereunder, at the written request of either Party, such matter shall promptly, and in any event within [***] (or [***] in the event of an urgent matter) after such request, be referred to the IOSC with a written request for resolution. With respect to [***], the relevant Committee shall review and discuss such matters before it in good faith; however, [***].
(b)    Unresolved Matters. The IOSC shall review and discuss the matters before it in good faith such that the perspectives of each Party’s representatives on the IOSC are given due consideration. In the event that the IOSC is, after a period of [***] from the date a matter is submitted in writing to it for resolution pursuant to Section 3.11(a), unable to make a decision due to a lack of consensus between the representatives of Regeneron on such Committee, on the one hand, and of Sanofi, on the other hand (any such matter, an “Unresolved Matter”), then either Party may require that the matter be submitted to the Executive Officers for a joint decision. In such event, either Party may, in a written notice to the other Party, formally request that the dispute be resolved by the Executive Officers, specifying the nature of the dispute with sufficient specificity to permit adequate consideration by such Executive Officers. The Executive Officers shall diligently and in good faith, attempt to resolve the referred dispute within ten (10) Business Days (or, in the case of a Legal Dispute, thirty (30) days) of receiving such written notification, failing which, unless such matter is an Expert Panel Dispute (in which case it shall be resolved in accordance with Section 3.11(c) and Section 10.4) or a Legal Dispute (in which case it shall be resolved in accordance with Section 10.3), either Regeneron’s Executive Officer or Sanofi’s Executive Officer shall, except as otherwise expressly set forth in this Agreement, have final decision-making authority with respect to such Unresolved Matter as follows:
(i)    except as set forth in Section 5.4(a), the [***] shall have final decision-making authority with respect to Unresolved Matters pertaining to [***];

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

(ii)    [***] shall have final-decision-making authority with respect to any Unresolved Matter pertaining to [***];
(iii)    [***] shall have final decision-making authority with respect to any Unresolved Matter pertaining to [***]; and
(iv)    [***] shall have final decision-making authority with respect to any Unresolved Matter pertaining to [***];
provided that:
(A)    in no event may Regeneron or Sanofi exercise its final decision-making authority in a manner that would be reasonably likely to have a material negative impact on the Commercialization of (I) any IO Licensed Products anywhere in the Territory, or (II) such IO Licensed Product in any country in the Territory in which such Party exercising final decision-making authority is not the Lead Commercialization Party with respect to such IO Licensed Product; and
(B)    neither Party shall have final decision-making authority with respect to any Unresolved Matter that (1) constitutes a Legal Dispute or an Expert Panel Dispute or (2) [***]. Any such Unresolved Matter as described in the foregoing clauses (x) or (y) may only be resolved by the mutual agreement of the Parties. Any Unresolved Matter constituting an Expert Panel Dispute shall be referred to binding arbitration pursuant to Section 3.11(c) and Section 10.4. Any Unresolved Matter constituting a Legal Dispute shall be resolved as provided in Section 10.3.
(c)    Expert Panel Disputes.
(i)    Regeneron may challenge any (A) Global Development Budget for an IO Licensed Product for which Sanofi is the Post-POC Principal Party, (B) Global Commercialization Budget, (C) U.S. Commercialization Budget for an IO Licensed Product for which Sanofi is the Lead Commercialization Party, or (D) ROW Commercialization Budget, [***] (a “Regeneron Budget Dispute”).
(ii)    Sanofi may challenge any (A) Global Development Budget for an IO Licensed Product for which Regeneron is the Post-POC Principal Party, (B) Global Commercialization Budget, or (C) the U.S. Commercialization Budget for an IO Licensed Product for which Regeneron is the Lead Commercialization Party in the U.S., [***] (a “Sanofi Budget Dispute”).
(iii)    In the event that the IOSC is, after a period of ten (10) Business Days from the date a matter is submitted to it for resolution pursuant to Section 3.11(a), unable to make a decision due to a lack of consensus between the representatives of Regeneron on such Committee, on the one hand, and of Sanofi,

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

on the other hand, with respect to (A) (1) any Regeneron Budget Dispute or Sanofi Budget Dispute, or (2) any [***] (in each case ((1) and (2)), a “Budget Dispute,” and the relevant budget being referred to as the “Disputed Budget”) or (B) any other matter before the JFC regarding accounting, financial (including reporting and controls), or funds flow matters under this Agreement, including any dispute relating to a Consolidated Payment Report of a Party for a Quarter or any payment due thereunder and any dispute relating to calculating the IO Development Balance, but, for clarity, not including any matter relating to the conduct or inclusion of any matter in any Plan, even if such dispute may affect the budget for any such Plan, or any Legal Dispute (a “Financial Dispute”), then such matter shall be referred to the Expert Panel Disputes resolution procedures set forth in Section 10.4; provided, that any such dispute resolved by an independent audit pursuant to Section 14.2 shall not be considered an “Expert Panel Dispute” hereunder for purposes of ARTICLE X.
(iv)    Interim Budgets. Pending resolution by the Executive Officers of any Budget Dispute (other than a Budget Dispute relating to REGN2810) and subject to the terms of Section 19.2, the Executive Officers shall negotiate in good faith in an effort to agree to appropriate interim budgets and plans to allow the Parties to continue to use Commercially Reasonable Efforts to Develop, Manufacture and Commercialize the IO Licensed Products in the Field in the Territory pursuant to this Agreement; provided that [***]. Unless the Parties otherwise agree in writing, the most recent Committee-approved Plan(s) shall be extended, and projected forward, as necessary, pending approval by the Executive Officers of any interim budget(s) and Plan(s) referred to in this Section 3.11(c)(iv).
3.12    Alliance Management. Each of Sanofi and Regeneron shall appoint a senior representative who possesses a general understanding of research, clinical, regulatory, manufacturing and commercialization issues to act as its Alliance Manager (“Alliance Manager”). Each Alliance Manager shall be charged with creating and maintaining a collaborative work environment between the Parties. Each Alliance Manager will also be responsible for being the primary point of communication for seeking consensus both internally within the respective Party’s organization and with the other Party’s organization and for the sharing of information and responding to information requests between Committee meetings.
3.13    Obligations of the Parties. The Parties shall cause their respective designees on the Committees and their respective Executive Officers to take the actions and make the decisions provided herein to be taken and made by such respective designees and Executive Officers in the manner and within the applicable time periods provided herein. To the extent a Party performs any of its obligations hereunder through any Affiliate of such Party, such Party shall be fully responsible and liable hereunder and thereunder for any failure of such performance, and each Party agrees that it will cause each of its Affiliates to comply with any provision of this Agreement which restricts or prohibits a Party from taking any specified action.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

3.14    Exchange of Information. Each of Regeneron and Sanofi, will provide regular and fulsome updates to the other Party, through the IOSC or the applicable Committee, with respect to all activities undertaken by or on behalf of such Party under the Collaboration. Without limiting the foregoing, during the Term, each of Regeneron and Sanofi will promptly notify the other Party of any material information regarding the research, Development, Manufacturing or Commercialization of IO Licensed Products, including any material correspondence with a Governmental Authority, and each Party shall provide the other Party with such information regarding the Collaboration that the other Party may reasonably request.
ARTICLE IV
LICENSE GRANTS
4.1    Regeneron License Grants. Subject to the terms and conditions of this Agreement (including, Section 4.6) and any License to which Regeneron or any of its Affiliates is a party, Regeneron hereby grants to Sanofi the nontransferable (except as permitted by Section 20.8), royalty-free, fully paid up, co‑exclusive (with Regeneron and its Affiliates) right and license, with the right to grant sublicenses in accordance with Section 4.4, under the Regeneron Intellectual Property and Regeneron’s interest in the Joint Intellectual Property, to make, have made, use, develop, import, sell and offer to sell (including to promote and, in the Co-Commercialization Countries, to Co-Commercialize) IO Licensed Products for use in the Field in the Territory.
4.2    Sanofi License Grants    . Subject to the terms and conditions of this Agreement and any License to which Sanofi or any of its Affiliates is a party, Sanofi hereby grants to Regeneron the nontransferable (except as permitted by Section 20.8), royalty-free, fully paid up, co-exclusive (with Sanofi and its Affiliates) right and license, with the right to grant sublicenses in accordance with Section 4.4, under the Sanofi Intellectual Property and Sanofi’s interest in the Joint Intellectual Property, to make, have made, use, develop, import, sell and offer to sell (including to promote and, in the Co-Commercialization Countries, to Co-Commercialize) IO Licensed Products for use in the Field in the Territory.
4.3    Newly Created Intellectual Property. In addition to the other licenses granted under this ARTICLE IV and subject to the other terms and conditions of this Agreement, to the extent permitted under any relevant Third Party agreement, each Party grants to the other Party and its Affiliates the perpetual, royalty-free, fully paid-up, non-exclusive, worldwide right and license, with the right to grant sublicenses, to use and practice for any and all purposes: all intellectual property (including, Know-How, Patents and Patent applications and copyrights), other than Know-How jointly owned pursuant to Section 12.1(e) and other than Excluded Rights, discovered, invented, authored or otherwise created by it (or its Affiliate) after the Effective Date directly in connection with the performance of the research and clinical activities approved by the JDC, in each case, as included in the Global Development Plans. As used above, the term “Excluded Rights” shall mean any Patents or Know-How claiming or covering composition (including any formulation) of an IO Licensed Product, including, for the avoidance of doubt, any manufacturing or cell line related intellectual property. For the avoidance of doubt, nothing in this Section 4.3 shall be construed to grant either Party any license to Patents or Know-How of

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

the other Party discovered, invented, authored or otherwise created by it outside the performance of the research activities approved by the JDC or the clinical development activities approved by the JDC, in each case, as included in Global Development Plans.
4.4    Sublicensing. Unless otherwise restricted by any License, Sanofi will have the right to sublicense any of its rights under Section 4.1 only with the prior written consent of Regeneron, such consent not to be unreasonably withheld, conditioned or delayed with respect to rights outside the Major Market Countries (and only with the prior written consent of Regeneron, which consent may be withheld for any reason, in the Major Market Countries), except that Sanofi may sublicense any of its rights hereunder to an Affiliate for purposes of meeting its obligations under this Agreement without Regeneron’s consent. Unless otherwise restricted by any License, Regeneron will have the right to sublicense any of its rights under Section 4.2 with the prior written consent of Sanofi, such consent not to be unreasonably withheld, conditioned or delayed, except that Regeneron may sublicense any of its rights hereunder to an Affiliate for purposes of meeting its obligations under this Agreement without Sanofi’s consent. Each Party shall remain responsible and liable for the compliance by its Affiliates and Sublicensees with applicable terms and conditions set forth in this Agreement. Any such sublicense agreement will require the Sublicensee of a Party to comply with the obligations of such Party as contained herein, including, the confidentiality and non-use obligations set forth in ARTICLE XVI, and will include, an obligation of such Sublicensee to account for and report its sales of IO Licensed Products to the Party granting such sublicense on the same basis as if such sales were Net Sales by such Party granting such sublicense. For the avoidance of doubt, each Party shall be entitled to receive its share of the applicable Profit Split based on Net Sales of IO Licensed Products sold by any Sublicensee of either Party under this Agreement. In the event of a breach by a Sublicensee of any sublicense agreement that has or is reasonably likely to have an adverse effect on either Party or any of its Affiliates or any Party’s intellectual property, then the harmed Party may cause the other Party or its Affiliate to exercise, and the other Party or its Affiliate will promptly exercise, any termination rights it may have under the sublicense with the Sublicensee. Any sublicense agreement will provide for the termination of the sublicense or the conversion of the sublicense to a license directly between the Sublicensee and the other Party, at the option of the other Party, upon termination of this Agreement. Furthermore, any such sublicense shall prohibit any further sublicense or assignment. Each Party will forward to the other Party a complete copy of each applicable fully executed sublicense agreement (and any amendment(s) thereto) within ten (10) days of the execution of such agreement.
4.5    No Implied License. Except as expressly provided in this ARTICLE IV or elsewhere in this Agreement, neither Party will be deemed by this Agreement to have been granted any license or other rights to the other Party’s Patent Rights, Know-How, or Party Information either expressly or by implication, estoppel or otherwise.
4.6    Retained Rights.
(a)    Regeneron Retained Rights. With respect to the licenses granted under this ARTICLE IV, and for the avoidance of doubt, Regeneron expressly reserves for itself

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

and its Affiliates and Third Party licensees under the Regeneron Intellectual Property and Regeneron’s interest in the Joint Inventions, the right to Manufacture, to have Manufactured and to Commercialize IO Licensed Products for use in the Field in the Territory in accordance with this Agreement. For the further avoidance of doubt, Regeneron retains all rights in Regeneron Intellectual Property, Regeneron’s interest in the Joint Inventions and IO Licensed Products not expressly licensed hereunder, including the right to exploit Regeneron Intellectual Property and Regeneron’s interest in Joint Inventions for purposes unrelated to the IO Licensed Products in the Field.
(b)    Sanofi Retained Rights. With respect to the licenses granted under this ARTICLE IV, and for the avoidance of doubt, Sanofi expressly reserves for itself and its Affiliates and Third Party licensees under the Sanofi Intellectual Property and Sanofi’s interest in the Joint Inventions, the right to Manufacture, to have Manufactured, and to Commercialize IO Licensed Products for use in the Field in the Territory in accordance with this Agreement. For the avoidance of doubt, Sanofi retains all rights in Sanofi Intellectual Property, Sanofi’s interest in the Joint Inventions and IO Licensed Products not expressly licensed hereunder, including, the right to exploit Sanofi Intellectual Property and Sanofi’s interest in Joint Inventions for purposes unrelated to the IO Licensed Products in the Field.
ARTICLE V
DEVELOPMENT ACTIVITIES
5.1    Development of IO Licensed Products. Subject to the terms of this Agreement, the Parties shall undertake Development activities with respect to IO Licensed Products in the Field pursuant to the applicable Development Plans under the general direction and oversight of the IOSC. Each Party shall use Commercially Reasonable Efforts to Develop IO Licensed Products in the Field, carry out the Development activities assigned to it in Development Plans in a timely manner and conduct all such activities in compliance with applicable Laws, including, Good Practices.
5.2    Post-POC Principal Party. The Post-POC Principal Party with respect to an IO Licensed Product shall have principal responsibility for formulating and carrying out the Development activities for such IO Licensed Product under the applicable Development Plan(s). Unless and to the extent otherwise agreed by the Parties with respect to a particular IO Licensed Product, (a) Regeneron shall be the Post-POC Principal Party with respect to any PD-1 Licensed Product, including REGN2810, (b) Sanofi shall [***], (c) the Party that [***] and (d) thereafter, the Parties shall alternate, on a Non-PD-1 Licensed Product-by-Non-PD-1 Licensed Product basis. For clarity, unless the Parties mutually agree otherwise, the Post-POC Principal Party with respect to an IO Licensed Product shall be the Post-POC Principal Party with respect to all other IO Licensed Products targeting the same IO Licensed Target Profile as such first (1st) IO Licensed Product, and designation of a Party as the Post-POC Principal Party with respect to an IO Licensed Product because it targets the same IO Licensed Target Profile as another IO Licensed Product for which it is the Post-POC Principal Party shall not affect the assignment of Product Candidates between the Parties as set forth in the preceding sentence.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

5.3    REGN2810 Global Development Plan and REGN2810 Global Development Budget.
(a)    REGN2810 Global Development Plan. Within ninety (90) days after the Execution Date, Regeneron will prepare and deliver to the IOSC a Global Development Plan for REGN2810 (the “REGN2810 Global Development Plan”). The REGN2810 Global Development Plan will set forth, in a reasonable level of detail, a plan for Development of REGN2810 in the Oncology Field over at least three (3) Contract Years, and will include strategies and timelines for Developing and obtaining Approvals for REGN2810 in the Oncology Field in the Territory. Regeneron will have the right to amend the REGN2810 Global Development Plan in its sole discretion; provided that the REGN2810 Global Development Plan shall at all times be consistent with the Collaboration Purpose and any such amendment shall be presented to the IOSC at the next IOSC meeting. Regeneron will promptly present any material amendments to the REGN2810 Global Development Plan to the IOSC for review and discussion for so long as REGN2810 is an IO Licensed Product.
(b)    REGN2810 Global Development Budget. Regeneron shall prepare the Global Development Budget for REGN2810 (the “REGN2810 Global Development Budget”) as part of the initial REGN2810 Global Development Plan (of which such REGN2810 Global Development Budget is a part) and submit such REGN2810 Global Development Budget to the IOSC simultaneously with submission of the initial REGN2810 Global Development Plan pursuant to Section 5.3(a) for review and discussion by the IOSC. For clarity, the REGN2810 Global Development Budget and any amendments thereto are part of the REGN2810 Global Development Plan. Subject to Section 3.11(c)(iii) and Section 10.4, the REGN2810 Global Development Budget may not provide for aggregate expenditure of Development Costs in excess of the REGN2810 Budget Amount (and Sanofi shall not be obligated to reimburse Development Costs in excess of the REGN2810 Budget Amount) unless the Parties mutually agree in writing; provided that, for clarity, the foregoing shall not operate to restrict Regeneron from incurring additional Development Costs in excess of the REGN2810 Budget Amount at its sole cost and expense; provided, further, that any such additional cost and expense shall not be counted against any Global Development Budget (including the REGN2810 Global Development Budget) or added to the IO Development Balance. Subject to the immediately preceding sentence, Regeneron shall have the right to amend the REGN2810 Global Development Budget at any time without the approval of the IOSC, provided that Regeneron shall provide the IOSC with any amended REGN2810 Global Development Plan and, if applicable, any amended REGN2810 Global Development Budget, within thirty (30) days after making any material change thereto. Regeneron shall deliver to Sanofi, no later than August 31, 2015, a good faith forecast of the anticipated Development Costs to be incurred for REGN2810 for the last two quarters of the current Contract Year and the two subsequent Contract Years.
5.4    Global Development Plans and Global Development Budgets.
(a)    Global Development Plans. With respect to all IO Licensed Products (other than REGN2810), within three (3) months after the time such IO Licensed Product first (1st) becomes an IO Licensed Product in accordance with the terms of the IO

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Discovery Agreement and this Agreement, the JDC shall prepare and present a Global Development Plan for such IO Licensed Product to the IOSC for review and approval. Prior to the delivery of the first (1st) Global Development Plan for any such IO Licensed Product by the JDC, the Parties shall Develop the IO Licensed Product in accordance with the applicable Post-POC Development Plan. In connection with their preparation, review and approval, as applicable, of the initial Global Development Plan for an IO Licensed Product (other than REGN2810), the JDC and IOSC shall consider the Post-POC Development Plan in good faith, and unless otherwise agreed in writing by the Parties, the Global Development Plan for an IO Licensed Product (other than REGN2810) shall be consistent with the Post-POC Development Plan for such IO Licensed Product in all material respects. For clarity, this Section 5.4(a) is not intended to limit Section 5.4(c).
(b)    Contents of Global Development Plans. Each Global Development Plan for an IO Licensed Product other than REGN2810 will set forth the plan for Development of such IO Licensed Product in the Field (including, for clarity, with respect to any Non-IO Indication) over at least three (3) Contract Years, and will include (x) strategies and timelines for Developing and obtaining Approvals for such IO Licensed Product in the Field in the Territory, (y) subject to the last sentence of Section 3.10, the allocation of responsibilities for Development activities between the Parties with respect to such IO Licensed Product and (z) any other information reasonably requested by a Party and agreed by the JDC and IOSC. Each Global Development Plan and any amendment thereto shall be consistent with the Collaboration Purpose.
(c)    Amendments to the Global Development Plans. An amended Global Development Plan for each IO Licensed Product (other than REGN2810) will be presented by the JDC to the IOSC for review and approval at least two (2) months prior to the end of each Contract Year. Each such Global Development Plan will be reviewed and amended or approved by the JDC not less frequently than once every six (6) months for the ensuing three (3) year period. Amendments to a Global Development Plan may be made under this Section 5.4(c) to reflect results achieved and other changed circumstances with respect to the applicable IO Licensed Product; unless otherwise agreed by the Parties, no amendments to a Global Development Plan shall be made in the absence of such changes. All amendments to a Global Development Plan shall be consistent with the Collaboration Purpose.
(d)    Global Development Budgets. Each Global Development Plan for an IO Licensed Product (other than REGN2810) shall include a related Global Development Budget. The JDC shall prepare the Global Development Budget as part of the initial Global Development Plan for such IO Licensed Product (of which such Global Development Budget is a part) and submit such Global Development Budget to the IOSC for review and approval simultaneously with submission of the initial Global Development Plan for such IO Licensed Product pursuant to Section 5.4(a). Each Global Development Budget with respect to an IO Licensed Product shall provide for a commercially reasonable amount of funding for the Development of such IO Licensed Product in accordance with this Agreement. The JDC shall have the right to submit amendments for such Global Development Budget to the IOSC for

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

review and approval. Subject to Section 3.11(c)(iii) and Section 10.4, no Global Development Budget or any amendment thereto shall be effective without the approval of the IOSC.
(e)    Development Reports. Within forty-five (45) days after the end of each Quarter, Regeneron and Sanofi shall each provide to the other Party a written report (in electronic form) summarizing the material activities undertaken by such Party during such Quarter in connection with (i) each Global Development Plan together with a statement of Development Costs incurred by such Party during such Quarter, which statement shall detail those amounts to be included in the Consolidated Payment Report for such Quarter and shall be in such form, format and of such level of detail as approved by the JFC, and (ii) any Additional Trials or clinical trials of Combination Therapies conducted by or on behalf of such Party. At the next IOSC meeting held following such forty-five (45) day period, the IOSC will approve the final Development Costs which will be used in calculating the IO Development Balance.
5.5    Additional Trials.
(a)    Additional Trials. Subject to Section 5.6, if the Post-POC Other Party with respect to an IO Licensed Product presents a proposal to the IOSC to undertake any additional clinical trial of (i) such IO Licensed Product or (ii) a Non-Proprietary Combination Therapy involving such IO Licensed Product (but, for clarity, except for (ii), not any other Combination Therapy, which shall be governed by Section 5.6), in each case that is not contemplated in the applicable Global Development Plan and the IOSC fails to approve the proposal for the inclusion of such clinical trial(s) under the applicable Global Development Plan within the timeframe established by the IOSC pursuant to this Section 5.5, then the Post-POC Other Party may, at its option and at its sole cost and expense, subject to this Section 5.5(a), conduct such additional clinical trial(s) of such IO Licensed Product, Combination Therapy with another IO Licensed Product or Non-Proprietary Combination Therapy (but, for clarity, except for the foregoing, not any other Combination Therapy, which shall be governed by Section 5.6) outside the scope of the applicable Development Plan (any such clinical trial, an “Additional Trial”); provided, that [***]. The Post-POC Other Party shall also provide to the Post-POC Principal Party any drug safety data from such additional clinical trials in accordance with Section 7.4. Separate from the determination of whether to include such clinical trial(s) in the relevant Development Plan, the Post-POC Principal Party may disapprove the conduct of an Additional Trial outside the relevant Development Plan, or any such protocols or clinical trial designs, or any amendments thereto, for [***]. If the Post-POC Principal Party disapproves the conduct of any proposed Additional Trial outside of the applicable Global Development Plan (or any amendment to the plan therefor) in accordance with this Section 5.5, the Post-POC Other Party may not proceed with the proposed Additional Trial (or amend the plan therefor). If the Post-POC Other Party disputes such disapproval, such dispute shall be referred to the Executive Officers for resolution. If the Executive Officers are not able to resolve such dispute, then such dispute shall be [***].
(b)    Results. In the event that either Party conducts any Additional Trials, all results, Know-How and Patent Rights generated in or arising from any such Additional Trial shall be subject to the grants of rights pursuant to ARTICLE IV of this Agreement.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Publication of any results or data obtained in conducting the additional clinical trial(s) allowed under this Section 5.5 shall be subject to ARTICLE XVI.
(c)    Funding. If the Post-POC Principal Party approves an Additional Trial, such Additional Trial shall be funded at the Post-POC Other Party’s sole cost and expense, which cost and expense shall not, subject to Section 9.2(d), be counted against any Global Development Budget or added to the IO Development Balance.
(d)    Review of Additional Trial Protocols. The IOSC will establish procedures for the expeditious review of clinical trial protocols for the IO Licensed Products submitted to the IOSC by the Post-POC Other Party pursuant to this Section 5.5, including (a) timelines and deadlines for approving such clinical trial protocols and (b) pre-approval authorizations for Non-Approval Trials.
5.6    Combination Therapies.
(a)    Generally. The IOSC shall discuss whether to include in the Global Development Plan for an IO Licensed Product the Development of such IO Licensed Product for use with other IO Licensed Products, other IO Discovery Program Antibodies, or Other Products (each, a “Combination Therapy”), including Proprietary Products and Other Products that are owned or controlled by a Third Party or that are in the public domain. Subject to this Section 5.6, each Party shall have the right to propose to the IOSC Other Products for co-development with IO Licensed Products under the applicable Development Plan.
(b)    Combinations with IO Discovery Program Antibodies. Proposed combinations of any IO Licensed Product with an IO Discovery Program Antibody shall be governed by Section 2.10(b)(i) of the IO Discovery Agreement.
(c)    Combinations with other IO Licensed Products. In the event that either Party proposes a Combination Therapy of an IO Licensed Product with another IO Licensed Product (including any PD-1 Licensed Products), the [***] shall be the Post-POC Principal Party with respect to the Development of such Combination Therapy. For clarity, nothing in this Section 5.6(c) shall impact (i) the rights of a Party as the Post-POC Principal Party with respect to an IO Licensed Product (other than with respect to the Development of such Combination Therapy), including with respect to other Development of such IO Licensed Product or with respect to being the Lead Commercialization Party for such IO Licensed Product, or (ii) the Lead Commercialization Party’s rights in respect of such IO Licensed Product, in each case, as set forth in this Agreement.
(d)    Combinations with Proprietary Products. Except with respect to PD-1 Licensed Products as provided in Section 5.6(e), no development of a Combination Therapy of an IO Licensed Product with a Proprietary Product may be incorporated into a Global Development Plan for an IO Licensed Product without the [***]; provided that [***]. The Parties acknowledge and agree that [***]. The “Controlling Party” with respect to a Proprietary Product shall be determined as follows: (A) if such product is an Existing Collaboration Product,

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

then [***] shall be the Controlling Party (subject to the terms of such Ancillary Collaboration Agreement), and (B) if such Proprietary Product is an Ex-Collaboration Product, [***] shall be the Controlling Party. For clarity, references hereunder to the Party that is or is not the Controlling Party (including to the non-Controlling Party) with respect to a Proprietary Product shall refer [***].
(i)    Existing Collaboration Products.
(A)    If the Parties agree to the development of a Combination Therapy of an IO Licensed Product with an Existing Collaboration Product, unless otherwise agreed by the Parties, the development of such Combination Therapy shall be conducted [***]. Unless the Parties otherwise agree and notwithstanding anything to the contrary in the Existing Agreements, [***] percent ([***]%) of the costs and expenses associated with developing the proposed Existing Collaboration Product in combination with the proposed IO Licensed Product, including the cost of clinical supply of the Existing Collaboration Product, which shall be provided by the Controlling Party to the developing party pursuant to the terms of the applicable Existing Agreement at Manufacturing Cost, shall be [***], and the other [***] percent ([***]%) of such costs and expenses shall be [***].
(B)    If the Parties do not agree to the development of a Combination Therapy of an IO Licensed Product with an Existing Collaboration Product proposed by the Controlling Party of the Existing Collaboration Product, and [***] shall have the right to [***].
(C)    If the Parties do not agree to the development of a Combination Therapy of an IO Licensed Product with an Existing Collaboration Product proposed by the Party that is not the Controlling Party of the Existing Collaboration Product, and [***] notwithstanding anything to the contrary in the Existing Agreements, [***] shall have the right to [***].
(D)    For clarity, nothing in this Section 5.6(d)(i) is intended or shall be construed to limit the rights of the Post-POC Principal Party of the relevant IO Licensed Product to develop any other Combination Therapies of such IO Licensed Product with Other Products that are not Proprietary Products.
(ii)    Ex-Collaboration Products.
(A)    If the Parties agree to the development of a Combination Therapy of an IO Licensed Product with an Ex-Collaboration Product, unless otherwise agreed by the Parties, the development of such Combination Therapy shall be conducted [***], and [***] shall be responsible for [***] percent ([***]%) of the costs and expenses incurred in connection therewith

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

(which for clarity [***], including the cost of clinical supply, which shall be [***].
(B)    If the Parties do not agree to the development of a Combination Therapy of an IO Licensed Product with an Ex-Collaboration Product proposed by the Controlling Party of the Ex-Collaboration Product, and [***] shall be free to [***].
(C)    For clarity, nothing in this Section 5.6(d)(ii) is intended or shall be construed to limit the rights of the Post-POC Principal Party of the relevant IO Licensed Product to develop any other Combination Therapies of such IO Licensed Product with Other Products that are not Ex-Collaboration Products.
(e)    Combinations with PD-1 Licensed Products. Subject to any rights of Sanofi with respect to Ex-Collaboration Products for which Sanofi is the Controlling Party, Regeneron shall have the right to develop and commercialize, in its sole discretion, any PD-1 Licensed Product in combination with (i) Ex-Collaboration Products, or (ii) Other Products owned or controlled by a Third Party or in the public domain that are not Antibodies and that do not target any IO Licensed Target Profile, in each case ((i) and (ii)) inside (i.e., under the applicable Plans and budgets) or outside the Collaboration; [***]. Any license fees, royalties or milestone payments received from any such Third Party under such a collaboration agreement in respect of such Combination Therapy of a PD-1 Licensed Product in combination with an Other Product owned or controlled by such Third Party in a Quarter shall be [***]. Any license fees, royalties or milestone payments owed to any such Third Party shall be [***].
(f)    Non-Proprietary Combination Therapies. Except as provided in Section 5.6(e), any Combination Therapy that does not involve a Proprietary Product (e.g., an Other Product owned or controlled by a Third Party or that is in the public domain) or a Competing Product (any such Combination Therapy, a “Non-Proprietary Combination Therapy”) shall not be subject to Section 5.6(d) and such Non-Proprietary Combination Therapy may be Developed by the Post-POC Principal Party for the IO Licensed Product that is part of such Non-Proprietary Combination Therapy, and [***] percent ([***]%) of the costs and expenses associated with the development of any such Non-Proprietary Combination Therapy shall be [***]. Any license fees, royalties or milestone payments received from any such Third Party under such a collaboration agreement in respect of such Non-Proprietary Combination Therapy in a Quarter shall be [***]. Any license fees, royalties, or milestone payments owed to any such Third Party shall be [***].
(g)    Competing Combination Therapies.
(i)    Competing Combination Studies. Notwithstanding anything in Section 2.6 or this Section 5.6 to the contrary, each Party and its respective Affiliates shall be entitled to (A) initiate, sponsor or conduct a clinical study or (B) participate, directly or indirectly, whether through the provision of funds, grants or otherwise, in any clinical study, initiated, sponsored or conducted

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

by any Third Party, in each of the foregoing cases with respect to the combination of any Ex-Collaboration Product of such Party (or its Affiliate’s), together with any Competing Product that [***] a “Competing Combination Study”), unless (1) [***], or (2) [***]. For any Competing Combination Study permitted by this Section 5.6(g)(i), the applicable Party proposing to participate in a Competing Combination Study shall notify the other Party at least [***] prior to initiating such Competing Combination Study, such notice to include a brief synopsis of the protocol and a description of the Party’s (or its Affiliate’s) role(s) and responsibilities in connection with the Competing Combination Study. Further, for any Competing Combination Study permitted by this Section 5.6(g)(i), the Party conducting such study shall promptly provide the other Party with available results of such Competing Combination Study to the extent such disclosure is not prohibited by Law or contract. Each Party or its Affiliates shall be entitled to use data from Competing Combination Studies permitted by this Section 5.6(f)(i) to promote the combination of an Ex-Collaboration Product together with the applicable Competing Product, unless an IO Licensed Product has been granted a Marketing Approval in the applicable country for use in combination with such Ex-Collaboration Product, in the same Indication(s). Notwithstanding any other provision of this Section 5.6(g)(i), neither a Party nor its respective Affiliates shall receive any compensation or other payments (either in cash or in kind) based on the development or commercialization of a Competing Product. Neither Party will intentionally delay the commencement, enrollment or completion of a clinical study of an IO Licensed Product under any Development Plan hereunder as a result of any ongoing or pending Competing Combination Study permitted by this Section 5.6(g)(i). For the avoidance of doubt, neither Party nor its respective Affiliates shall use or disclose any Party Information or New Information subject to the confidentiality provisions of ARTICLE XVI in connection with any of the activities described in this Section 5.6(g)(i).
(ii)    [***]. Notwithstanding anything in Section 2.6 or this Section 5.6 to the contrary, Sanofi and its Affiliates shall be entitled to (A) initiate, sponsor or conduct a clinical study or (B) participate, directly or indirectly, whether through the provision of funds, grants or otherwise, in any clinical study, initiated, sponsored or conducted by any Third Party, in each of the foregoing cases with respect to the combination of any Third Party [***] with any [***] (any such clinical study, a “[***]”) (1) if such Third Party [***] has [***], and (2) [***]. For clarity, Sanofi shall have the right to continue any [***] properly commenced in accordance with the foregoing sentence whether or not the conditions set forth in clause (1) or (2) continue to be true for the duration of such [***]. For any [***] permitted by this Section 5.6(g)(ii), Sanofi shall notify Regeneron prior to initiating such [***], such notice to include, to the extent such disclosure is not prohibited by Law or contract, a brief synopsis of the protocol and a description of Sanofi’s (or its Affiliate’s) role(s) and responsibilities in connection with such [***]. Notwithstanding the foregoing, Sanofi shall not intentionally delay the commencement, enrollment or completion of a clinical

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

study of an IO Licensed Product under any Development Plan hereunder as a result of any ongoing or pending [***] permitted by this Section 5.6(g)(ii). For the avoidance of doubt, neither Sanofi nor its Affiliates shall use or disclose any Party Information or New Information subject to the confidentiality provisions of ARTICLE XVI in connection with any of the activities described in this Section 5.6(g)(ii). If Sanofi participates in any [***] permitted by this Section 5.6(g)(ii), Sanofi shall be permitted to further develop, manufacture and commercialize such [***] for use in combination with the applicable Third Party [***] either directly, or with or through any Affiliate or Third Party, notwithstanding anything to the contrary contained herein (but subject to the limitations on Sanofi’s exercise of rights outside of the Collaboration with respect to developing or commercializing Competing Products).
ARTICLE VI
COMMERCIALIZATION
6.1    Commercialization of IO Licensed Products in the Field in the Territory. Subject to the terms of this Agreement, the Parties shall undertake Commercialization activities with respect to IO Licensed Products in the Field in the Territory under the direction and oversight of the JCC. The following provisions shall apply with respect to such Commercialization activities:
(a)    Commercialization of IO Licensed Products in the U.S. With respect to each IO Licensed Product, the Post-POC Principal Party for such IO Licensed Product shall be the Lead Commercialization Party for such IO Licensed Product in the U.S. Regeneron shall be the Lead Commercialization Party for all PD-1 Licensed Products in the U.S., subject to the last sentence of this Section 6.1(a). The Lead Commercialization Party with respect to an IO Licensed Product in the U.S. shall use Commercially Reasonable Efforts to Commercialize such IO Licensed Product in the Field in the U.S., and carry out the Commercialization activities with respect to such IO Licensed Product in the U.S. in accordance with the U.S. Commercialization Plan and, to the extent applicable, the Global Commercialization Plan in a timely manner and conduct all such activities in compliance with applicable Laws. Except as otherwise provided in this Agreement, such Lead Commercialization Party shall bear all costs and expenses in connection with the Commercialization of such IO Licensed Product in the Field in the U.S. Such Lead Commercialization Party or its Affiliate shall invoice and book all sales of such IO Licensed Product in the Field in the U.S. and shall appropriately record all such sales in accordance with such Party’s Accounting Standards. Such Lead Commercialization Party or its Affiliate shall also be responsible for the distribution of such IO Licensed Product in the U.S. and for paying all governmental rebates which are due or owing with respect to such IO Licensed Product in the U.S. If Sanofi is the Post-POC Principal Party for an IO Licensed Product in the U.S. and has made an HSR Filing pursuant to Section 5.7 of the IO Discovery Agreement with respect thereto, then in the U.S., Regeneron shall be the Lead Commercial Party with respect to such IO Licensed Product until such time as Regeneron receives from Sanofi a written notice that the applicable waiting period under the HSR Act has expired or been terminated (the “HSR Clearance Notice”) (for clarity, upon delivery of such HSR Clearance Notice, Sanofi shall become the Lead Commercial Party with respect to such IO Licensed Product); provided that if

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Regeneron does not receive such HSR Clearance Notice within one hundred and eighty (180) days of the HSR Filing date, then Regeneron shall remain the Lead Commercialization Party for such IO Licensed Product in the U.S. unless the Parties otherwise agree in writing.
(b)    Commercialization of IO Licensed Products in the ROW Territory. Sanofi shall be the Lead Commercialization Party with respect to the Commercialization of IO Licensed Products in the Field in the ROW Territory. Sanofi shall use Commercially Reasonable Efforts to Commercialize IO Licensed Products in the Field in the ROW Territory, and carry out the Commercialization activities with respect to the ROW Territory in accordance with the ROW Commercialization Plan, the applicable Country/Region Commercialization Plans and, to the extent applicable, the Global Commercialization Plan in a timely manner and conduct all such activities in compliance with applicable Laws. Except as otherwise provided in this Agreement, Sanofi shall bear all costs and expenses in connection with the Commercialization of IO Licensed Products in the Field in the ROW Territory. Sanofi or its Affiliate shall invoice and book all sales of IO Licensed Products in the Field in the ROW Territory and shall appropriately record all such sales in accordance with Sanofi’s Accounting Standards. For clarity, neither Regeneron nor any of its Affiliates shall book sales for any IO Licensed Product in the ROW Territory. Sanofi or its Affiliate shall also be responsible for the distribution of IO Licensed Products in the Field in the ROW Territory and for paying all governmental rebates that are due or owing with respect to IO Licensed Products in the Field in the ROW Territory.
6.2    Commercialization Plan(s). With respect to each IO Licensed Product, the Parties shall prepare, as described in this Section 6.2, a U.S. Commercialization Plan, ROW Commercialization Plan, and (x) to the extent provided by Section 6.2(a), a Global Commercialization Plan, and (y) to the extent provided by Section 6.2(d), one or more Country/Region Commercialization Plans (collectively, the “Commercialization Plans”) in accordance with this Section 6.2. Each Commercialization Plan and all amendments thereto will be consistent with the Collaboration Purpose. To the extent agreed to by the Parties, acting through the JCC, any one or more of the Commercialization Plans may be combined into a single Commercialization Plan.
(a)    Global Commercialization Plan. With respect to each IO Licensed Product, the JCC shall prepare a global plan setting forth those Commercialization activities for such IO Licensed Product that the Parties mutually agree are global in nature (any such plan, a “Global Commercialization Plan”), including a Global Commercialization Budget therefor. The Global Commercialization Plan shall be submitted to the IOSC for review and approval at least two (2) years before the Anticipated First Commercial Sale anywhere in the Territory of the applicable IO Licensed Product or as otherwise mutually agreed by the Parties. Such Global Commercialization Plan for each subsequent Contract Year shall be amended by the JCC and approved by the IOSC at least two (2) months prior to the end of the then-current Contract Year.
(b)    U.S. Commercialization Plan. With respect to each IO Licensed Product, the Lead Commercialization Party shall prepare, at the direction of the JCC and with assistance and input from the other Party, the U.S. Commercialization Plan for such IO Licensed Product, including the U.S. Commercialization Budget therefor. The U.S. Commercialization

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Plan shall be presented to the IOSC for review and approval [***]. Such U.S. Commercialization Plan for each subsequent Contract Year shall be amended by the JCC and approved by the IOSC at least two (2) months prior to the end of the then current Contract Year. Each U.S. Commercialization Plan for an IO Licensed Product will be consistent with the Global Development Plan and the Global Commercialization Plan for such IO Licensed Product. The U.S. Commercialization Plan with respect to each IO Licensed Product shall include (with sufficient detail, relative to time remaining to Anticipated First Commercial Sale in the U.S., to enable the JCC and the IOSC to conduct a meaningful review of such Plan) information and formatting as will be agreed upon by the JCC, including:
(i)    the overall global strategy for Commercializing such IO Licensed Product in the Field in the U.S., including target product profiles, branding, positioning, promotional materials and core messages for such IO Licensed Product;
(ii)    [***];
(iii)    the related U.S. Commercialization Budget;
(iv)    anticipated launch date for such IO Licensed Product in the U.S.;
(v)    market and sales forecasts for such IO Licensed Product in the Field in the U.S. in a form to be agreed between the Parties;
(vi)    strategies for the detailing and promotion of such IO Licensed Product in the Field in the U.S.;
(vii)    anticipated major advertising, public relations and patient advocacy programs for such IO Licensed Product in the Field in the U.S.;
(viii)    Non-Approval Trials in the U.S.;
(iv)    all other U.S. Marketing Guidelines; and
(x)    if the Parties are Co-Promoting an IO Licensed Product in the U.S., the U.S. Commercialization Plan shall include more detailed information on the coordination of detailing and promotional efforts, including the estimated number of detailing FTEs for each Party (based on the number and position of Details required to meet the market and sales forecasts) and the specific allocation of Co-Promotion efforts between the Parties.
(c)    ROW Commercialization Plan. With respect to each IO Licensed Product, the Lead Commercialization Party shall prepare, at the direction of the JCC and with assistance and input from the other Party, the ROW Commercialization Plan for such IO Licensed Product, including the ROW Commercialization Budget therefor. The ROW Commercialization Plan shall be presented to the IOSC for review and approval [***]. Such

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

ROW Commercialization Plan for each subsequent Contract Year shall be amended by the JCC and approved by the IOSC at least two (2) months prior to the end of the then current Contract Year. Each ROW Commercialization Plan for an IO Licensed Product will be consistent with Global Development Plan and the Global Commercialization Plan for such IO Licensed Product. The ROW Commercialization Plan with respect to each IO Licensed Product shall include (with sufficient detail, relative to time remaining to Anticipated First Commercial Sale in the ROW Territory, to enable the JCC and the IOSC to conduct a meaningful review of such Plan) information and formatting as will be agreed upon by the JCC, including:
(i)    the overall global strategy for Commercializing such IO Licensed Product in the Field in the ROW Territory, including target product profiles, branding, positioning, promotional materials and core messages for such IO Licensed Product;
(ii)    [***];
(iii)    the related ROW Commercialization Budget;
(iv)    anticipated launch date for such IO Licensed Product in the ROW Territory;
(v)    market and sales forecasts for such IO Licensed Product in the Field in the ROW Territory in a form to be agreed between the Parties;
(vi)    strategies for the detailing and promotion of such IO Licensed Product in the Field in the ROW Territory;
(vii)    anticipated major advertising, public relations and patient advocacy programs for such IO Licensed Product in the Field in the ROW Territory;
(viii)    Non-Approval Trials in each Major Market in the ROW Territory; and
(ix)    all other ROW Marketing Guidelines.
(d)    Country/Region Commercialization Plans. Each Country/Region Commercialization Plan for an IO Licensed Product, and all amendments thereto, will be consistent with the Global Commercialization Plan, the U.S. Commercialization Plan, or the ROW Commercialization Plan, as applicable, for such IO Licensed Product and the Collaboration Purpose. It is anticipated that each Country/Region Commercialization Plan and the Country/Region Commercialization Budget for each IO Licensed Product for each Reporting Country/Region in the ROW Territory will be prepared by the applicable Country/Region Commercialization Committee and submitted to the JCC and the IOSC for approval [***]. Such Country/Region Commercialization Plan for each subsequent Contract Year shall be amended by the applicable Country/Region Commercialization Committee, and approved by the JCC and the

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

IOSC, at least two (2) months prior to the end of the then current Contract Year. Each Country/Region Commercialization Plan with respect to each IO Licensed Product shall include (with sufficient detail, relative to time remaining to Anticipated First Commercial Sale, to enable the JCC to conduct a meaningful review of such Plan) information and formatting as will be agreed upon by the JCC, including, subject to the ROW Commercialization Plan and, if applicable, the Global Commercialization Plan for such IO Licensed Product, the overall strategy for Commercializing such IO Licensed Product, pricing strategies, market and sales forecasts, and estimated FTE and Shared Commercial Expenses. The U.S. Commercialization Plan shall be deemed to be the Country/Region Commercialization Plan with respect to the U.S. In those countries where the Parties are Co-Promoting an IO Licensed Product, such Country/Region Commercialization Plans (including, if applicable, the U.S. Commercialization Plan) shall include more detailed information on the coordination of detailing and promotional efforts, including the estimated number of detailing FTEs for each Party (based on the number and position of Details required to meet the market and sales forecasts) and the specific allocation of Co-Promotion efforts between the Parties.
6.3    Commercialization Efforts; Sharing of Commercial Information.
(a)    The Parties (through their respective Affiliates where appropriate) shall use Commercially Reasonable Efforts to Commercialize IO Licensed Products in the Field in the Territory in accordance with the applicable Commercialization Plans and the applicable Marketing Guidelines. Without limiting the generality of the foregoing, (i) Sanofi, with respect to (A) all IO Licensed Products in the ROW Territory, (B) the IO Licensed Products for which Sanofi is the Lead Commercialization Party in the U.S., and (C) the IO Licensed Products for which Sanofi is the Co-Promoting Party in the U.S., and (ii) Regeneron, with respect to (A) the IO Licensed Products for which Regeneron is the Lead Commercialization Party in the U.S. and (B) the IO Licensed Products for which Regeneron is the Co-Promoting Party in the applicable Co-Commercialization Countries, will, as necessary, (x) build, train and apply a field force necessary to Commercialize such IO Licensed Products in the Field in accordance with the applicable Commercialization Plans and all applicable Laws, and (y) cause its respective sales representatives in such countries to provide the FTE effort and to detail such IO Licensed Products in the Field in accordance with the approved Commercialization Plans and all applicable Laws.
(b)    Each Party will provide the other Party with full access to material information directly relating to the Commercialization of each IO Licensed Product in the Field, including, information relating to anticipated launch dates, key market metrics, market research, and sales. Without limiting the foregoing, beginning in the Quarter of the First Commercial Sale in each Major Market Country, the Lead Commercialization Party will provide to the other Party, and with respect to each Co-Commercialization Country, the Co-Promoting Party will provide to the Lead Commercialization Party, on a quarterly basis, with reports of the activity within its field force in each such Major Market Country, which will include reasonable data from reports created by Sanofi or Regeneron for its internal management purposes.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

(c)    Each Party shall, on a periodic and reasonably current basis, keep the other Party informed regarding major market developments, acceptance of the IO Licensed Products in the Field, IO Licensed Product quality complaints and similar information.
(d)    No Party may initiate or support any Non-Approval Trial for an IO Licensed Product in the Field in the Territory without the prior approval of the IOSC.
6.4    Co-Commercialization of IO Licensed Products.
(a)    Exercise of Co-Promotion Option by the non-Lead Commercialization Party. In the event that the Party that is not the Lead Commercialization Party with respect to an IO Licensed Product in any country in the Territory desires to Co-Promote such IO Licensed Product in such country, then such Party shall notify the Lead Commercialization Party of (i) its preliminary indication of intent regarding such Co-Promotion of such IO Licensed Product in such country [***] and (ii) its final decision regarding whether to Co-Promote such IO Licensed Product in such country [***]. If such non-Lead Commercialization Party does not timely notify the Lead Commercialization Party of its preliminary indication or of its final decision within the periods set forth in clause (i) or (ii) above, as applicable, such non-Lead Commercialization Party shall not be entitled to exercise its option to Co-Promote such IO Licensed Product in such country until on or after [***].
(b)    Co-Commercialization. The Lead Commercialization Party and the Co-Promoting Party (through their respective Affiliates where appropriate) shall Co-Commercialize IO Licensed Products under the applicable Product Trademarks in each Co-Commercialization Country for which the Co-Promoting Party has exercised its Co-Promotion Option for such IO Licensed Product pursuant to Section 6.4(a) in accordance with the then-current and applicable Commercialization Plans. Each Party shall use, or shall cause its local Affiliates to use, Commercially Reasonable Efforts to Co-Commercialize each IO Licensed Product with respect to which the non-Lead Commercialization Party has exercised its Co-Promotion Rights in the applicable Co-Commercialization Countries, and carry out the activities assigned to it in the applicable Commercialization Plans. Each Party shall ensure that its Co-Commercialization activities conform to the parameters in the applicable approved Commercialization Plans.
(c)    Decision to Discontinue Co-Commercialization. In the event that the Co-Promoting Party decides it no longer wishes to Co-Commercialize an IO Licensed Product in a particular Co-Commercialization Country in the Territory or that it does not wish to [***] for Co-Commercialization of such IO Licensed Product in any such Co-Commercialization Country in the Territory, and only if the Co-Promoting Party has Co-Commercialized such IO Licensed Product and [***] in such Co-Commercialization Country from the date it commences Co-Promoting such IO Licensed Product in such Co-Commercialization Country, the Co-Promoting Party may cease all Co-Commercialization activities with respect to such IO Licensed Product in such Co-Commercialization Country upon [***] prior written notice to the JCC, the applicable Country/Region Commercialization Committee and to the Lead Commercialization Party for such IO Licensed Product in such Co-Commercialization Country. Once the Co-Promoting Party exercises its right to cease Co-Commercializing a particular IO Licensed

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Product in a Co-Commercialization Country, the Co-Promoting Party will cease to be a Co-Promoting Party with respect to such IO Licensed Product in such country, and such non-Lead Commercialization Party will not again be able to exercise its right pursuant to Section 6.4(a) to Co-Commercialize such IO Licensed Product in such country.
(d)    Field Force Coordination. The JCC or the applicable Committee shall coordinate the Co-Promotion of each IO Licensed Product for which the non-Lead Commercialization Party exercises its Co-Promotion Rights by (i) the Lead Commercialization Party and its local Affiliates and their respective field forces, on the one hand, and (ii) the Co-Promoting Party and its local Affiliates and their respective field forces, on the other hand. The Parties will cooperate in the conduct of such activities with respect to scheduling, geographical allocation, and professional or other customer targeting in in accordance with the applicable Commercialization Plan(s). Without limiting the generality of the foregoing, in each Co-Commercialization Country the Parties will share and, to the extent appropriate, cooperate to implement consistent policies and procedures with respect to the manner in which details and other sales visits are conducted.
(e)    FTE Efforts. Upon the exercise of its election pursuant to Section 6.4(a) to Co-Promote an IO Licensed Product in a country, the Co-Promoting Party will provide to the Lead Commercialization Party a binding notice of the FTE effort that the Co-Promoting Party commits to deliver in Co-Promoting such IO Licensed Product in such country during the first (1st) Contract Year for which the Co-Promoting Party exercised its right to Co-Promote (the “Co-Promote Commitment Level”). If the Co-Promoting Party elects to Co-Promote an IO Licensed Product in a country, in no event shall the Co-Promote Commitment Level be [***] of the total anticipated FTE effort by both Parties (taken together) in Co-Promoting such IO Licensed Product in such Co-Commercialization Country, unless otherwise agreed by the Parties. Such FTE effort shall be based upon the forecasted number and position of Details required to meet the market and sales forecasts for such IO Licensed Product in such Co-Commercialization Country in such Contract Year, and their conversion (by the JCC or applicable Country/Region Commercialization Committee) into the equivalent number of detailing FTEs according to applicable weighting factors, based upon the sales force and marketing practices in such Co-Commercialization Country. After the first (1st) Contract Year for which the Co-Promoting Party has exercised its right to Co-Promote an IO Licensed Product in a country, the Parties shall annually review and, if mutually agreed by the Parties, amend the Co-Promote Commitment Level for such IO Licensed Product in such country. In no event shall the Co-Promote Commitment Level in Co-Promoting such IO Licensed Product in such Co-Commercialization Country [***] of the anticipated total FTE effort by both Parties in Co-Promoting such IO Licensed Product in such Co-Commercialization Country or such other maximum percentage agreed by the Parties. The Co-Promoting Party’s binding notice referred to above in this Section (e) shall be accompanied by a plan (which shall be developed by the Co-Promoting Party in cooperation with the Lead Commercialization Party and shall be intended to coordinate and integrate the Parties’ respective FTE efforts and detailing activities) for ensuring that the Co-Promoting Party will have in place a field force of qualified sales representatives to satisfy the Co-Promote Commitment Level. In each Co-Commercialization Country, the non-Lead

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Commercialization Party shall perform the anticipated total FTE effort above the Co-Promote Commitment Level.
(f)    Training. The Parties will coordinate sales force training efforts in Co-Commercialization Countries and will share training materials (and conduct joint training, where appropriate) to facilitate joint sales force training efforts.
(g)    Samples. With respect to IO Licensed Products for which the non-Lead Commercialization Party exercises its Co-Promotion Rights in the Co-Commercialization Countries, the Lead Commercialization Party shall provide the Co-Promoting Party with IO Licensed Product samples for use in such Co-Commercialization Countries as required in the applicable Commercialization Plan(s). The Lead Commercialization Party and, if applicable, the Co-Promoting Party (and each of their respective Affiliates) shall use samples strictly in accordance with the then-applicable approved Commercialization Plan(s) and shall store and distribute samples in compliance with applicable Laws. Each Party (and its local Affiliates) will maintain those records required by all applicable Laws and shall allow representatives of the other Party to inspect such records and storage facilities for the IO Licensed Product samples on request.
6.5    IO Licensed Product Pricing and Pricing Approvals in the Territory. Without limitation of the responsibility and authority of the Committees with respect to pricing matters as provided herein, [***]; provided that all such pricing decisions (including rebates or discounts) shall be made in a manner (a) intended to optimize the economic value of the IO Licensed Products in the applicable Territory, (b) consistent with the Collaboration Purpose and (c) in conformance with the applicable Marketing Guidelines. The Co-Promoting Party with respect to an IO Licensed Product shall have the right to [***]. Without limiting the foregoing, the non-Lead Commercialization Party in a country in the Territory shall have the right to [***].
6.6    Sales and IO Licensed Product Distribution in the Territory; Other Responsibilities.
(a)    The Lead Commercialization Party (or its Affiliate) for an IO Licensed Product in a country in the Territory shall invoice and book, and appropriately record, all sales of such IO Licensed Product in such country. The Lead Commercialization Party (or its Affiliate) for an IO Licensed Product in a country in the Territory also shall be responsible for (i) the distribution of such IO Licensed Product in such country and for paying all governmental rebates which are due and owing with respect to such IO Licensed Product in such country, (ii) handling all returns of such IO Licensed Product sold under this Agreement in such country and (iii) handling all aspects of ordering, processing, invoicing, collection, distribution and receivables with respect to such IO Licensed Product in such country.
(b)    Sanofi, with respect to (i) all IO Licensed Products in the ROW Territory, (ii) the IO Licensed Products for which Sanofi is the Lead Commercialization Party in the U.S., and (iii) the IO Licensed Products for which Sanofi is the Co-Promoting Party in the U.S. (through its local Affiliates where appropriate), and Regeneron, with respect to (x) the IO Licensed Products for which Regeneron is the Lead Commercialization Party in the U.S. and (y)

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

the IO Licensed Products for which Regeneron is the Co-Promoting Party in the applicable Co-Commercialization Countries, shall each maintain records relating to their respective FTEs for such IO Licensed Products in the Field in such countries in a manner sufficient to permit the determination of Field Force Costs and Medical Non-Approval Costs and the incentive compensation requirements set forth in the applicable Marketing Guidelines.
6.7    Contract Sales Force. Each Party shall be entitled to engage a Contract Sales Force for up to [***] percent ([***]%) of such Party’s sales force utilized for any IO Licensed Product to discharge its annual FTE effort with respect to Commercialization of such IO Licensed Product, provided that (a) in the event that a Co-Promoting Party discontinues Co-Commercialization of an IO Licensed Product in a particular Co-Commercialization Country in the Territory pursuant to Section 6.4(c), then the Lead Commercialization Party shall be entitled to engage a Contract Sales Force for more than [***] percent ([***]%) for such IO Licensed Product in such country; (b) that in the event that the Co-Promoting Party does not satisfy its Co-Promote Commitment Level with respect to any IO Licensed Product in any Co-Commercialization Country, then the Lead Commercialization Party shall be entitled to engage a Contract Sales Force for more than [***] percent ([***]%) for such IO Licensed Product in such Co-Commercialization Country. If a Party (or its local Affiliate) retains a Contract Sales Force, that Party (or its local Affiliate) will be responsible for (i) all costs and expenses associated with retaining such Contract Sales Force above approved Field Force Costs included in the applicable Country/Region Commercialization Budget for its sales force (except to the extent that a Contract Sales Force is maintained by the Lead Commercialization Party with respect to an IO Licensed Product in any Co-Commercialization Country because the Co-Promoting Party discontinues or fails to [***], in which event such costs and expenses shall [***], (ii) the Contract Sales Force’s compliance with this Agreement, including, the training and monitoring of such Contract Sales Force and ensuring compliance with all applicable Laws, and (iii) ensuring that sales representatives in such Contract Sales Force have minimum skill levels customary for sales representatives in major pharmaceutical companies in such country in the relevant therapeutic area.
6.8    Promotional Materials    .
(a)    Except as provided in and subject to Section 6.8(b), (i) the Lead Commercialization Party with respect to an IO Licensed Product in the U.S. will be responsible, consistent with the U.S. Marketing Guidelines, the U.S. Commercialization Plan, and, if applicable, the Global Commercialization Plan for such IO Licensed Product, and the decisions of the JCC with respect to Promotional Materials as contemplated by Section 3.4(b)(vii), and (ii) Sanofi will be responsible, consistent with the ROW Marketing Guidelines, and the applicable ROW Commercialization Plan, Country/Region Commercialization Plan, and Global Commercialization Plan, and the decisions of the JCC with respect to Promotional Materials as contemplated by Section 3.4(b)(vii), in each case (i) and (ii), for the creation, preparation, production and reproduction of all Promotional Materials and for filing, as appropriate, all Promotional Materials with all Regulatory Authorities in the U.S. or the ROW Territory, as applicable, except where the non-Commercialization Party shall perform such responsibilities in a country in the Territory as the Lead Regulatory Party. Upon request, each Party will have the

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

right to review and comment on all major Promotional Materials for use in any country in the Territory prior to their distribution by the other Party for use in the Territory.
(b)    The Parties and their Affiliates shall only use the Promotional Materials and only conduct marketing and promotional activities for the IO Licensed Products which, in each case, are approved by the JCC or the applicable Country/Region Commercialization Committee if so delegated by the JCC for the applicable Major Market Country. The Lead Commercialization Party with respect to an IO Licensed Product for which the other Party has exercised its Co-Promotion Rights in a Co-Commercialization Country shall ensure that the Co-Promoting Party’s sales representatives are provided with reasonable quantities of Promotional Materials for such IO Licensed Product for use in such Co-Commercialization Country consistent with the Co-Promote Commitment Level for such IO Licensed Product in accordance with the approved Commercialization Plan(s). All Promotional Materials generated for a Co-Commercialization Country shall be maintained in confidence and shall not be disclosed or distributed to Third Parties, until such time as they have been reviewed and approved as set forth in this Section.
(c)    The Lead Commercialization Party with respect to an IO Licensed Product in a country in the Territory shall own all rights to all Promotional Materials with respect to such IO Licensed Product in such country, including all copyrights thereto.
6.9    Promotional Claims/Compliance. Neither Party nor any of its Affiliates shall make any medical or promotional claims for any IO Licensed Product in the Field other than as permitted by applicable Laws. When distributing information related to any IO Licensed Product or its use in the Field in the Territory (including information contained in scientific articles, reference publications and publicly available healthcare economic information), each Party and its Affiliates shall comply with all applicable Laws and any guidelines established by the pharmaceutical industry in the applicable country.
6.10    Restriction on Bundling in the Territory. If a Party or its Affiliates or Sublicensees sell an IO Licensed Product in the Field in its Territory to a customer who also purchases other products or services from any such entity, such Party agrees not to, and to require its Affiliates and Sublicensees not to, bundle or include any IO Licensed Product as part of any multiple product offering or discount or price the IO Licensed Products in a manner that (a) is reasonably likely to disadvantage an IO Licensed Product in order to benefit sales or prices of other products offered for sale by such Party or its Affiliates to such customer, (b) is inconsistent with the Collaboration Purpose or (c) would result in pricing and discounting inconsistent with the applicable Marketing Guidelines.
6.11    Inventory Management. The Lead Commercialization Party with respect to an IO Licensed Product in a country in the Territory shall use Commercially Reasonable Efforts to manage inventory of such IO Licensed Product on hand at wholesalers and Sublicensees in such country so as to maintain levels of inventory appropriate for expected demand and to avoid taking action that would result in unusual levels of inventory fluctuation.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

6.12    Medical and Consumer Inquiries. The JCC shall establish guidelines to handle medical questions or inquiries from consumers relative to IO Licensed Products in the Territory.
6.13    Market Exclusivity Extensions. Each Party shall use Commercially Reasonable Efforts to maintain, and, to the extent available, legally extend, the period of time during which, in any country in the Territory, (a) a Party(ies) has the exclusive legal right, whether by means of a Patent Right or through other rights granted by a Governmental Authority in such country, to Commercialize an IO Licensed Product in the Field in such country and (b) no generic equivalent of an IO Licensed Product in the Field may be marketed in such country.
6.14    Post Marketing Clinical Trials. Subject to the provisions of this Agreement, the Parties shall comply with any clinical trials obligations with respect to a Marketing Approval with respect to any IO Licensed Product use in the Field in any country in the Territory, imposed by applicable Law, pursuant to the Approvals or required by a Regulatory Authority.
ARTICLE VII
CLINICAL AND REGULATORY AFFAIRS
7.1    Ownership of Approvals and Registration Filings.
(a)    Unless otherwise agreed to by the Parties, which may be agreed on a country-by-country basis, the Post-POC Principal Party with respect to an IO Licensed Product shall be the Lead Regulatory Party with respect to such IO Licensed Product and shall [***]. If a Party does not have an Affiliate in a given country and such Party would otherwise be the Lead Regulatory Party for that country, then, at the request of such Party, the other Party may instead perform the functions of the Lead Regulatory Party for that country.
(b)    The Lead Regulatory Party shall license, transfer, provide a letter of reference with respect to, or take other action necessary to make available [***] to and for the benefit of the other Party.
(c)    The non‑Lead Regulatory Party shall provide such assistance with respect to regulatory matters as is reasonably requested by the Lead Regulatory Party and consistent with the terms of this Agreement.
7.2    Regulatory Coordination.
(a)    The Lead Regulatory Party shall oversee, monitor and coordinate applicable regulatory actions, communications and filings with and submissions (including supplements and amendments thereto) to each applicable Regulatory Authority with respect to each IO Licensed Product in the Field in each jurisdiction as to which it is the Lead Regulatory Party; provided that it shall adhere to the obligations in this ARTICLE VII. Without limiting the foregoing, the Lead Regulatory Party will be responsible for, and will use Commercially

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Reasonable Efforts in applying for, obtaining and maintaining the applicable Approval or other Registration Filing for each IO Licensed Product in the Field for which it has responsibility as the Lead Regulatory Party. To the extent applicable, the Lead Regulatory Party shall perform all such activities in accordance with the Plans and all applicable Laws.
(b)    The Parties shall establish procedures, through the JDC or the JCC, to ensure that the Parties exchange on a timely basis all necessary information to enable the other Party and its licensees, as applicable, (i) to comply with its regulatory obligations in connection with the Development, Manufacture or Commercialization of the IO Licensed Products in the Field in the Territory, including, filing updates or supplements with Regulatory Authorities, pharmacovigilance filings, manufacturing supplements and investigator notifications to Regulatory Authorities and (ii) to comply with Laws in connection with the Development, Manufacture or Commercialization of the IO Licensed Products in the Field anywhere in the Territory. The Parties shall provide to each other prompt written notice of any Approval of an IO Licensed Product in the Field anywhere in the world. The Parties shall work together cooperatively through the JDC in the preparation of regulatory strategies and with respect to all material regulatory actions, communications and regulatory filings for IO Licensed Products in the Field in the Territory.
(c)    The Lead Regulatory Party shall use Commercially Reasonable Efforts to provide the other Party as promptly as practicable with written notice and copies of any material (i) draft filings with, (ii) submissions to and (iii) correspondence (including Approvals) with, Regulatory Authorities pertaining to the Development or Commercialization of an IO Licensed Product in the Field under the Plans, and shall use reasonable efforts to afford the other Party’s representatives an opportunity to actively participate in the drafting and review of such material filings and submissions (including, all annual and periodic safety reports for IO Licensed Products in the Field), and consistent with applicable Laws, to have up to two (2) representatives from the other Party attend and actively participate in all material, pre-scheduled meetings, telephone conferences or discussions with Regulatory Authorities to the extent such material meetings, telephone conferences or discussions pertain to the Development or Commercialization of any IO Licensed Product in the Field. Without limiting the foregoing, the Lead Regulatory Party shall use Commercially Reasonable Efforts to provide the other Party on a timely basis with all material information, data and materials reasonably necessary for the other Party to participate in the preparation of the material filings and submissions referred to in this paragraph (c), said items to be provided to the other Party in a timely manner. The Parties will discuss in good faith any disputes on the contents of filings or submissions referred to in this paragraph (c) to the Regulatory Authorities and disputes shall be submitted to the JDC for timely resolution.
(d)    For each IO Licensed Product, the JDC shall develop and the IOSC shall approve proposed target IO Licensed Product labeling (“Target Labeling”) for use in the Territory.
7.3    Regulatory Events. Each Party shall keep the other Party informed, commencing within forty-eight (48) hours after notification (or other time period specified

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

below), of any action by, or notification or other information which it receives (directly or indirectly) from, any Regulatory Authority, Third Party or other Governmental Authority, that:
(a)    raises any material concerns regarding the safety or efficacy of any IO Licensed Product in the Field;
(b)    indicates or suggests a potential investigation or formal inquiry by any Regulatory Authority in connection with the Development, Manufacture or Commercialization of an IO Licensed Product in the Field under the Plans; provided, that each Party shall inform the other Party of the foregoing no later than twenty-four (24) hours after receipt of a notification referred to in this clause (b); or
(c)    is reasonably likely to lead to a recall or market withdrawal of any IO Licensed Product in the Field anywhere in the Territory.
Information that shall be disclosed pursuant to this Section 7.3 shall include, but not be limited to the following matters with respect to IO Licensed Products:
(i)    Governmental Authority inspections of Manufacturing, Development, distribution or other facilities;
(ii)    inquiries by Regulatory Authorities or other Governmental Authorities concerning clinical investigation activities (including inquiries of investigators, clinical research organizations and other related parties) or pharmacovigilance activities, in each case, to the extent involving matters described in clauses (a), (b) or (c) of this Section 7.3;
(iii)    receipt of a warning letter issued by a Regulatory Authority;
(iv)    an initiation of any Regulatory Authority or other Governmental Authority investigation, detention, seizure or injunction; and
(v)    receipt of product complaints concerning actual or suspected IO Licensed Product tampering, contamination, or mix-up (e.g., wrong ingredients).
7.4    Pharmacovigilance and Product Complaints. While the Lead Regulatory Party shall be responsible for managing pharmacovigilance and product complaints and for formulating and implementing any related strategies, both Parties will cooperate with each other in order to fulfill all regulatory requirements concerning pharmacovigilance and risk management plans and product complaint reporting in all countries in which any IO Licensed Product is being developed, manufactured, or commercialized anywhere in the Territory. Without limitation to the foregoing, the Parties shall execute a Safety Data Exchange Agreement setting forth the specific procedures to be used by the Parties to coordinate the investigation and exchange of reports of adverse events/adverse drug reactions and IO Licensed Product

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

complaints to ensure timely communication to Regulatory Authorities and compliance with Laws.
7.5    Regulatory Inspection or Audit. If a Regulatory Authority desires to conduct an inspection or audit of a Party with regard to an IO Licensed Product in the Field, each Party agrees to cooperate with the other and the Regulatory Authority during such inspection or audit, including by allowing, to the extent practicable, a representative of the other Party to be present during the applicable portions of such inspection or audit to the extent it relates to the Development, Manufacture or Commercialization of an IO Licensed Product for use in the Field under this Agreement. Following receipt of the inspection or audit observations of the Regulatory Authority (a copy of which the receiving Party will promptly provide to the other Party), the Party in receipt of the observations will prepare any appropriate responses; provided that the other Party, to the extent practicable, shall have the right to review and comment on such responses to the extent they cover or may be reasonably expected to adversely impact the IO Licensed Products in the Field in the Territory, and the Party that received the observations shall consider in good faith the comments made by such other Party. In the event the Parties disagree concerning the form or content of a response, the Party that received the observations will decide the appropriate form and content of the response. Without limiting the foregoing, each Party (and its Third Party subcontractors) shall notify the other Party within forty-eight (48) hours of receipt of a notification from a Regulatory Authority of the intention of such Regulatory Authority to audit or inspect facilities used or proposed to be used for the Manufacture of IO Licensed Products for use in the Field under this Agreement; provided that such notification shall be given no later than twenty-four (24) hours prior to any such Regulatory Authority audit or inspection, to the extent that its receipt of notification from the Regulatory Authority so permits.
7.6    Recalls and Other Corrective Actions    . Decisions with respect to any recall, market withdrawal or other corrective action related to any IO Licensed Product in the Field in the Territory shall be made only upon mutual agreement of the Parties, which agreement shall not be unreasonably withheld, conditioned or delayed; provided, that nothing herein shall prohibit either Party from initiating or conducting any recall or other corrective action mandated by a Governmental Authority or Law. The Party that determines that a recall or market withdrawal of an IO Licensed Product in the Field in the Territory may be required shall, within twenty-four (24) hours, notify the other Party and, without limitation of and subject to the proviso in the immediately preceding sentence, the Parties shall decide whether such a recall or market withdrawal is required. The Parties shall cooperate with respect to any actions taken or public statements made in connection with any such recall or market withdrawal. Expenses associated with such recalls will be treated as Other Shared Expenses.
ARTICLE VIII
MANUFACTURING AND SUPPLY
8.1    Manufacture and Supply of Clinical Supply Requirements of Formulated Bulk Product. Until such time as Commercial Supply Requirements are being Manufactured, Regeneron will use Commercially Reasonable Efforts to provide an adequate and timely supply of Formulated Bulk Product for Clinical Supply Requirements of IO Licensed Products in the

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Field in the Territory in accordance with the Manufacturing Plan. Regeneron may [***]. If an entity other than Regeneron is to be used to Manufacture Formulated Bulk Product for Clinical Supply Requirements, preference shall be given to Sanofi or an Affiliate of Sanofi that is qualified to Manufacture the applicable IO Licensed Product in accordance with applicable Good Practices and where the estimated Manufacturing Cost is comparable to that of Third Party Manufacturers. The Formulated Bulk Product Manufactured by or on behalf of Regeneron for Clinical Supply Requirements will be included in Development Costs or Shared Commercial Expenses, if and as applicable in accordance with this Agreement, at the Manufacturing Cost calculated in accordance with Part I of Schedule 1. To the extent that Regeneron maintains manufacturing capacity available for the Manufacture of Clinical Supply Requirements, the costs and expenses of maintaining such capacity shall be included as a Development Cost to the extent it is not included as a Manufacturing Cost. For the avoidance of doubt, nothing in this Section 8.1 shall require Regeneron to expand its manufacturing capacity or use any manufacturing capacity acquired or constructed by Regeneron in the future to satisfy its obligations under this Section 8.1. [***], Sanofi shall, upon completion of the process transfer, make capacity at this facility available to provide Formulated Bulk Product for Phase III Trials of IO Licensed Products on Regeneron’s behalf as set forth in the Manufacturing Plan in the event that the requirements for Formulated Bulk Product for Phase III Trials exceed Regeneron’s capacity at its Manufacturing facilities.
8.2    Finished Product Supply of Clinical Supply Requirements. Regeneron will timely identify, and enter into an agreement with, a Third Party or Third Parties or Sanofi (or use its own facilities, if Regeneron has such capabilities) to perform the filling, packaging, labeling and testing of the Formulated Bulk Product and supply Finished Product for Clinical Supply Requirements for IO Licensed Products for use under this Agreement. If an entity other than Regeneron is to be used to perform filling, packaging, labeling or testing services related to Finished Product for Clinical Supply Requirements, preference shall be given to Sanofi or an Affiliate of Sanofi that is qualified to perform such services in accordance with applicable Good Practices and where the estimated Manufacturing Cost is comparable to that of Third Parties. Such Finished Product for Clinical Supply Requirements Manufactured on behalf of Regeneron will be included in Development Costs or Shared Commercial Expenses, if and as applicable in accordance with this Agreement at the Manufacturing Cost calculated in accordance with Part I of Schedule 1.
8.3    Manufacture and Supply of Commercial Supply Requirements.
(a)    The Parties, through the JMC and IOSC, will determine whether a Party, or a Third Party on behalf of a Party, will be responsible for Manufacturing and supplying Commercial Supply Requirements of Formulated Bulk Product or Finished Product for each IO Licensed Product for use under this Agreement. The JMC shall use all reasonable efforts to make such determination no later than [***] prior to the Anticipated First Commercial Sale of each IO Licensed Product. [***]. Such a notice (a “Manufacturing Notice”) shall be irrevocable and shall be treated as a firm commitment to supply such Formulated Bulk Product or Finished Product, as the case may be. Preference will be given to having a Party or both Parties, rather than Third Parties, Manufacture and supply Commercial Supply Requirements [***]. If both

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Parties desire to Manufacture and supply such Commercial Supply Requirements, [***]. If one Party desires to Manufacture and supply [***]. If the Parties cannot agree on terms under which either or both Parties will Manufacture and supply Commercial Supply Requirements of an IO Licensed Product, the JMC shall arrange for a Third Party to Manufacture and supply such Commercial Supply Requirements.
(b)    Once Manufacture of Commercial Supply Requirements of an IO Licensed Product begins, or is scheduled to begin, Manufacture of Clinical Supply Requirements of such IO Licensed Product shall be coordinated with Manufacture of Commercial Supply Requirements of such IO Licensed Product. Formulated Bulk Product and Finished Product Manufactured by or on behalf of a Party for Commercial Supply Requirements, and for Clinical Supply Requirements that are Manufactured in coordination with the Commercial Supply Requirements, will be billed at the Manufacturing Cost described in Part II of Schedule 1 as a Commercial Supply Cost and Clinical Supply Cost, respectively. If a Party has commercial scale capacity available in anticipation of beginning to Manufacture Commercial Supply Requirements, the JMC shall decide if such Party shall Manufacture any Clinical Supply Requirements even before it begins to Manufacture Commercial Supply Requirements.
(c)    Any Third Party manufacturer of Commercial Supply Requirements or Clinical Supply Requirements will be required to enter into a separate confidentiality agreement with Regeneron prior to the transfer of the Manufacturing operations from Regeneron to such Third Party. All of Regeneron’s costs and expenses associated with the transfer of the Manufacturing operations and related Know-How to the Third Party manufacturer (or Sanofi, to the extent that Sanofi Manufactures all or part of the Commercial Supply Requirements or Clinical Supply Requirements) will be billed as a Development Cost.
8.4    Supply Agreement. The Parties shall timely enter into one or more clinical supply agreements with respect to the quality assurance/quality control, forecasting, ordering and delivery of Clinical Supply Requirements, which shall contain terms consistent with this Agreement. At least [***] of an IO Licensed Product, the Parties shall enter into separate commercial supply agreements with respect to the quality assurance/quality control, forecasting, ordering and delivery of Clinical Supply Requirements and Commercial Supply Requirements after the First Commercial Sale, which shall contain terms consistent with this Agreement. Each supply agreement will include as an annex thereto a customary quality agreement containing terms and conditions regarding quality assurance and Good Practices and provide for terms for forecasting, ordering, delivery, payment and supply consistent with the terms of this Agreement.
8.5    Process Development and Manufacturing Plans. The Parties, through the JMC, will develop and amend as necessary, for each IO Licensed Product, a Manufacturing Plan. The JMC shall be responsible for deciding on process and technology selection, on process improvements and all related process development activities which impact Manufacturing. The JMC shall also be responsible for all decisions relating to Manufacturing Formulated Bulk Product for Clinical Supply Requirements of IO Licensed Products. Each Manufacturing Plan shall set forth the supply requirements of an IO Licensed Product over an ensuing period of

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

[***]. The Manufacturing Plan will include arrangements for the Manufacture of back-up Formulated Bulk Product for IO Licensed Product requirements at a Party or a Third Party back-up Manufacturing facility. The Manufacturing Plan (including each annual amendment thereto) shall be prepared by the JMC and approved by the IOSC at least two (2) months prior to the end of the then current Contract Year, except that the initial Manufacturing Plan covering at least initial expected Clinical Supply Requirements for an IO Licensed Product, to the extent not included in the Post-POC Development Plan, shall be approved by the IOSC within the initial Global Development Plan. The Parties shall design Manufacturing Plans to ensure an adequate supply of IO Licensed Product and shall use Commercially Reasonable Efforts to perform their responsibilities in accordance with the approved Manufacturing Plans.
8.6    Manufacturing Shortfall. Each Party is required to provide prompt written notice to the other Party if it reasonably determines that it will not, despite its using Commercially Reasonable Efforts, be able to supply the agreed upon demand forecast for the IO Licensed Products set forth in the Manufacturing Plan. Upon such notification, the matter will be referred to the JMC and IOSC to determine what, if any (and identify and establish, as quickly as possible, if applicable) alternative supply source of IO Licensed Product (including the other Party) should be utilized.
8.7    Manufacturing Compliance. Each Party will use diligent efforts to Manufacture the Formulated Bulk Product and Finished Product supplied under this ARTICLE VIII or, as applicable, to ensure that the same is Manufactured by Third Parties in conformity with Good Practices and applicable Laws. Each Party will timely notify and seek the approval of the other Party, which approval shall not be unreasonably withheld, conditioned or delayed, for any Manufacturing changes for the Formulated Bulk Product or Finished Product that are reasonably likely to have an adverse impact on (a) the quality of the IO Licensed Products supplied under this Agreement or (b) the regulatory status of the IO Licensed Products in the Territory, including requirements to support or maintain any Approvals. Each Party shall have the right to conduct inspections and audits of the other Party’s facilities involved in the Manufacture of IO Licensed Products in the Field pursuant to this Agreement at reasonable times and on reasonable prior notice on terms to be agreed upon by the Parties. Moreover, each Party will use diligent efforts to negotiate agreements that would allow the other Party to audit the facilities of Third Party contractors (including Sanofi, if applicable) involved in the Manufacture of IO Licensed Products for use in the Field under this Agreement.
8.8    Amendments to the Existing License and Collaboration Agreement. To the extent that ARTICLE VIII of the Existing License and Collaboration Agreement is amended after the Execution Date, the Parties shall discuss in good faith whether any corresponding changes shall be made to ARTICLE VIII of this Agreement.
ARTICLE IX
PERIODIC REPORTS; PAYMENTS
9.1    Upfront Payment. Within ten (10) Business Days of Sanofi’s receipt of an invoice from Regeneron (which invoice may be delivered electronically) following the

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Execution Date, Sanofi shall pay to Regeneron a non-refundable, non-creditable amount of three hundred and seventy five million Dollars ($375,000,000).
9.2    Development Costs.
(a)    IO Licensed Products for which Sanofi is the Post-POC Principal Party. Sanofi shall be responsible for paying one hundred percent (100%) of the total Development Costs for IO Licensed Products for which Sanofi is the Post-POC Principal Party, whether incurred by or on behalf of Sanofi, Regeneron or their respective Affiliates (provided that such Development Costs are incurred in accordance with the applicable Global Development Budget), and fifty percent (50%) of such expenses shall count as IO Development Balance Costs and be included in the IO Development Balance. Any such Development Costs incurred by or on behalf of Regeneron shall be added to the Development Cost True-Up. For clarity, no such Development Costs incurred by either Party shall be treated as Other Shared Expenses.
(b)    IO Licensed Products for which Regeneron is the Post-POC Principal Party. The Parties shall share equally (50%/50%) in the total Development Costs for IO Licensed Products for which Regeneron is the Post-POC Principal Party (including, for clarity, REGN2810 and any other PD-1 Licensed Products), whether incurred by or on behalf of Sanofi, Regeneron or their respective Affiliates, and any such Development Costs shall be counted toward the Development Cost True-Up as set forth in Schedule 2; provided that none of such Development Costs shall count as IO Development Balance Costs or be included in the IO Development Balance. Unless otherwise agreed to by the Parties, the aggregate amount of all shared Development Costs with respect to an IO Licensed Product shall not exceed, at any time, the aggregate Global Development Budget for such IO Licensed Product.
(c)    Non-IO Indication Expenses Prior to Opt-In. If, with respect to any Product Candidate under the IO Discovery Agreement for which Sanofi has exercised its Opt-In Rights pursuant to Article 5 of the IO Discovery Agreement, (i) Regeneron has incurred development costs and expenses (solely to the extent such costs and expenses are not reimbursed under the Existing Agreements) in respect of any Non-IO Indication for such Product Candidate, and (ii) [***], then, in either case (A) or (B), [***] of the development costs and expenses incurred by Regeneron in respect of such Non-IO Indication for such IO Licensed Product shall be added to the Development Cost True-Up in the Quarter in which the earlier of (1) and (2) occurs: [***]. [***] of such development costs and expenses incurred by Regeneron in respect of such Non-IO Indication expenses shall be included in the IO Development Balance (provided that, for clarity, none of such Non-IO Indication development costs or expenses referred to in clause (i) above shall count against any Global Development Budget hereunder or the “IO Discovery Budget” or “Tail Period Budget” under the IO Discovery Agreement).
(d)    Additional Trial Costs. If and only if [***], then the applicable percentage (as determined pursuant to the last sentence of this Section 9.2(d)) of the Additional Trial Costs incurred directly in connection with the conduct of such Additional Trial shall be included in the Development Cost True-Up for the Post-POC Other Party in the Quarter in which the earlier of (A) and (B) occurs: [***]. The percentage of Additional Trial Costs shall be added to or subtracted from the Development Cost True-Up as follows: (x) if Regeneron is the Post-

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

POC Other Party, then an amount equal to [***] of the Additional Trial Costs shall be added to the Development Cost True-Up, and [***] of the Additional Trial Costs shall be added to the IO Development Balance (but, for clarity, no portion of such Additional Trial Costs shall be included in any Global Development Budget), and (y) if Sanofi is the Post-POC Other Party, then an amount equal to [***] of the Additional Trial Costs shall be subtracted from the Development Cost True-Up, and [***].
(e)    Research Expenses. The Parties acknowledge that payments made by a Party pursuant to this Section 9.2 are being made as research and development expenses, as defined in Section 41 of the U.S. Internal Revenue Code.
9.3    PD-1 Milestone Payment. In addition to the other payments contemplated herein, Sanofi shall pay to Regeneron a one-time non-refundable, non-creditable milestone payment in the amount of three hundred and seventy five million Dollars ($375,000,000) (the “PD-1 Milestone Payment”) in the event that, in any consecutive twelve- (12-) month period during the Term, PD-1 Sales are greater than or equal to two billion Dollars ($2,000,000,000) (the “PD-1 Milestone”). After the achievement of such PD-1 Milestone, Sanofi shall have ten (10) Business Days from the date of electronic receipt of an invoice therefor from Regeneron to pay the amount of the PD-1 Milestone Payment to Regeneron. For purposes of clarification, the PD-1 Milestone Payment shall be made only once and only upon the first (1st) occurrence of the PD-1 Milestone, and no amounts shall be due for subsequent or repeated achievements of such PD-1 Milestone in subsequent consecutive twelve- (12-) month periods. “PD-1 Sales” shall mean the sum of (a) aggregate Net Sales of all PD-1 Licensed Products in the Territory in any consecutive twelve- (12-) month period, plus (b) aggregate Net Sales of all Non-PD-1 Licensed Product that are sold for use in combination with any PD-1 Licensed Product in such consecutive twelve- (12-) month period. Notwithstanding anything in this Agreement to the contrary, if the payment due under this Section 9.3 becomes subject to withholding or similar tax that Sanofi would be required by Law to withhold or pay on behalf of Regeneron because of any assignment of this Agreement to an Affiliate of Sanofi, then Sanofi shall pay to Regeneron such additional amounts under this Section 9.3 so that Regeneron will receive three hundred and seventy five million Dollars ($375,000,000) net of any withholding or similar taxes.
9.4    Royalties. Any royalty amounts payable pursuant to Section 2.6(c) of this Agreement shall be paid to Sanofi for the period of time, as determined on a Special Termination Product-by-Special Termination Product and country-by-country basis, commencing on the first (1st) commercial sale of such Special Termination Product (or the effective date of the applicable termination, if later) and [***] (the “Royalty Term”). During the Royalty Term, Regeneron shall deliver to Sanofi with each royalty payment a report detailing in reasonable detail the information necessary to calculate the royalty payments due under this Section 9.4 for such Quarter, including the following information, specified on an Special Termination Product-by-Special Termination Product and country-by-country basis: (a) total gross invoiced amount from sales of each such Special Termination Product by Regeneron, its Affiliates and Sublicensees; (b) all relevant deductions from gross invoiced amounts to calculate Net Sales; (c) Net Sales; and (d) royalties payable.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

9.5    Sharing of Profits from IO Licensed Products. Commencing on the Effective Date and continuing during the Term, the Parties shall share the Profit Split as described in Schedule 2.
9.6    Periodic Reports. Sanofi and Regeneron shall each prepare and deliver to the other Party the periodic reports specified below:
(a)    Each Party shall deliver electronically the reports required to be delivered by it pursuant to Sections 5.3(b) and 5.4(e);
(b)    Within five (5) days following the end of each month, commencing with the month in which First Commercial Sale occurs, each Party shall deliver electronically to the other Party a monthly detailed Net Sales report with monthly and year-to-date sales for each IO Licensed Product in the Field in the Territory by country in Dollars;
(c)    Within twenty (20) days following the end of each Quarter, commencing with the Quarter in which First Commercial Sale occurs, each Party shall deliver electronically to the other Party a written report setting forth, on a country-by-country basis in the Territory for such Quarter (i) the Net Sales of each IO Licensed Product in local currency and in Dollars, (ii) IO Licensed Product quantities sold in the Field by dosage form and unit size and (iii) gross IO Licensed Product sales in the Field and an accounting of the deductions from gross sales permitted by the definition of Net Sales;
(d)    Within twenty (20) days following the end of each Quarter, each Party that has incurred any Other Shared Expenses or Shared Commercial Expenses in that Quarter shall deliver electronically to the other Party a written report setting forth in reasonable detail the Other Shared Expenses or Shared Commercial Expenses incurred by such Party in such Quarter on a country-by-country and IO Licensed Product-by-IO Licensed Product basis, including whether any such expenses are also included in the reports delivered pursuant to clause (e) below;
(e)    Within forty-five (45) days after the end of each Quarter, commencing with the Quarter in which the First Commercial Sale in a Reporting Country/Region occurs (or such earlier agreed upon Quarter, if appropriate), (i) with respect to each IO Licensed Product in the U.S., the Lead Commercialization Party for such IO Licensed Product shall provide to the other Party, (ii) with respect to each IO Licensed Product in each Reporting Country/Region in the ROW Territory, Sanofi shall provide to Regeneron, and (iii) with respect to each IO Licensed Product for each Co-Commercialization Country, the Co-Promoting Party with respect to such IO Licensed Product in such country shall provide to the Lead Commercialization Party for such IO Licensed Product in such country, in each case (i)‑(iii) (inclusive), in electronic form, a report summarizing in reasonable detail the marketing, detailing, selling and promotional activities undertaken by such Party (or its Affiliates) during the previous Quarter in such Reporting Country/Region or Co-Commercialization Country; and
(f)    Within sixty (60) days following the end of each Quarter, each Party shall deliver electronically to the other Party a Consolidated Payment Report in respect of

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

such Quarter, combining the information reported by each Party pursuant to this ARTICLE IX and showing its calculations in accordance with Schedule 2 of the amount of any payments to be made by the Parties hereunder for such Quarterly period as contemplated by this Section 9.6 (including showing the calculation of the Profit Split) and, if applicable, providing for the netting of such payments. In the event there is any dispute relating to a Consolidated Payment Report of a Party for a Quarter, such matter shall be submitted to the JFC for resolution. In the event that no resolution is reached by the JFC, the matter shall be escalated to the IOSC in accordance with Section 3.11(a) and, if necessary, to the Executive Officers in accordance with Section 3.11(c) and the Expert Panel in accordance with Section 10.4.
(g)    All reports referred to in this Section 9.6 shall be in such form, format and level of detail as may be approved by the JFC. Unless otherwise agreed by the JFC, the financial data in the reports will include calculations in local currency and Dollars.
9.7    Funds Flow. The Parties shall make Quarterly True-Up payments as set forth in Schedule 2. If Sanofi is the Party owing the Quarterly True-Up payment based on the calculations in the applicable Consolidated Payment Report of each Party for a Quarter, it shall, subject to Section 9.14, make such payment to Regeneron within fifteen (15) days after the exchange between the Parties of their respective Consolidated Payment Reports pursuant to Section 9.6. If Regeneron is the Party owing the Quarterly True-Up payment based on the calculations in the applicable Consolidated Payment Report of each Party for a Quarter, it shall, subject to Section 9.14, make such payment to Sanofi within fifteen (15) days after the exchange between the Parties of their respective Consolidated Payment Reports pursuant to Section 9.6. For the avoidance of doubt, any cost or expense paid or reimbursed under this Agreement, the IO Discovery Agreement or the Existing Agreements shall be paid or reimbursed only once so as to avoid any “double counting,” regardless of whether such cost or expense is reflected in more than one plan or budget under this Agreement, the IO Discovery Agreement or the Existing Agreements.
9.8    Invoices and Documentation. The JFC shall approve the form of any necessary documentation relating to any payments hereunder so as to afford the Parties appropriate accounting treatment in relation to any of the transactions or payments contemplated hereunder. All payments otherwise due and owing under this Agreement shall be supported by, and, if any such payment is due hereunder within a specified time period, such specified time period shall not start running until receipt by the owing Party of, an invoice delivered (whether electronically or physically) to the Party owing such amount, except as provided in Section 9.1, in such form approved by the JFC.
9.9    Budgets and Forecasts. With respect to each plan delivered hereunder, the Party delivering such plan shall include a budget as part of such plan and such budget (and associated non-binding two (2) year budget forecast included in the applicable related plan), including each Global Development Budget, Global Commercialization Budget, U.S. Commercialization Budget, ROW Commercialization Budget, and Country/Region Commercialization Budget shall include a break-out of the expenditures by Quarter for the initial Contract Year of such budget and on an annual basis for the next two (2) Contract Years. By no

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

later than April 30 of each Contract Year, each Party will provide the other Party with a good faith estimate of a re-forecast of the projected expenditures, by Quarter, for the remaining portion of the initial Contract Year for each such budget.
9.10    Payment Method and Currency. All payments under this Agreement shall be made by bank wire transfer in immediately available funds to an account designated by the Party to which such payments are due. All sums due under this Agreement shall be payable in Dollars. In those cases where the amount due in Dollars is calculated based upon one or more currencies other than Dollars, such amounts shall be converted to Dollars using the average of the buying and selling exchange rate for conversion of the applicable foreign currency into Dollars, using the spot rates (the “Mid Price Close” found on Thomson Reuters Eikon, or any other source as agreed to by the Parties) from the last Business Day of the month of the period to which the payment relates.
9.11    Late Payments. The Parties agree that, unless otherwise mutually agreed by the Parties or otherwise provided in this Agreement, amounts due by one Party to the other shall be payable to a bank account, details of which are to be communicated by the receiving Party. Unless otherwise mutually agreed by the Parties or otherwise provided in this Agreement, all payments under this Agreement shall earn interest, to the extent permitted by applicable Law, from the date due until paid at a rate equal to one month London Inter-Bank Offering Rate (LIBOR) Dollars, as quoted on Thomson Reuters Eikon (or any other source agreed to by the Parties) effective for the date on which the payment was due, [***] (such sum being referred to as the “Default Interest Rate”).
9.12    Taxes. Except as set forth in Section 9.3, any withholding or other taxes that either Party or its Affiliates are required by Law to withhold or pay on behalf of the other Party with respect to any payments to such other Party hereunder shall be deducted from such payments and paid to the appropriate tax authority contemporaneously with the remittance to the other Party; provided that the withholding Party shall furnish the other Party with proper evidence of the taxes so paid. Each Party shall cooperate with the other and furnish the other Party with appropriate documents to secure application of the most favorable rate of withholding tax under applicable Law (or exemption from such withholding tax payments, as applicable). Without limiting the foregoing, each Party agrees to make all lawful and reasonable efforts to minimize any such taxes, assessments and fees and will claim on the other Party’s behalf the benefit of any available treaty on the avoidance of double taxation that applies to any payments hereunder to such other Party.
9.13    Adjustments to FTE Rates. Notwithstanding anything herein to the contrary, upon the request of either Party, the Parties shall meet to review the accuracy of an applicable FTE rate in any country (e.g., Field Force FTE Rate, the Development FTE Rate, etc.). The Parties agree to share reasonable supporting documents and materials in connection with an assessment of the applicable FTE rate and to determine in good faith whether to adjust the rate(s) in any country.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

9.14    Right to Offset Payments. Subject to Section 9.12, each Party shall have the right to offset any amount owed by the other Party to such first Party under or in connection with this Agreement [***], including pursuant to this ARTICLE IX or in connection with any breach against any payments owed by such first Party to such other Party under this Agreement; provided, however, that no such offset shall be permitted to the extent and for so long as such other Party is contesting in good faith its obligation to make any such payment to such first Party under the applicable dispute resolution procedures of this Agreement [***]. Such offsets shall be in addition to any other rights or remedies available under this Agreement and applicable Law.
9.15    Resolution of Payment Disputes. In the event there is a dispute relating to any of the payment obligations or reports under this ARTICLE IX, the Party with the dispute shall have its representative on the JFC provide the other Party’s representative on the JFC with written notice setting forth in reasonable detail the nature and factual basis for such good faith dispute and the Parties, through the JFC, will seek to resolve the dispute as promptly as possible, but no later than ten (10) days after such written notice is received. In the event that no resolution is reached by the JFC, the matter shall be escalated to the IOSC in accordance with Section 3.11(a) and, if necessary, to the Executive Officers in accordance with Section 3.11(c) and the Expert Panel in accordance with Section 10.4. Notwithstanding any other provision of this Agreement to the contrary, the obligation to pay any reasonably disputed amount shall not be deemed to have been triggered until such dispute is resolved hereunder, provided that all amounts that are not in dispute shall be paid in accordance with the provisions of this Agreement.
ARTICLE X
DISPUTE RESOLUTION
10.1    Resolution of Disputes. The Parties recognize that disputes as to certain matters may from time to time arise which relate to either Party’s rights and obligations hereunder. It is the objective of the Parties to comply with the procedures set forth in this Agreement and to use all reasonable efforts to facilitate the resolution of such disputes in an expedient manner by mutual agreement.
10.2    Resolution of Governance Disputes. Disputes, controversies and claims related to matters intended to be decided within the governance provisions of this Agreement set forth in ARTICLE III (“Governance Disputes”) shall be resolved pursuant to ARTICLE III and, to the extent such matters constitute an Expert Panel Dispute, Section 10.4, except to the extent any such dispute, controversy or claim constitutes a Legal Dispute, in which event the provisions of Section 10.3 shall apply.
10.3    Resolution of Legal Disputes. The Parties agree that, subject to Sections 10.5 and 16.2, they shall use all reasonable efforts to resolve any Legal Dispute arising under this Agreement by good faith negotiation and discussion. In the event that the IOSC is unable to resolve any such Legal Dispute within the first (1st) ten (10) Business Day period set forth in Section 3.11(b), either Party may submit in writing the Legal Dispute to the Executive Officers for resolution, specifying the nature of the Legal Dispute with sufficient specificity to permit

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

adequate consideration by such Executive Officers. The Executive Officers shall diligently and in good faith attempt to resolve the referred Legal Dispute within the thirty (30) day period set forth in Section 3.11(b). Any final decision mutually agreed to by the Executive Officers in writing shall be conclusive and binding on the Parties. In the event the Executive Officers are unable to resolve any such Legal Dispute, the Parties shall be free to pursue any rights and remedies available to them at law, in equity or otherwise, subject, however, to Section 20.1 and the last sentence of Section 20.16(c).
10.4    Resolution of Expert Panel Disputes.
(a)    The Parties shall use all reasonable efforts to resolve any Expert Panel Dispute arising under this Agreement by good faith negotiation and discussion. In the event that the Parties are unable to resolve any such Expert Panel Dispute within the ten (10) Business Day period set forth in Section 3.11(b), either Party may submit in writing the Expert Panel to the Executive Officers for resolution, specifying the nature of the Expert Panel Dispute with sufficient specificity to permit adequate consideration by such Executive Officers. The Executive Officers shall diligently and in good faith attempt to resolve the referred Expert Panel Dispute within a ten (10) Business Day period. Any final decision mutually agreed to by the Executive Officers in writing shall be conclusive and binding on the Parties. In the event the Executive Officers are unable to resolve any such Expert Panel Dispute, the Parties shall refer such Expert Panel Dispute to an Expert Panel for resolution in accordance with Section 10.4(b). Notwithstanding the foregoing sentence or Section 10.4(b), if such Expert Panel Dispute is a [***].
(b)    Expert Panel for Expert Panel Disputes.
(i)    In the event of any Expert Panel Dispute that cannot be resolved by the Executive Officers pursuant to Section 10.4(a) (other than a Legal Dispute), either Party may by written notice to the other Party require the specific issue in dispute to be submitted to a panel of experts (“Expert Panel”) in accordance with this Section 10.4(b). Such notice shall contain a statement of the issue forming the basis of the dispute, the position of the moving Party as to the proper resolution of that issue and the basis for such position.
(ii)    Within fifteen (15) Business Days of such notice, each Party shall appoint to the Expert Panel an individual who (A) has expertise in the pharmaceutical or biotechnology industry and the specific matters at issue, (B) is not a current or former director, employee or consultant of such Party or any of its Affiliates, or otherwise has not received compensation or other payments from such Party (or its Affiliates) for the past five (5) years and (C) has no known personal financial interest or benefit in the outcome or resolution of the dispute, and the appointing Party shall give the other Party written notice of such appointment; provided that for such appointment to be effective and for such individual to serve on the Expert Panel, such individual must deliver to the other Party a certificate confirming that such individual satisfies the criteria set forth in clauses (A) through (C) above, disclosing any potential conflict or bias and

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

certifying that, as a member of the Expert Panel, such individual is able to render an independent decision.
(iii)    Within fifteen (15) Business Days of the appointment of the second (2nd) expert, the two (2) appointed experts shall agree on an additional expert who meets the same criteria as described above, and shall appoint such expert as chair of the Expert Panel. If the Party-appointed experts fail to timely agree on a third (3rd) expert, then upon the written request of either Party, each Party-appointed expert shall, within five (5) Business Days of such request, nominate one expert candidate and the American Arbitration Association shall, within five (5) Business Days of receiving the names of the Parties’ respective nominees, select one of those experts to serve as the chair of the Expert Panel. Each expert shall agree, prior to his or her appointment, to render a decision as soon as practicable after the appointment of the full Expert Panel.
(iv)    With respect to any Budget Dispute, within ten (10) Business Days of the appointment of the third (3rd) expert, each Party shall submit to the Expert Panel in writing its proposed version of the Disputed Budget. The specific issue that shall be submitted to the Expert Panel shall be limited to [***]. In connection with reaching its decision, the Expert Panel may order the Parties to produce any documents or other information that are relevant to the Expert Panel’s decision. The Expert Panel shall select from the Parties’ proposed budgets the one that is [***], and shall not have authority to render any substantive decision other than to so select the proposed budget of either Regeneron or Sanofi. The budget selected by the Expert Panel shall be the final budget and binding on the Parties unless and until such budget is later amended in accordance with this Agreement. Such decision shall be rendered by the Expert Panel no later than ten (10) Business Days after receipt by the Expert Panel of the Parties’ respective proposed budgets; provided, that in no event shall the Expert Panel render a decision that is inconsistent with the Collaboration Purpose and the Parties’ intentions as set forth in this Agreement. The agreement of two (2) of the three (3) experts shall be sufficient to render a decision and the Parties shall abide by such decision.
(v)    With respect to any Financial Dispute, within seven (7) days of the appointment of the third (3rd) expert, the Expert Panel shall hold a preliminary meeting or teleconference with the Parties or their representatives and shall designate a time and place for a hearing of the Parties on the dispute and the procedures to be utilized at the hearing. The Parties may agree in writing to waive the hearing and have the Expert Panel reach a decision on the basis of written submissions alone. The Expert Panel may order the Parties to produce any documents or information that are relevant to the dispute. All such documents or information shall be provided to the other Party and the Expert Panel as expeditiously as possible but no later than one (1) week prior to the hearing (if any), along with the names of all witnesses who will testify at the

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

hearing and a brief summary of their testimony. The hearing shall be held in New York, NY, unless otherwise agreed by the Parties, and shall take place as soon as possible but no more than forty-five (45) days after the appointment of the third (3rd) expert, unless the Parties otherwise agree in writing or the Expert Panel agrees to extend such time period for good cause shown. The hearing shall last no more than one (1) day, unless otherwise agreed by the Parties or the Expert Panel agrees to extend such time period for good cause shown. After the conclusion of all testimony (or if no hearing is held after all submissions have been received from the Parties), at a time designated by the Expert Panel no later than seven (7) days after the close of the hearing or the receipt of all submissions, each Party shall simultaneously submit to the Expert Panel and exchange with the other Party its final proposed resolution. In rendering the final decision, which shall be rendered no later than fifteen (15) days after receipt by the Expert Panel of the Parties’ respective proposed resolutions, the Expert Panel shall be limited to choosing a resolution proposed by a Party without modification; provided, that in no event shall the Expert Panel render a decision that is inconsistent with the Collaboration Purpose and the Parties’ intentions as set forth in this Agreement. The agreement of two (2) of the three (3) experts shall be sufficient to render a decision and the Parties shall abide by such decision.
(vi)    With respect to any matter submitted to the Expert Panel pursuant to clause (iv) or (v) above, the Expert Panel’s ruling shall be final and binding upon the Parties and may be entered and enforced in any court having jurisdiction. Each Party shall bear its own costs and expenses incurred in connection with any arbitration conducted pursuant to this Section 10.4(b), except that the costs and expenses of any Expert Panel shall be borne equally (50%/50%) by the Parties. The Parties shall use diligent efforts to cause the completion of any such arbitration within forty-five (45) Business Days following a request by any Party for such arbitration. Except as provided in this Section 10.4(b), any arbitration conducted pursuant to this Section 10.4 shall be conducted in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association.
10.5    No Waiver. Nothing in this ARTICLE X or elsewhere in this Agreement shall prohibit either Party from seeking and obtaining immediate injunctive or other equitable relief if such Party reasonably believes that it will suffer irreparable harm from the actions or inaction of the other.
ARTICLE XI
TRADEMARKS AND CORPORATE LOGOS
11.1    Corporate Names. Each Party and its Affiliates shall retain all right, title and interest in and to their respective corporate names and logos.
11.2    Selection of Product Trademarks. For each IO Licensed Product, the JCC shall select one Product Trademark for use in the Field throughout the Territory, unless such

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Product Trademark is prohibited by Law in any country in the Territory or the JCC determines that, consistent with the Collaboration Purpose, a different Product Trademark should be used in one or more particular countries or Regions to maximize the commercial potential of such IO Licensed Product; provided, that the Parties and the JCC shall endeavor in good faith to reach agreement on a single Product Trademark for use in the entire Territory. Once a Product Trademark has been selected by the JCC, the Parties shall enter into an agreement or, in the alternative, shall amend this Agreement as the Parties may agree, in order to address the Parties’ respective rights and obligations with respect to such Product Trademark. Each IO Licensed Product in the Field shall be promoted and sold in the Territory under the applicable Product Trademark(s), trade dress and packaging approved by the JCC.
11.3    Ownership of Product Trademarks. Unless otherwise mutually agreed between the Parties, and subject to Sections 11.4 and 11.5, (a) the Lead Commercialization Party with respect to an IO Licensed Product in a country in the Territory(or its local Affiliates, as appropriate) shall own and retain all right, title and interest in and to Product Trademark(s) for such IO Licensed Products, together with all associated domain names and all goodwill related thereto in such country.
11.4    Prosecution and Maintenance of Product Trademark(s). The Lead Commercialization Party with respect to an IO Licensed Product in a country in the Territory will use Commercially Reasonable Efforts to prosecute and maintain the Product Trademark(s) for such IO Licensed Products in such country. Notwithstanding the foregoing, in the event the Lead Commercialization Party elects not to prosecute or maintain any such Product Trademark(s) in any such country in the Territory, the Lead Commercialization Party shall provide reasonable prior written notice to the other Party of its intention not to prosecute or maintain any such Product Trademark in such country in the Territory, and the other Party shall have the right to do so on behalf of the Lead Commercialization Party for use with such IO Licensed Product, subject to consultation and cooperation with the Lead Commercialization Party. All Out-of-Pocket Costs incurred in the filing, prosecution and maintenance of Product Trademarks as provided in this Section 11.4 shall be shared by the Parties as part of Shared Commercial Expenses.
11.5    License to the Product Trademark(s). The Lead Commercialization Party with respect to an IO Licensed Product in a country in the Territory hereby grants to the other Party a co-exclusive license (non-exclusive only with respect to such other Party) to use the Product Trademark(s) for such IO Licensed Products solely for the purposes of the other Party’s Development, Manufacturing, and, if applicable, Co-Promotion of such IO Licensed Products in such country, or other Commercialization activities with respect to such IO Licensed Products if such activities are agreed to by the Lead Commercialization Party or set forth in any Plans, subject to the terms and conditions of this Agreement. Consistent with Section 4.4 of this Agreement, neither Party shall license (or, as applicable, sublicense) rights to use, or otherwise transfer ownership of the Product Trademark(s) without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed. Each Party shall only utilize the Product Trademark(s) on approved Promotional Materials, on the IO Licensed Products as needed and on or other approved product-related materials for the IO Licensed

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Products in the Field in the Territory for the purposes contemplated herein, and all use by a Party or its Affiliates or Sublicensees of the Product Trademark(s) shall be in accordance with (a) rules established by the JCC and (b) quality standards established by the JCC that are reasonably necessary in order to preserve the validity and enforceability of the Product Trademark(s). Each Party agrees that at no time during the Term will it or any of its Affiliates attempt to use or register any trademarks, trade dress, service marks, trade names or domain names confusingly similar to the Product Trademark(s) in relation to a product that is an IO Licensed Product, or take any other action which damages or dilutes the rights to, or goodwill associated with, the Product Trademark(s). Upon request by either Party, the other Party shall (or shall cause its Affiliates, as appropriate, to) execute such documents as may reasonably be required for the purpose of recording with any Governmental Authority the license, or a recordable version thereof, referred to above in this Section 11.5.
11.6    Use of Corporate Names. The Lead Commercialization Party (through its Affiliates, as appropriate) shall use Commercially Reasonable Efforts to include the non-Lead Commercialization Party’s name with equal prominence on materials related to each IO Licensed Product in the Field (including, package inserts, packaging, trade packaging, samples and all Promotional Materials used or distributed in connection with such IO Licensed Product), unless to do so would be prohibited under applicable Laws; provided, in the case of multi-product materials that refer to an IO Licensed Product in the Field as well as other pharmaceutical products, the prominence of the non-Lead Commercialization Party’s name shall be commensurate with the relative prominence of the IO Licensed Product in such materials. Each Party grants to the other Party (and its Affiliates) the right, free of charge, to use its name and logo on package inserts, packaging, trade packaging, samples and all Promotional Materials used or distributed in connection with the applicable IO Licensed Product in the Field in the Territory during the Term and thereafter with respect to Promotional Materials, package inserts, packaging, labeling, trade packaging and samples, only for the time period and solely to the extent necessary to exhaust the existing inventory of IO Licensed Product (including packaging materials for such IO Licensed Product) and Promotional Materials containing such name or logo. During the Term, each Party shall submit samples of each such package inserts, packaging, trade packaging, etc. to such other Party for its prior approval, which approval shall not be unreasonably withheld, conditioned or delayed, at least thirty (30) days before dissemination of such materials. Failure of the receiving Party to object within such thirty (30) day period shall constitute approval of the submitting Party’s package inserts, packaging, trade packaging, etc.
ARTICLE XII
NEWLY CREATED INVENTIONS AND KNOW-HOW
12.1    Ownership of Newly Created Intellectual Property.
(a)    Each Party (and each Party’s respective Affiliates) shall exclusively own all right, title and interest in and to any and all intellectual property (including, Know-How, Patents and copyrights) discovered, invented, authored or otherwise created under or in connection with this Agreement Collaboration solely by such Party, its Affiliates or its or their Sublicensees (other than by the other Party or its Affiliates) (“Sole Inventions”). Sole

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Inventions made solely by or on behalf of Sanofi, its Affiliates, or its or their Sublicensees (or than by Regeneron or its Affiliates) are referred to herein as “Sanofi Sole Inventions”. Sole Inventions made solely by or on behalf of Regeneron, its Affiliates or its or their Sublicensees are referred to herein as “Regeneron Sole Inventions”. The Parties agree that nothing in this Agreement, and no use by a Party of the other Party’s intellectual property pursuant to this Agreement, shall vest in a Party any right, title or interest in or to the other Party’s Intellectual Property, other than the license rights expressly granted hereunder. Any remuneration payable under applicable Law to an inventor and costs and expenses associated with determining such remuneration shall be treated as Other Shared Expenses.
(b)    The Parties shall each own an equal, undivided half interest in any and all intellectual property (including, Know-How, Patents and copyrights) discovered, invented, authored or otherwise created under or in connection with this Agreement during the Term jointly by or on behalf of Sanofi, its Affiliates or its or their Sublicensees, on the one hand, and Regeneron, its Affiliates or its or their Sublicensees, on the other hand (“Joint Inventions”). Each Party shall disclose to the other Party in writing and shall cause its Affiliates, and its and their Sublicensees to so disclose, the conception, discovery, invention or reduction to practice of any Joint Invention.
(c)    Notwithstanding the foregoing in Section 12.1(b), (i) for purposes of determining whether a patentable invention is a Sanofi Sole Invention, a Regeneron Sole Invention or a Joint Invention, questions of inventorship shall be resolved in accordance with United States patent laws, (ii) for purposes of determining whether a copyrighted work is a Sanofi Sole Invention, a Regeneron Sole Invention or a Joint Invention, questions of copyright authorship shall be resolved in accordance with United States copyright laws and (iii) for purposes of determining whether Know-How (other than copyrighted work and Patent applications) is a Sanofi Sole Invention, a Regeneron Sole Invention or a Joint Invention, questions of authorship or inventorship shall be resolved in accordance with the laws of the State of New York, United States.
(d)    To the extent that any right, title or interest in or to any intellectual property discovered, invented, authored or otherwise created under the Collaboration during the Term vests in a Party, by operation of Law or otherwise, in a manner contrary to the agreed upon ownership as set forth in this Agreement, such Party shall, and hereby does, irrevocably assign, and shall cause its Affiliates and its and their Sublicensees to assign, to the other Party any and all such right, title and interest in and to such intellectual property to the other Party without the need for any further action by any Party.
(e)    Subject to the other terms and conditions of this Agreement (other than Section 12.1(a)), to the extent permitted under any relevant Third Party agreement, each Party agrees that all Know-How, other than Excluded Know-How Rights, discovered, invented, authored or otherwise created by it (or its Affiliate) after the Effective Date directly in connection with the performance of the research and clinical activities approved by the IOSC, in each case, as included in the Global Development Plans shall be Joint Inventions. Each Party agrees to execute all necessary documentation to reflect the foregoing. As used above, the term “Excluded

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Know-How Rights” shall mean any Know-How claiming or covering composition (including any formulation) of an IO Licensed Product, including, for the avoidance of doubt, any manufacturing or cell line related intellectual property. For further clarity, nothing in this Section 12.1(e) shall be construed to grant either Party any rights to Patents or Know-How of the other Party discovered, invented, authored or otherwise created by it outside the performance of the research activities and development activities approved by the IOSC, in each case, as included in Global Development Plans.
(f)    The Parties hereby agree that each Party’s use of the Joint Inventions is governed by the terms and conditions of this Agreement, including the terms of ARTICLE IV, shall be governed as follows: each Party’s interest in the Joint Inventions may be licensed to Third Parties, and any ownership rights therein transferred, in whole or in part, by each Party without consent of the other Party (unless otherwise prohibited by this Agreement), and if such consent is required by operation of law, such consent is hereby granted; provided that (i) each of the Parties acknowledges that it receives no rights to any Intellectual Property of the other Party underlying or necessary for the use of any Joint Invention, except as may be expressly set forth in ARTICLE IV, provided that each Party agrees not to transfer any of its ownership interest in any of the Joint Inventions without securing the transferee’s written agreement to be bound by the terms of this Section 12.1(f) and the other terms of this Agreement that relate to the Joint Inventions; provided further that nothing in this ARTICLE XII shall relieve a Party or its Affiliates of their obligations under ARTICLE XVI with respect to New Information or confidential Party Information provided by or on behalf of the other Party or such other Party’s Affiliates. Each of the Parties (or its Affiliate), as joint owner of the Joint Inventions, agrees to cooperate with any enforcement actions brought by the other joint owner(s) against any Third Parties, and further agrees not to grant any licenses to any such Third Parties against which such enforcement actions are brought during the time of such dispute, without the prior written consent of the other joint owner(s), such consent not to be unreasonably withheld. Neither Party hereto shall have the obligation to account to the other Party for any revenues or profits obtained from any transfer of its interest in, or its use, sublicense or other exploitation of, the Joint Inventions outside the scope of the Collaboration. The provisions governing Joint Inventions set forth in this Section 12.1(f) shall survive the expiration or termination of this Agreement.
12.2    Prosecution and Maintenance of Patent Rights.
(a)    Regeneron shall use Commercially Reasonable Efforts to prepare, file, prosecute and maintain the Regeneron Patent Rights in the countries and regions in the Territory as determined in accordance with clause (ii) of this Section 12.2(a). Regeneron shall undertake such activities [***]. Regeneron shall confer with and keep Sanofi reasonably informed regarding the status of such activities. In addition, Regeneron shall have the following obligations with respect to the filing, prosecution and maintenance of Regeneron Patent Rights: (i) Regeneron shall use Commercially Reasonable Efforts to provide to Sanofi for review and comment a substantially completed draft of any priority Patent application in the Territory at least thirty (30) days prior to the filing of any such priority Patent application by Regeneron and incorporate any reasonable comment from Sanofi within such thirty (30) day period unless

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Regeneron reasonably believes that such comments will adversely affect the Patent application or resulting Patent (it being understood that the Parties will discuss any points of disagreement and work to resolve disagreements during this thirty (30) day period); (ii) Regeneron [***]; (iii) Regeneron shall provide Sanofi promptly with copies of all material communications received from or filed in patent offices in the Territory with respect to such filings; and (iv) Regeneron shall consult with Sanofi a reasonable time prior to taking or failing to take action that would materially affect the scope or validity of rights under any Regeneron Patents in the Field (including substantially narrowing or canceling any claim without reserving the right to file a continuing or divisional Patent application, abandoning any Patent or not filing or perfecting the filing of any Patent application in any country). In the event that Regeneron desires to abandon any Regeneron Patent Rights in the Territory, Regeneron shall provide reasonable prior written notice to Sanofi of such intention to abandon (which notice shall, in any event, be given no later than sixty (60) days prior to the next deadline for any action that may be taken with respect to such Regeneron Patent Right with the applicable patent office) and Sanofi shall have the right, but not the obligation, to assume responsibility for the prosecution and maintenance thereof, in Regeneron’s name or Sanofi’s name at Sanofi’s sole discretion, unless, with respect to any such Patent applications that are unpublished, Regeneron notifies Sanofi that Regeneron would prefer to maintain the subject matter of such Patent application as a trade secret and Sanofi agrees in writing.
(b)    Sanofi shall use Commercially Reasonable Efforts to prepare, file, prosecute and maintain the Sanofi Patent Rights in the countries and regions in the Territory as determined in accordance with clause (ii) of this Section 12.2(b). Sanofi shall undertake such activities [***]. Sanofi shall confer with and keep Regeneron reasonably informed regarding the status of such activities. In addition, Sanofi shall have the following obligations with respect to the filing, prosecution and maintenance of Sanofi Patent Rights: (i) Sanofi shall use Commercially Reasonable Efforts to provide to Regeneron for review and comment a copy of a substantially completed draft of any priority Patent application in the Territory at least thirty (30) days prior to the filing of any such priority Patent application by Sanofi and incorporate any reasonable comment from Regeneron unless Sanofi reasonably believes that such comments will adversely affect the Patent application or resulting Patent (it being understood that the Parties will discuss any points of disagreement and work to resolve disagreements during this thirty (30) day period); (ii) Sanofi shall [***]; (iii) Sanofi shall provide Regeneron promptly with copies of all material communications received from or filed in patent offices with respect to such filings; and (iv) Sanofi shall consult with Regeneron a reasonable time prior to taking or failing to take action that would materially affect the scope or validity of rights under any Sanofi Patent Rights in the Field (including substantially narrowing or canceling any claim without reserving the right to file a continuing or divisional Patent application, abandoning any Patent or not filing or perfecting the filing of any Patent application in any country). In the event that Sanofi desires to abandon any Patent included in the Sanofi Patent Rights in the Territory, Sanofi shall provide reasonable prior written notice to Regeneron of such intention to abandon (which notice shall, in any event, be given no later than sixty (60) days prior to the next deadline for any action that may be taken with respect to such Sanofi Patent Right with the applicable patent office) and Regeneron shall have the right, but not the obligation, to assume responsibility for the prosecution and maintenance thereof in Sanofi’s name, unless, with respect to any such Patent

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

applications that are unpublished, Sanofi notifies Regeneron that Sanofi would prefer to maintain the subject matter of such Patent application as a trade secret and Regeneron agrees in writing.
(c)    The Parties shall consult with each other regarding the filing, prosecution and maintenance of any Joint Patent Rights, and responsibility for such activities shall be the obligation of the Prosecuting Party. The Prosecuting Party shall undertake such filings, prosecutions and maintenance in the names of both Parties as co-owners [***]. The Prosecuting Party shall have the following obligations with respect to the filing, prosecution and maintenance of the Joint Patent Rights: (i) the Prosecuting Party shall use Commercially Reasonable Efforts to provide the non-Prosecuting Party with notice and a copy of a substantially completed draft of any priority Patent application at least thirty (30) days prior to the filing of any such priority Patent application by the Prosecuting Party and incorporate any reasonable comment provided by the non-Prosecuting Party within such thirty (30) day period (it being understood that the Parties will discuss any points of disagreement and work to resolve disagreements during this thirty (30) day period); (ii) the Prosecuting Party shall notify the non-Prosecuting Party prior to the filing of a Patent application by the Prosecuting Party; (iii) the Prosecuting Party [***]; (iv) the Prosecuting Party shall provide the non-Prosecuting Party promptly with copies of all material communications received from or filed in patent offices with respect to such filings and the Parties shall use all reasonable efforts to reach agreement in a timely manner with respect to all material responses and amendments; and (v) the Prosecuting Party shall provide the non-Prosecuting Party a reasonable time prior to taking or failing to take action that would affect the scope or validity of rights under any Joint Patent Rights, but in no event less than sixty (60) days prior to the next deadline for any action that may be taken with the applicable patent office (including substantially narrowing or canceling any claim without reserving the right to file a continuing or divisional Patent application, abandoning any Joint Patent Right or not filing or perfecting the filing of any Patent application in any country), with notice of such proposed action or inaction so that the non-Prosecuting Party has a reasonable opportunity to review and make comments, and take such actions as may be appropriate in the circumstances. In the event that the Prosecuting Party materially breaches the foregoing obligations and such breach is not cured within thirty (30) days of a written notice from the non-Prosecuting Party to the Prosecuting Party describing such breach, or in the event that the Prosecuting Party fails to undertake the filing of a Patent application within the earlier of (i) ninety (90) days of a written request by the non-Prosecuting Party to do so, and (ii) sixty (60) days prior to the anticipated filing date, the non-Prosecuting Party may assume the Prosecuting Party’s responsibility for filing, prosecution and maintenance of any such Joint Patent Right, and will thereafter be deemed the Prosecuting Party for purposes hereof (and will undertake such filing, prosecutions and maintenance in such Party’s name). Notwithstanding the foregoing, the Prosecuting Party may withdraw from or abandon any Joint Patent Rights on thirty (30) days’ prior written notice to the other Party (provided that such notice shall be given no later than sixty (60) days prior to the next deadline for any action that may be taken with respect to such Patent or Patent application with the applicable patent office), providing the non-Prosecuting Party the right to assume the prosecution or maintenance thereof in such non-Prosecuting Party’s name and at such non-Prosecuting Party’s cost and expense.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

(d)    Each Party agrees to cooperate with the other with respect to the preparation, filing, prosecution and maintenance of Sanofi Patent Rights, Regeneron Patent Rights and Joint Patent Rights pursuant to this Section 12.2, including, the execution of all such documents and instruments and the performance of such acts (and causing its relevant employees to execute such documents and instruments and to perform such acts) as may be reasonably necessary in order to permit the other Party to continue any preparation, filing, prosecution or maintenance of Joint Patent Rights that such Party has elected not to pursue as provided for in Section 12.2(c). The Parties shall cooperate to determine for which of the Sanofi Patent Rights, Regeneron Patent Rights and Joint Patent Rights to seek an extension of the term in the Territory.
(e)    All Out-of-Pocket Costs incurred in the filing, prosecution and maintenance of any Sanofi Patent Rights, Regeneron Patent Rights and Joint Patent Rights in the Territory for use in the Field, and any extensions thereof, shall be treated as Other Shared Expenses.
12.3    Interference, Opposition, and Other Administrative Patent Proceedings.
(a)    Each Party will notify the other within ten (10) days of receipt by such Party of information concerning the request for, or filing or declaration of, any interference, opposition, post-grant review, inter-partes review, derivation proceeding, supplemental examination, reissue or reexamination relating to Regeneron Patent Rights, Sanofi Patent Rights or Joint Patent Rights in the Territory. The Parties will thereafter consult and cooperate fully to determine a course of action with respect to any such proceeding. The Parties will reasonably consult with one another in an effort to agree with respect to decisions on whether to initiate or how to respond to such a proceeding, as applicable, and the course of action in such proceeding, including settlement negotiations and terms, provided that if such agreement cannot be reached promptly, such decisions will be made (i) with respect to Regeneron Patent Rights, by Regeneron in consultation with Sanofi, (ii) with respect to Sanofi Patent Rights, by Sanofi in consultation with Regeneron, and (iii) with respect to Joint Patent Rights, jointly by the Parties.
(b)    All Out-of-Pocket Costs incurred in connection with any interference, opposition, reissue, post-grant review, reissue or reexamination proceeding relating to the Regeneron Patent Rights, Sanofi Patent Rights or Joint Patent Rights in the Territory for use in the Field shall be treated as Other Shared Expenses.
ARTICLE XIII
INTELLECTUAL PROPERTY LITIGATION AND LICENSES
13.1    Third Party Infringement Suits.
(a)    In the event that either Party or any of its Affiliates becomes aware of an actual, potential or suspected infringement of a Sanofi Patent Right, a Regeneron Patent Right, a Joint Patent Right, Product Trademark or any other intellectual property right jointly owned or licensed under this Agreement, by a Third Party’s activities in the Field in the Territory, the Party that became aware of the infringement shall promptly notify the other Party in writing

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

of this claim or assertion and shall provide such other Party with all available evidence supporting such known, potential or suspected infringement or unauthorized use. As soon as reasonably practicable after the receipt of such notice, the Parties shall cause the IOSC to meet and consider the appropriate course of action with respect to such infringement. The Parties shall at all times cooperate, share all material notices and filings in a timely manner, provide all reasonable assistance to each other and use Commercially Reasonable Efforts to mutually agree upon an appropriate course of action, including, as appropriate, the preparation of material court filings and any discussions concerning prosecution or settlement of any such claim.
(b)    With respect to any such actual, suspected or potential infringement by virtue of a generic or potential generic competitor’s activities in the Field in the Territory, including any Abbreviated New Drug Application (as defined in the Federal Food, Drug, and Cosmetic Act) filing, Paragraph IV Certification, any regulatory filing based on Section 351(k) of the Public Health Service Act (42 U.S.C. 262) or Article 10(4) of the Directive 2001/83/EC or any other similar regulation promulgated by the FDA, EMA or by other applicable similar governmental regulatory authorities or other actual or potential infringement by a generic or potential generic competitor anywhere in the Territory, the Parties will consult and cooperate fully to determine a course of action. Final decisions on whether to initiate a proceeding with respect to an IO Licensed Product, and the course of action in such proceeding, including settlement negotiations and terms, will be made by the Post-POC Principal Party with active assistance from and in consultation with the other Party. In those proceedings where a Party is not the reference product sponsor or BLA holder, such Party reserves, and is hereby granted the right to participate in all such proceedings to the extent such participation is permissible under applicable Laws and court rules and procedures. The Post-POC Other Party will provide reasonable assistance to the Post-POC Principal Party in prosecuting any suit, and if required by Law, will join in the suit in such country; provided that neither Party will enter into any settlement with respect to the Patents of the other Party without such other Party’s prior written consent (which consent shall not be unreasonably withheld or delayed). Although the Post-POC Principal Party has the right to select counsel of its own choice, it shall first consult with the other Party and consider in good faith the recommendations of such other Party. The amount of any recovery from any such infringement suit with respect to activities in the Field in the Territory shall first be used to pay reasonable costs and expenses, including attorneys’ fees, relating to such legal proceedings and then shared equally (50%/50%) by the Parties.
(c)    With respect to all other such actual, potential or suspected infringement by virtue of a Third Party’s activities in the Field in the Territory, the Parties will consult and cooperate fully in an effort to determine a mutually agreeable course of action, provided if such agreement cannot be reached promptly, final decisions on whether to initiate a proceeding, and the course of action in such proceeding, including settlement negotiations and terms, will be made (i) with respect to Regeneron Patent Rights, by Regeneron in consultation with Sanofi, (ii) with respect to Sanofi Patent Rights, by Sanofi in consultation with Regeneron, and (iii) with respect to Joint Patent Rights, jointly by the Parties. Any disagreement between the Parties concerning the enforcement of Joint Patent Rights shall be referred to the Executive Officers for resolution. The Party initiating the litigation shall be referred to as the “Lead Litigation Party.” The non‑Lead Litigation Party will provide reasonable assistance to the Lead

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Litigation Party in prosecuting any suit, and if required by Law, will join in the suit. Although the Lead Litigation Party has the right to select counsel of its own choice, it shall first consult with the other Party and consider in good faith the recommendations of the other Party. The amount of any recovery from any such infringement suit with respect to activities in the Field in the Territory shall first be used to pay reasonable costs and expenses, including attorneys’ fees, relating to such legal proceedings and then shared equally (50%/50%) by the Parties.
(d)    All Out-of-Pocket Costs incurred in connection with any litigation under Section 13.1(b) or (c) related to activities in the Field in the Territory shall be treated as Other Shared Expenses.
(e)    For the avoidance of doubt, neither Party will enter into any settlement of any suit referenced in this Section 13.1 that materially affects the other Party’s rights or obligations with respect to the applicable IO Licensed Product in the Field in the Territory without the other Party’s prior written consent. Furthermore, no Party shall enter into any Third Party intellectual property license requiring the payment of royalties or other amounts based on the Development, Manufacture or Commercialization of IO Licensed Products in the Field in the Territory under this Agreement without the other Party’s prior written consent.
13.2    Patent Marking. Unless otherwise mutually agreed to by the Parties in writing, each Party shall comply with the Patent marking statutes in each country in which an IO Licensed Product in the Field is made, offered for sale, sold or imported by such Party, its Affiliates or Sublicensees.
13.3    Third Party Infringement Claims; New Licenses.
(a)    If either Party or its Affiliates shall learn of an allegation that the Development, Manufacture or Commercialization of any IO Licensed Product in the Field in the Territory under this Agreement infringes or otherwise violates the intellectual property rights of any Third Party in the Territory, then such Party shall promptly notify the other Party in writing of this allegation. As soon as reasonably practicable after the receipt of such notice and at all times thereafter, the Parties shall meet and consider the appropriate course of action with respect to such allegation of infringement. In any such instance, each Party shall have the right to defend any action naming it using its own counsel; however, the Parties shall at all times cooperate, share all material notices and filings in a timely manner, provide all reasonable assistance to each other and use Commercially Reasonable Efforts to mutually agree upon an appropriate course of action, including, as appropriate, the preparation of material court filings and any discussions concerning a potential defense or settlement of any such claim. The rights and obligations in this Section 13.3 shall apply even if only one Party defends any claimed infringement action commenced by a Third Party in the Territory claiming that the Development, Manufacture or Commercialization of any IO Licensed Product in the Field under this Agreement infringes or otherwise violates any intellectual property rights of any Third Party.
(b)    Except as otherwise set forth in this Agreement, all Out-of-Pocket Costs (except for the expenses of the non-controlling Party’s counsel, if only one Party defends a

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

claim) incurred in connection with any litigation referred to in this Section 13.3 shall be treated as Other Shared Expenses.
(c)    For the avoidance of doubt, neither Party will [***]. Furthermore, no Party shall [***].
(d)    Except to the extent shared pursuant to Section 2.11 of the IO Discovery Agreement or shared as a “Development Cost,” License fees, royalties and other payments under Licenses to the extent attributable to, and based on, the Development, Manufacture or Commercialization of IO Licensed Products in the Field in the Territory, including the Manufacture of Commercial Supply Requirements, shall be treated as Other Shared Expenses in the Quarter in which such fees or other payments were incurred by a Party, and the other Party shall provide such supporting documentation as required by such License to the Party that is a party to such License as part of the Consolidated Payment Report for such Quarter.
(e)    Notwithstanding the provisions of Section 13.3(d), royalty payments under Licenses that are required for the continued Development, Manufacture of Commercial Supply Requirements or Commercialization, of one or more IO Licensed Products in the Field in the Territory and which arise directly out of [***], shall be shared by the Parties, on an IO Licensed Product-by-IO Licensed Product, and country-by-country basis as follows:

[***]		[***]		[***]

[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

To the extent a Party (the “OverPaying Party”) has paid more than such Party’s share of [***] in a Quarter, the other Party shall, at the time of the Quarterly True-Up, pay to the OverPaying Party the required amount in order to achieve the sharing provided for in this Section 13.3(e). To the extent payments under Licenses referred to above other than [***] are required to be made, the Parties will mutually agree on an appropriate and equitable allocation of such payments between them, and the amount and timing of payments by a Party to the other Party to achieve such allocation, consistent with the sharing [***] described above. For purposes of this Section 13.3(e), [***].
ARTICLE XIV
BOOKS, RECORDS AND INSPECTIONS; AUDITS AND ADJUSTMENTS
14.1    Books and Records. Each Party shall, and shall cause each of its respective Affiliates to, keep proper books of record and account in which full, true and correct entries (in conformity with such Party’s Accounting Standards) shall be made for the purpose of

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

determining the amounts payable or owed pursuant to this Agreement. Each Party shall, and shall cause each of its respective Affiliates to, permit auditors, as provided in Section 14.2, to visit and inspect, during regular business hours and under the guidance of the employees of the Party whose books are being inspected, and to examine the books of record and account of such Party or such Affiliate to the extent relating to this Agreement and discuss the affairs, finances and accounts of such Party or such Affiliate to the extent relating to this Agreement with, and be advised as to the same by, its and their officers and independent accountants.
14.2    Audits and Adjustments.
(a)    Each Party shall have the right (at its own cost and expense), upon no less than thirty (30) days’ advance written notice and at such reasonable times and intervals and to such reasonable extent as the investigating Party shall request, not more than once during any Contract Year, to have the books and records of the other Party and its Affiliates maintained pursuant to Section 14.1 to the extent relating to this Agreement for the preceding two (2) years audited by an independent “Big Four” (or equivalent) accounting firm of its choosing under reasonable appropriate confidentiality provisions, for the sole purpose of verifying the accuracy of all financial, accounting and numerical information and calculations provided, and payments made, under this Agreement; provided that no period may be subjected to audit more than one (1) time unless a material discrepancy is found in any such audit of such period, in which case additional audits of such period may be conducted until no material discrepancies are found.
(b)    The results of any such audit shall be delivered in writing to each Party and shall be final and binding upon the Parties, unless disputed by a Party within ninety (90) days of delivery. If the audited Party or its Affiliates have underpaid or over billed an amount due under this Agreement resulting in a cumulative discrepancy of amounts incurred during any year of more than [***], the audited Party shall also reimburse the other Party for the costs and expenses of such audit (with the cost and expense of the audit to be paid by the auditing Party in all other cases). Such accountants shall not reveal to the Party requesting the audit the details of its review, except for the findings of such review and such information as is required to be disclosed under this Agreement. The Parties shall cause such accountants to enter into a reasonably acceptable confidentiality agreement with the audited Party and obligating such firm to retain all such financial information in confidence pursuant to terms no less stringent than those set forth in ARTICLE XVI.
(c)    If any examination or audit of the records described above discloses an overpayment or underpayment of amounts due hereunder, then unless the result of the audit is contested pursuant to Section 14.2(d), (i) the Party that underpaid shall pay any amounts due plus, if such underpayment is the underpaying Party’s fault, interest thereon at the Default Interest Rate accruing from the date of such underpayment, or (ii) the Party that received an overpayment shall refund such overpayment plus, if such overpayment is the fault of the Party refunding such payment, interest thereon at the Default Interest Rate accruing from the date of such overpayment, in each case (i) and (ii) within thirty (30) days after receipt of the written results of such audit.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

(d)    Subject to the first (1st) sentence of Section 14.2(b), any disputes with respect to the results of any audit conducted under this Section 14.2 shall be subject to dispute resolution in accordance with ARTICLE X.
14.3    GAAP/IFRS. Except as otherwise provided herein, all of a Party’s costs and expenses and other financial determinations with respect to this Agreement shall be determined in accordance with such Party’s Accounting Standards, as generally and consistently applied.
ARTICLE XV
REPRESENTATIONS, WARRANTIES AND COVENANTS
15.1    Due Organization, Valid Existence and Due Authorization; Financial Capability. Each Party represents and warrants to the other Party, as of the Execution Date, as follows: (a) it is duly organized and validly existing under the Laws of its jurisdiction of incorporation; (b) it has full corporate power and authority and has taken all corporate action necessary to enter into and perform this Agreement; (c) the execution and performance by it of its obligations hereunder will not constitute a breach of, or conflict with, its organizational documents or any other agreement by which it is bound or requirement of applicable Laws or regulations; (d) this Agreement is its legal, valid and binding obligation, enforceable in accordance with the terms and conditions hereof (subject to applicable Laws of bankruptcy and moratorium); (e) such Party is not prohibited by the terms of any agreement to which it is a party from granting, the licenses granted to the other under ARTICLE IV hereof; and (f) no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee in connection with this Agreement or the transactions contemplated hereby based on arrangements made by it or on its behalf. Each Party hereby represents and warrants to the other Party that such Party has, and will continue to have, sufficient liquid assets to promptly and timely pay and perform all of the payments and obligations required by such Party or its Affiliates to be paid and performed by them hereunder.
15.2    Knowledge of Pending or Threatened Litigation. Each Party represents and warrants to the other Party that, except for any event, circumstance, condition or other matter disclosed in any report and other document furnished to or filed with the United States Securities and Exchange Commission, as of the Execution Date, there is no claim, announced investigation, suit, action or proceeding pending or, to such Party’s knowledge, threatened, against such Party before or by any court, arbitrator or Governmental Authority that, individually or in the aggregate, could reasonably be expected to (a) materially impair the ability of such Party to perform any of its obligations under this Agreement or (b) prevent or materially delay or alter the consummation of any or all of the transactions contemplated hereby. During the Term, each Party shall promptly notify the other Party in writing upon learning of any of the foregoing.
15.3    Additional Regeneron Representations, Warranties and Covenants. Regeneron additionally represents and warrants to Sanofi that, except for any event, circumstance, condition or other matter disclosed in any report and other document furnished to

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

or filed with the United States Securities and Exchange Commission by Regeneron or as otherwise discussed between Regeneron and Sanofi, as of the Execution Date:
(a)    Regeneron owns all right, title and interest in and to all Regeneron Patent Rights in existence as of the Execution Date;
(b)    Regeneron has the right and authority to grant the rights granted pursuant to the terms and conditions of this Agreement and Regeneron has not granted any rights that would be inconsistent with or in conflict with or in derogation of the rights granted herein;
(c)    there is no pending litigation of which Regeneron has received written notice that alleges that any of Regeneron's activities relating to the Regeneron Intellectual Property have violated, or would violate, a Valid Claim of an issued and unexpired Patent of any Third Party;
(d)    Regeneron has not received written notice of any threatened claims or litigation alleging that any of its activities relating to the Regeneron Intellectual Property have violated or would violate, a Valid Claim of an issued and unexpired Patent of any Third Party;
(e)    to Regeneron’s knowledge, the conception, development and reduction to practice of any Regeneron Intellectual Property existing as of the Execution Date has not constituted or involved the misappropriation of (i) trade secrets or (ii) other intellectual property rights of any Person;
(f)    to Regeneron's knowledge, the issued Patents included in the Regeneron Intellectual Property existing as of the Execution Date are not invalid or unenforceable, in whole or part;
(g)    Regeneron has not received any written notice of any threatened litigation seeking to invalidate or otherwise challenge the Regeneron Patent Rights or Regeneron's rights therein, and, to Regeneron’s knowledge, none of the Regeneron Patent Rights are subject to any pending re-examination, opposition, interference or litigation proceedings;
(h)    Regeneron has written agreements with all of its employees and contractors who may participate in the conduct of the Collaboration or receive confidential information hereunder assigning to Regeneron ownership of all intellectual property rights created in the course of their employment or provision of services, as applicable; and
(i)    To Regeneron’s knowledge, there have been no material adverse effects reported to Regeneron from the ongoing phase I clinical trial of REGN2810 that would require Regeneron to discontinue such trial.
15.4    Disclaimer of Warranties. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, CONCERNING THE SUCCESS OR POTENTIAL SUCCESS OF THE DEVELOPMENT,

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

COMMERCIALIZATION, MARKETING OR SALE OF ANY LICENSED PRODUCT IN THE FIELD. EXCEPT AS EXPRESSLY SET FORTH HEREIN, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.
15.5    Mutual Covenants. Each Party hereby covenants to the other Party as follows: (a) it will not during the Term grant any right or license to any Third Party in the Territory which would be inconsistent with or in conflict with or in derogation of the rights granted to the other Party under this Agreement, and will not take any action that would materially conflict with or adversely affect its obligations to the other Party under this Agreement; (b) except with respect to the Joint Patent Rights, neither Party will use the Patent Rights or Know-How of the other Party outside the scope of the licenses and rights granted to it under this Agreement; and (c) in the course of the Development or Commercialization of an IO Licensed Product in the Field under this Agreement, it will not knowingly use and will not have knowingly used an employee or consultant who is or has been debarred by a Regulatory Authority or, to the best of such Party’s knowledge, is or has been the subject of debarment proceedings by a Regulatory Authority.
ARTICLE XVI
CONFIDENTIALITY
16.1    Confidential Information.
(a)    Each of Sanofi and Regeneron acknowledges (subject to Section 16.1(b) and the provisions of ARTICLE XIX) that all Party Information provided to it (or its Affiliate) or otherwise made available to it by the other Party or its respective Affiliates pursuant to this Agreement or the Ancillary Collaboration Agreements is confidential and proprietary to such other Party or its Affiliates. Furthermore, each of Sanofi and Regeneron acknowledges (subject to the further provisions of this ARTICLE XVI) that all New Information is confidential and proprietary to both Parties (and both Parties shall be deemed to be the receiving Party with respect thereto). Subject to the further provisions of this ARTICLE XVI, each of Sanofi and Regeneron agrees to (i) maintain such Party Information of the other Party (or its Affiliates) and all New Information in confidence during the Term and for a period of ten (10) years thereafter and (ii) use such Party Information of the other Party (or its Affiliate) and New Information solely for the purpose of exercising its rights and performing its obligations hereunder. Each of Sanofi and Regeneron covenants that neither it nor any of its respective Affiliates shall disclose any such Party Information of the other Party (or its Affiliate) or New Information to any Third Party except (A) to its employees, agents, consultants or any other Person under its authorization; provided such employees, agents, consultants or Persons are subject in writing to substantially the same confidentiality obligations as the Parties, (B) as approved by both Parties hereunder or (C) as set forth elsewhere in this Agreement.
(b)    Notwithstanding anything provided in Section 16.1(a), the restrictions provided in this ARTICLE XVI shall not apply to information that was or is (and

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

such information shall not be considered confidential or proprietary under this Agreement) (i) already in the public domain as of the Effective Date or becomes publicly known through no fault of the receiving Party or its Affiliate or any Person to whom the receiving Party or its Affiliate provided such information; (ii) already in the possession of the receiving Party or its Affiliate at the time of disclosure by the disclosing Party, other than under an obligation of confidentiality; provided that this clause (ii) shall not apply with respect to New Information; (iii) disclosed to the receiving Party or its Affiliate on an unrestricted basis from a Third Party not under an obligation of confidentiality to the other Party or any Affiliate of such other Party with respect to such information and not, with respect to New Information, in connection with this Agreement or any Ancillary Collaboration Agreement; (iv) similar in nature to the purported Party Information or New Information but has been independently created outside of this Agreement or any Ancillary Collaboration Agreement, as evidenced by written or electronic documentation, without any aid, application or use of the Party Information or New Information.
(c)    Notwithstanding anything provided in Section 16.1(a), each Party may use or disclose Party Information of the other Party and New Information to the extent that use or disclosure is (i) necessary to file, prosecute or defend Patents or Patent applications for which the Party has the right to assume filing, prosecution, defense or maintenance pursuant to this Agreement; provided that reasonable measures have been taken to assure confidential treatment of such information to the extent practicable and consistent with applicable Law; (ii) required by a Governmental Authority, applicable Law (including the rules and regulations of any stock exchange or trading market on which the receiving Party’s (or its parent entity’s) securities are traded), or court order to be disclosed, provided that the receiving Party uses reasonable efforts to give the disclosing Party advance notice of such required disclosure in sufficient time to enable the disclosing Party to seek confidential treatment for such information or to request that the receiving Party seek confidential treatment for such information, if applicable, and provided, further, that the receiving Party provides all reasonable cooperation to assist the disclosing Party to protect such information and limits the disclosure to that information that is required by Governmental Authority, applicable Law or court order to be disclosed; (iii) to enforce the terms of this Agreement or any Ancillary Collaboration Agreement if it gives reasonable advance notice to the other Party to permit the other Party a sufficient opportunity to take any measures to ensure confidential treatment of such information and the disclosing Party shall provide reasonable cooperation to protect the confidentiality of such information; or (iv) to the Regulatory Authorities as required in connection with obtaining or maintaining any application of an IO Licensed Product in the Field in the Territory pursuant to the terms of this Agreement; provided, that reasonable measures shall be taken to assure confidential treatment of such information to the extent practicable and consistent with applicable Law.
(d)    Notwithstanding anything provided in this Section 16.1 or elsewhere in this Agreement, each Party and its Affiliates shall have the right to use and disclose any New Information directly related to any IO Licensed Product (including the Manufacture or use thereof) to Governmental Authorities or Regulatory Authorities as required by Law.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

16.2    Injunctive Relief. The Parties hereby acknowledge and agree that the rights of the Parties under this ARTICLE XVI are special, unique and of extraordinary character, and that if any Party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this ARTICLE XVI, such refusal or failure would result in irreparable injury to the other Party, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation. Accordingly, if any Party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this ARTICLE XVI, then, in addition to any other remedy which may be available to any damaged Party at law or in equity, such damaged Party will be entitled to seek specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged Party will be entitled to seek in any court of competent jurisdiction.
16.3    Publication of New Information. During the Term, if either Sanofi or Regeneron (the “Publishing Party”) desires to disclose any New Information or Party Information of the other Party that relates to any IO Licensed Product in scientific journals, publications or scientific presentations or otherwise, the Publishing Party shall provide the other Party an advance copy of any proposed publication or summary of a proposed oral presentation relating to the New Information or such Party Information of the other Party prior to submission for publication or disclosure. Such other Party shall have a reasonable opportunity to recommend any changes it reasonably believes are necessary to (a) prevent any specific, material negative effect to it or the IO Licensed Product as a result of the publication or disclosure (such recommendation of changes to include a description of the specific material negative effect), or (b) to enable the Parties to obtain Patent protection if either Party deems it necessary, to which the Publishing Party shall give due consideration. The Publishing Party shall not unreasonably reject such comments, and, if requested by the other Party, shall delay or prevent such disclosure or publication as reasonably proposed by such other Party. Disputes concerning publication shall be resolved by the IOSC (other than Legal Disputes). In the case of patentable inventions, the delay shall be sufficiently long to permit the timely preparation and filing of a Patent application(s) or application(s) for a certificate of invention on the information involved.
16.4    Disclosures Concerning this Agreement. The Parties will mutually agree on the contents of their respective press releases with respect to the execution of this Agreement and the IO Discovery Agreement (and the amendments to the Existing Agreements), which press release shall be issued simultaneously by each Party on the Execution Date. Sanofi and Regeneron agree not to (and to ensure that their respective Affiliates do not) issue any other press releases or public announcements concerning this Agreement or the IO Discovery Agreement or any actions or activities contemplated hereunder or thereunder without the prior written consent of the other Party (which shall not be unreasonably withheld, conditioned or delayed), except as required by a Governmental Authority or applicable Law (including the rules and regulations of any stock exchange or trading market on which a Party’s securities (or the securities of its parent entity) are traded); provided that the Party intending to disclose such information shall (a) use reasonable efforts to (i) provide the other Party advance notice of such required disclosure and an opportunity to review and comment on such proposed disclosure (which comments shall be

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

considered in good faith by the disclosing Party) and (ii) assist the other Party to protect such information and (b) limit the disclosure to the information that is required to be disclosed. Notwithstanding the foregoing, without prior submission to or approval of the other Party, either Party may issue press releases or public announcements that incorporate information concerning this Agreement or the IO Discovery Agreement or any actions or activities contemplated hereunder or thereunder which information was included in a press release or public disclosure that was previously disclosed under the terms of this Agreement or the IO Discovery Agreement or which contains only non-material factual (non-financial) information regarding the Collaboration. Except as required by a Governmental Authority or applicable Law (including the rules and regulations of any stock exchange or trading market on which a Party’s securities (or the securities of its parent entity) are traded), or in connection with the enforcement of this Agreement or adjudication of any Expert Panel Dispute, neither Party (or their respective Affiliates) shall disclose to any Third Party, under any circumstances, any financial terms of this Agreement that have not been previously disclosed publicly pursuant to this ARTICLE XVI without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; except for disclosures to Third Parties that are bound by obligations of confidentiality and nonuse substantially equivalent in scope to those included herein with a term of at least five (5) years. The Parties, through the Committees, shall establish mechanisms and procedures to ensure that there are coordinated timely corporate communications relating to the IO Licensed Products in the Field. Each Party acknowledges that the other Party, as a publicly traded company, is legally obligated to make timely disclosures of all material events relating to its business. The Parties acknowledge that either or both Parties may be obligated to file a copy of this Agreement and the IO Discovery Agreement with the United States Securities and Exchange Commission or its equivalent in the Territory. Each Party will be entitled to make such filing but shall cooperate with each other and use reasonable efforts to obtain confidential treatment of confidential, including trade secret, information in accordance with applicable Law. The filing Party will provide the non-filing Party with an advance copy of the Agreement marked to show provisions for which the filing Party intends to seek confidential treatment and will reasonably consider the non-filing Party’s timely comments thereon.
ARTICLE XVII
INDEMNITY
17.1    Indemnity and Insurance.
(a)    Sanofi will defend, indemnify and hold harmless Regeneron, its Affiliates and its and their respective officers, directors, employees, Sublicensees and agents (“Regeneron Indemnitees”) from and against all claims, demands, liabilities, damages, penalties, fines, costs and expenses, including reasonable attorneys’ or experts’ fees and costs or amounts paid to settle (collectively, “Damages”), arising from or occurring as a result of a Third Party’s claim, action, suit, judgment or settlement (a “Third Party Claim”) against a Regeneron Indemnitee that is due to or based upon:
(i)    the gross negligence, recklessness, bad faith, intentional wrongful acts or omissions or violations of Law by Sanofi or its Affiliates (or, their respective agents, contractors, Sublicensees, representatives or other persons

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

or entities working on their behalf) in the performance of this Agreement including, in connection with its Development, Manufacture or Commercialization of any IO Licensed Product in the Field; or
(ii)    material breach by Sanofi (or conduct or omission by any of its Affiliates, which if performed or failed to be performed by Sanofi would be a material breach by Sanofi) of the terms of, or the representations and warranties made by it in, this Agreement, except in each case ((i) and (ii)), to the extent that Damages arise out of the gross negligence, recklessness, bad faith or intentional wrongful acts, or omissions committed by Regeneron or its Affiliates (or their respective agents, contractors, Sublicensees, representatives or other persons or entities working on their behalf) in the performance of this Agreement or the material breach by Regeneron (or conduct or omission by any of its Affiliates, which if performed or failed to be performed by Regeneron would be a material breach by Regeneron) of the terms of this Agreement.
(b)    Regeneron will defend, indemnify and hold harmless Sanofi, its Affiliates and its and their respective officers, directors, employees, Sublicensees and agents (“Sanofi Indemnitees”) from and against all Damages arising from a Third Party Claim against a Sanofi Indemnitee that is due to or based upon:
(i)    the gross negligence, recklessness, bad faith, intentional wrongful acts or omissions or violations of Law by Regeneron or its Affiliates (or their respective agents, contractors, Sublicensees, representatives or other persons or entities working on their behalf), including, in connection with the Development, Manufacture or Commercialization of any IO Licensed Product in the Field; or
(ii)    material breach by Regeneron (or conduct or omission by any of its Affiliates, which if performed or failed to be performed by Regeneron would be a material breach by Regeneron) of the terms of, or the representations and warranties made by it in, this Agreement, except in each case ((i) and (ii)), to the extent that Damages arise out of the gross negligence, recklessness, bad faith or intentional wrongful acts, or omissions committed by Sanofi or its Affiliates (or their respective agents, contractors, Sublicensees, representatives or other persons or entities working on their behalf) in the performance of this Agreement or the material breach by Sanofi (or conduct or omission by any of its Affiliates, which if performed or failed to be performed by Sanofi would be a material breach by Sanofi) of the terms of this Agreement.
(c)    Mutual Indemnification.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

(i)    In the event of any Third Party Claim alleging that the Development, Manufacture or Commercialization of any IO Licensed Product under this Agreement infringes a Patent Right of a Third Party for which neither Party is entitled to indemnification hereunder, each Party shall indemnify the other Party for fifty percent (50%) of all Damages therefrom and during the Term such Damages shall be treated as Other Shared Expenses.
(ii)    In the event of any product liability Third Party Claim alleging that the Development, Manufacture or Commercialization of any IO Licensed Product causes damages for which neither Party is entitled to indemnification hereunder, each Party shall indemnify the other for fifty percent (50%) of all Damages therefrom and during the Term such Damages shall be treated as Other Shared Expenses.
(d)    During the Term and for a minimum period of five (5) years thereafter and for an otherwise longer period as may be required by applicable Law, each of Regeneron and Sanofi will (i) use Commercially Reasonable Efforts to procure and maintain commercial general liability and product liability insurance in an amount not less than [***] per occurrence and in the annual aggregate or (ii) procure and maintain adequate insurance by means of self-insurance in such amounts and on such terms as are consistent with normal business practices of large pharmaceutical companies in the life sciences industry. Such insurance shall insure against liability arising from this Agreement on the part of Regeneron or Sanofi, respectively, or any of their respective Affiliates, due to injury, disability or death of any person or persons, or property damage arising from activities performed in connection with this Agreement. Any insurance proceeds received by a Party in connection with any Damages shall be retained by such Party and shall not reduce any obligation of the other Party under Section 17.1 with respect to such Damages.
(e)    Notwithstanding anything to the contrary in this Section 17.1, neither Party shall be responsible to indemnify the other Party (or the Regeneron Indemnitees or Sanofi Indemnitees, as the case may be) from Third Party claims resulting from, and to the extent allocable to, the negligence, recklessness, bad faith, intentional wrongful acts or omissions, or violations of Law committed by Third Parties contracted to Manufacture any part of the Clinical Supply Requirements or Commercial Supply Requirements pursuant to ARTICLE VIII; provided, that nothing in this Section 17.1(e) limits either Party’s indemnification obligations to the extent any Third Party claims arise from the negligence, recklessness, bad faith, intentional wrongful acts or omissions, or violations of Law committed directly by the Party that is responsible for contracting with such Third Party manufacturer(s) pursuant to ARTICLE VIII.
17.2    Indemnity Procedure. The Party entitled to indemnification under this ARTICLE XVII (an “Indemnified Party”) shall notify the Party potentially responsible for such indemnification (the “Indemnifying Party”) within five (5) Business Days of being notified of any claim or claims asserted or threatened against the Indemnified Party which could give rise to a right of indemnification under this Agreement; provided, that the failure to give such notice shall not relieve the Indemnifying Party of its indemnity obligation hereunder except to the

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

extent that such failure materially prejudices the Indemnifying Party. For the avoidance of doubt, the indemnification procedures in this Section 17.2 shall not apply to claims for which each Party indemnifies the other Party for fifty percent (50%) of all Damages under the terms of Section 17.1(c), and the Parties shall cooperate in good faith to establish a mutually agreeable strategy with respect to defending or prosecuting any Third Party Claims subject to Section 17.1(c).
(a)    If the Indemnifying Party has acknowledged in writing to the Indemnified Party the Indemnifying Party’s responsibility for defending a claim, the Indemnifying Party shall have the right to defend, at its sole cost and expense, such claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party; provided, that the Indemnifying Party may not enter into any compromise or settlement unless (i) such compromise or settlement includes as an unconditional term thereof, the giving by each claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim; and (ii) the Indemnified Party consents to such compromise or settlement, which consent shall not be withheld, conditioned or delayed unless such compromise or settlement involves (A) any admission of legal wrongdoing by the Indemnified Party, (B) any payment by the Indemnified Party that is not indemnified hereunder or (C) the imposition of any equitable relief against the Indemnified Party. If the Indemnifying Party does not elect to assume control of the defense of a claim or if a good faith and diligent defense is not being or ceases to be materially conducted by the Indemnifying Party, the Indemnified Party shall have the right, at the expense of the Indemnifying Party, upon at least ten (10) Business Days’ prior written notice to the Indemnifying Party of its intent to do so, to undertake the defense of such claim for the account of the Indemnifying Party (with counsel reasonably selected by the Indemnified Party and approved by the Indemnifying Party, such approval not to be unreasonably withheld, conditioned or delayed); provided that the Indemnified Party shall keep the Indemnifying Party apprised of all material developments with respect to such claim and promptly provide the Indemnifying Party with copies of all correspondence and documents exchanged by the Indemnified Party and the opposing party(ies) to such litigation. The Indemnified Party may not compromise or settle such litigation without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld, conditioned or delayed.
(b)    The Indemnified Party may participate in, but not control, any defense or settlement of any claim controlled by the Indemnifying Party pursuant to this Section 17.2 and shall bear its own costs and expenses with respect to such participation; provided that the Indemnifying Party shall bear such costs and expenses if counsel for the Indemnifying Party shall have reasonably determined that such counsel may not properly represent both the Indemnifying Party and the Indemnified Party.
(c)    Regardless of whether the Indemnifying Party assumes the defense of any claim pursuant to this Section 17.2, the Indemnified Party shall and shall use reasonable efforts to cause each indemnitee to, reasonably cooperate in the defense or prosecution thereof and, if the Indemnifying Party assumes the defense of any such claim, the Indemnified Party shall and shall use reasonable efforts to cause each indemnitee to furnish such records,

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals, in each case, as may be reasonably requested in connection therewith. Such cooperation shall include access upon reasonable notice during normal business hours afforded to the Indemnifying Party to and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such claim and making Indemnified Parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and to the extent the Indemnified Party is entitled to indemnification pursuant to this ARTICLE XVII, the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable and verifiable out-of-pocket expenses in connection with providing such assistance.
ARTICLE XVIII
FORCE MAJEURE
Neither Party will be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including, embargoes, acts of terrorism, acts of war (whether war be declared or not), insurrections, strikes, riots, civil commotions or acts of God (“Force Majeure”). Such excuse from liability and responsibility shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance, and only if the affected Party has not caused such event(s) to occur. The affected Party will notify the other Party of such Force Majeure circumstances as soon as reasonably practical and will make every reasonable effort to mitigate the effects of such Force Majeure circumstances.
ARTICLE XIX
TERM AND TERMINATION
19.1    Term/Expiration of Term.
(a)    The “Term” of this Agreement shall commence on the Effective Date and, unless this Agreement is earlier terminated in its entirety in accordance with the terms of this ARTICLE XIX, shall expire upon the later to occur of (i) the expiration or earlier termination of the IO Discovery Agreement (including, if applicable, any “Tail Period” thereunder), and (ii) such time as neither Party nor either Party’s Affiliates, nor any of their respective Sublicensees, is Developing or Commercializing any IO Licensed Product in the Field anywhere in the Territory under this Agreement (and such cessation of Development and Commercialization activities is acknowledged by both Parties in writing to be permanent).
(b)    Upon expiration of the Term, except as set forth in Section 4.3 and this Agreement, all licenses and rights granted by a Party to the other Party hereunder shall automatically terminate and revert to the granting Party.
19.2    Termination Without Cause; Special Termination Products.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

(a)    By Sanofi.
(i)    Sanofi may terminate this Agreement in its entirety, but only after the expiration or earlier termination of the IO Discovery Program in accordance with the terms of the IO Discovery Agreement, or may terminate this Agreement in the entire Territory for a particular IO Licensed Product or particular IO Licensed Products in the Field, in any such case on twelve (12) months’ prior written notice to Regeneron. Except as otherwise provided below in this Section 19.2(a), in the event of such termination by Sanofi of this Agreement in its entirety or with respect to one or more IO Licensed Product(s) pursuant to this Section 19.2, this Agreement (including, all payment obligations hereunder ) shall continue in full force and effect through the notice period set forth above (the “Sanofi Termination Notice Period”) and the terms of Schedule 3 (including the grant of rights and licenses set forth in paragraph 2 thereof) shall automatically apply. Except as set forth in this Section 19.2(a) or Schedule 3, during the Sanofi Termination Notice Period, the Parties shall continue to Develop, Manufacture and Commercialize IO Licensed Products (including the Special Termination Products(s)) in the Field in accordance with Plans. During the Sanofi Termination Notice Period, to the extent set forth or requested in one or more written notices from Regeneron to Sanofi hereunder and in any event upon the expiration of the Sanofi Termination Notice Period, whether or not any such notice is given by Regeneron, (A) the licenses and rights granted by Regeneron to Sanofi hereunder with respect to the Special Termination Product(s) shall automatically terminate as of a date specified in such notice(s) (and in any event not later than the expiration of the Sanofi Termination Notice Period), (B) the licenses and rights granted by Sanofi to Regeneron hereunder with respect to the Special Termination Product(s) shall terminate, and (C) Sanofi will promptly take the actions required by Schedule 3 and Regeneron will reasonably cooperate with Sanofi (for avoidance of doubt, such cooperation shall not require Regeneron to pay any amounts or incur any liabilities or obligations not otherwise required hereunder to be paid or incurred by Regeneron) to facilitate Regeneron’s (or its nominee’s) expeditious assumption during the Sanofi Termination Notice Period and thereafter, with as little disruption as reasonably possible, of the continued Development, Manufacture and Commercialization of the Special Termination Product(s) in the Field in the Territory. In addition, during the Sanofi Termination Notice Period, neither Party will, without the prior written consent of the other Party’s representatives on the applicable Committee, propose or implement any amendment or change to any Plan. Notwithstanding the foregoing, the Committee(s) will have an obligation under this Agreement and the Collaboration Purpose to propose and adopt in a timely manner an interim Plan for any Plan that expires during the Sanofi Termination Notice Period. The most recent approved Plan(s) shall be extended pending approval of the new interim Plan(s).
(ii)    In addition to Sanofi’s termination rights set forth in Section 19.2(a)(i), from and after the twelfth (12th) anniversary of the First

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Commercial Sale of an IO Licensed Product in a country, Sanofi may, upon twenty-four (24) months’ prior written notice to Regeneron, terminate this Agreement with respect to such IO Licensed Product in such country. If Sanofi exercises such right, the provisions of Section 19.2(a)(i) (except that the Sanofi Termination Notice Period referred to therein shall be twenty-four (24) months rather than twelve (12) months), and Sections 19.6(a) and 19.7 shall apply with respect to such Terminated IO Product in such country.
(b)    By Regeneron.
(i)    Regeneron may terminate this Agreement in its entirety, but only after the expiration or earlier termination of the IO Discovery Program in accordance with its terms, or may terminate this Agreement in the entire Territory for a particular IO Licensed Product or particular IO Licensed Products in the Field, in any such case, on twelve (12) months’ prior written notice to Sanofi. Except as otherwise provided below in this Section 19.2(b), in the event of such termination by Regeneron of this Agreement in its entirety or with respect to one or more IO Licensed Product(s) pursuant to this Section 19.2(b), this Agreement (including, all payment obligations hereunder) shall continue in full force and effect through the notice period set forth above (the “Regeneron Termination Notice Period”) and the terms of Schedule 4 (including the grant of rights and licenses set forth in paragraph 2 thereof) shall automatically apply. Except as set forth in this Section 19.2(b) or Schedule 4, during the Regeneron Termination Notice Period, the Parties shall continue to Develop, Manufacture and Commercialize IO Licensed Products (including the Special Termination Products(s)) in the Field in accordance with Plans. During the Regeneron Termination Notice Period, to the extent set forth or requested in one or more written notices from Sanofi to Regeneron hereunder and in any event upon the expiration of the Regeneron Termination Notice Period, whether or not any such notice is given by Sanofi, (A) the licenses and rights granted by Sanofi to Regeneron hereunder with respect to the Special Termination Product(s) shall automatically terminate as of a date specified in such notice(s) (and in any event not later than the expiration of the Regeneron Termination Notice Period), (B) the licenses and rights granted by Regeneron to Sanofi hereunder with respect to the Special Termination Products(s) shall terminate, and (C) Regeneron will promptly take the actions required by Schedule 4 and Sanofi will reasonably cooperate with Regeneron (for avoidance of doubt, such cooperation shall not require Sanofi to pay any amounts or incur any liabilities or obligations not otherwise required hereunder to be paid or incurred by Sanofi) to facilitate Sanofi’s (or its nominee’s) expeditious assumption during the Regeneron Termination Notice Period and thereafter, with as little disruption as reasonably possible, of the continued Development, Manufacture and Commercialization of the Special Termination Product(s) in the Field in the Territory. In addition, during the Regeneron Termination Notice Period, neither Party will, without the prior written consent of the other Party’s representatives on the applicable Committee, propose or implement any

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

amendment or change to any Plan. Notwithstanding the foregoing, the Committee(s) will have an obligation under this Agreement and the Collaboration Purpose to propose and adopt in a timely manner an interim Plan for any Plan that expires during the Regeneron Termination Notice Period. The most recent approved Plan(s) shall be extended pending approval of the new interim Plan(s).
(ii)    In addition to Regeneron’s termination rights set forth in Section 19.2(b)(i), from and after the twelfth (12th) anniversary of the First Commercial Sale of an IO Licensed Product in a country, Regeneron may, upon twenty-four (24) months’ prior written notice to Sanofi, terminate this Agreement with respect to such IO Licensed Product in such country. If Regeneron exercises such right, the provisions of Section 19.2(b)(i) (except that the Regeneron Termination Notice Period referred to therein shall be twenty-four (24) months rather than twelve (12) months), and Sections 19.6(a) and 19.7 shall apply with respect to such Terminated IO Product in such country
19.3    Termination For Material Breach. Upon and subject to the terms and conditions of this Section 19.3, this Agreement shall be terminable by a Party in its entirety or for a particular IO Licensed Product or particular IO Licensed Products in the Field in the entire Territory, upon written notice to the other Party, if such other Party commits a material breach of its obligations under this Agreement with respect to such IO Licensed Product(s) as to which such notice of termination is given (or all IO Licensed Products if such notice of termination is with respect to this Agreement in its entirety). Such notice of termination shall set forth in reasonable detail the facts underlying or constituting the alleged breach (and specifically referencing the provisions of this Agreement alleged to have been breached), and the termination that is the subject of such notice shall be effective ninety (90) days after the date such notice is given unless the breaching Party shall have cured such breach within such ninety (90) day period (or, if such material breach, by its nature, is a curable breach but such breach is not curable within such ninety (90) day period, such longer period not to exceed one hundred eighty (180) days unless otherwise agreed by the Parties, so long as the breaching party is using diligent efforts to cure such breach, in which event if such breach has not been cured, such termination shall be effective on the earlier of the expiration of such one hundred eighty (180) day period or such time as the breaching party ceases to use diligent efforts to cure such breach). Notwithstanding the foregoing, in the case of breach of a payment obligation hereunder, the ninety (90) day period referred to in the immediately preceding sentence shall instead be thirty (30) days (and the immediately preceding parenthetical clause in the immediately preceding sentence shall not apply). For purposes of this Section 19.3, the term “material breach” shall mean an intentional, continuing (and uncured within the time period described above) material breach by a Party, as determined by a court of competent jurisdiction.
19.4    Termination for Insolvency. Either Party shall have the right to terminate this Agreement in its entirety, by and effective immediately, upon written notice to the other Party, if, at any time, (a) the other Party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of its assets,

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

or (b) the other Party proposes a written agreement of composition or extension of its debts, or (c) the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or (d) the other Party shall propose or become a party to any dissolution or liquidation, or (e) if the other Party shall make an assignment for the benefit of creditors. All rights and licenses granted under or pursuant to this Agreement by a Party to the other Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code and any similar Laws in any other country in the Territory, licenses of rights to “intellectual property” as defined under Section 101 (35A) of the U.S. Bankruptcy Code. The Parties agree that all intellectual property rights licensed under or pursuant to this Agreement, including, any Patents or Patent applications in any country of a party covered by the license grants under this Agreement, are part of the “intellectual property” as defined under Section 101 (35A) of the Bankruptcy Code subject to the protections afforded the non-rejecting Party under Section 365(n) of the Bankruptcy Code, and any similar Law or regulation in any other country. The Parties agree that this Agreement shall not be deemed terminated by virtue of any rejection by a Party or its receiver or trustee under applicable bankruptcy Laws unless the non-rejecting Party fails to exercise its rights under Section 365(n)(1)(B) of the U.S. Bankruptcy Code (or its foreign equivalents). For clarity, if the non-rejecting Party fails to exercise such rights or such rights are not available in a country outside the United States, this Agreement shall be deemed terminated. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code or any analogous Laws in any other country or jurisdiction, if this Agreement is not terminated or deemed terminated, the Party hereto that is not the subject of such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) all such intellectual property and all embodiments of such intellectual property, which, if not already in such Party’s possession, shall be promptly delivered to it upon such Party’s written request, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement.
19.5    Termination of IO Discovery Agreement.
(a)    By Regeneron. Regeneron may terminate this Agreement in its entirety, effective upon written notice to Sanofi, if the IO Discovery Agreement has been terminated by Regeneron pursuant to Section 12.2 or Section 12.3 thereof.
(b)    By Sanofi. Sanofi may terminate this Agreement in its entirety effective upon written notice to Regeneron, if the IO Discovery Agreement has been terminated by Sanofi pursuant to Section 12.2 or Section 12.3 thereof.
19.6    Effect of Termination.
(a)    Except as provided in Section 19.2(b), and in Section 19.6(b)below, upon termination of this Agreement with respect to all IO Licensed Products in the Field, or for a particular IO Licensed Product or particular IO Licensed Products in the Field in the Territory or, if applicable pursuant to Section 19.2(a)(ii), in one or more countries, the provisions of Schedule 3 shall apply (including during any applicable Termination Notice Period) with respect to the Terminated IO Product(s), and except to the extent required by Sanofi to fulfill its

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

obligations pursuant to Schedule 3, (i) all licenses and rights granted by Regeneron to Sanofi hereunder with respect to the Terminated IO Product(s) shall automatically terminate, and revert to Regeneron, (ii) all licenses and rights granted by Sanofi to Regeneron hereunder with respect to the Terminated IO Product(s) shall automatically terminate and (iii) the license from Sanofi and its Affiliates to Regeneron referred to in Schedule 3 shall automatically come into full force and effect with respect to the Terminated IO Product(s). If Regeneron terminates this Agreement pursuant to Section 19.3 or 19.4 or pursuant to Section 19.5(a) in its entirety or with respect to one or more IO Licensed Products, then Sanofi shall pay to Regeneron, in addition to any other amount payable by Sanofi to Regeneron under this Agreement, under Law, or pursuant to any contractual remedies available to Regeneron, an amount equal to one hundred percent (100%) of the Development Costs incurred by Regeneron under the Global Development Plan(s) with respect to the Terminated IO Product(s) during the period commencing on the effective date of such termination of this Agreement pursuant to any of such Sections and ending on the twelve (12) month anniversary of such date.
(b)    Upon termination of this Agreement by Regeneron pursuant to Section 19.2(b) or by Sanofi pursuant to Section 19.3 or 19.4, in its entirety, or for a particular IO Licensed Product or particular IO Licensed Products in the Field, the provisions of Schedule 4 shall apply (including during any applicable Termination Notice Period) with respect to the Terminated IO Product(s) and, except to the extent required by Regeneron to fulfill its obligations pursuant to Schedule 4, (i) all licenses and rights granted by Sanofi to Regeneron hereunder with respect to the Terminated IO Product(s) shall automatically terminate, and revert to Sanofi, (ii) all licenses and rights granted by Regeneron to Sanofi hereunder with respect to the Terminated IO Product(s) shall automatically terminate and (iii) the license from Regeneron referred to in Schedule 4 shall come into full force and effect with respect to the Terminated IO Product(s).
19.7    Survival of Obligations. Except as otherwise provided in this ARTICLE XIX, or Schedule 3 or Schedule 4, upon expiration, or upon termination of this Agreement with respect to all IO Licensed Products in the Field, or for a particular IO Licensed Product or particular IO Licensed Products in the Field in the Territory or, if applicable pursuant to Section 19.2(a)(ii), in one or more countries, the rights and obligations of the Parties hereunder with respect to the Terminated IO Product(s), in the applicable country or countries if such termination is pursuant to Section 19.2(a)(ii), shall terminate, and this Agreement shall cease to be of further force or effect to the extent of such termination, provided that notwithstanding any expiration or termination of this Agreement:
(a)    neither Sanofi nor Regeneron shall be relieved of any obligations (including payment obligations) of such Party arising prior to such expiration or termination, including, the payment of any non-cancelable costs and expenses incurred as part of a Plan (even if such costs and expenses arise following termination or expiration, as the case may be), except that Regeneron’s obligations with respect to the IO Development Balance payments provided for in Schedule 2 shall automatically terminate and the IO Development Balance shall equal zero;

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

(b)    subject to the provisions of this ARTICLE XIX, including Schedule 3 and Schedule 4 to the extent applicable, the obligations of the Parties with respect to the protection and nondisclosure of Party Information and New Information in accordance with ARTICLE XVI, as well as other provisions (including, Sections 7.4, 9.10, 9.11, 9.14, 10.3 and 10.4, the second (2nd) sentence of Section 12.1(e) and ARTICLE XII (with respect to Joint Inventions), ARTICLE XVI, ARTICLE XVII, ARTICLE XIX and ARTICLE XX) which by their nature are intended to survive any such expiration or termination, shall survive and continue to be enforceable; and
(c)    such expiration or termination and this ARTICLE XIX shall be without prejudice to any rights or remedies a party may have for breach of this Agreement.
ARTICLE XX
MISCELLANEOUS
20.1    Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Except as set forth in ARTICLE X, each Party hereby irrevocably and unconditionally consents to the exclusive jurisdiction of the courts of the State of New York, and the United States District Court for the Southern District of New York for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, waives any objections to such jurisdiction and venue and agrees not to commence any action, suit or proceeding relating to this Agreement except in such courts. Each Party further agrees that service of any process, summons, notice or document delivered by reputable international overnight courier service to its address set forth in Section 20.3 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.
20.2    Waiver    . Waiver by a Party of a breach hereunder by the other Party shall not be construed as a waiver of any subsequent breach of the same or any other provision. No delay or omission by a Party in exercising or availing itself of any right, power or privilege hereunder shall preclude the later exercise of any such right, power or privilege by such Party. No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the Party granting the waiver.
20.3    Notices. All notices, instructions and other communications required or permitted hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant Party set forth on Schedule 5 attached hereto and shall be (a) delivered personally, or (b) sent via a reputable international overnight courier service. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand or one (1) Business Day after it is sent via a reputable international overnight courier service. Either Party may change its address by giving notice to the other Party in the manner provided above.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

20.4    Entire Agreement. This Agreement and the IO Discovery Agreement contain the complete understanding of the Parties with respect to the subject matter hereof and thereof and supersede all prior understandings and writings relating to the subject matter hereof and thereof, provided that the proviso set forth in Section 14.4 of the IO Discovery Agreement shall apply with respect to any conflict or inconsistency between this Agreement and the IO Discovery Agreement. For the avoidance of doubt, the Existing Discovery Agreement and the Existing License and Collaboration Agreement shall remain in full force and effect in accordance with their respective terms and any variation between a provision of this Agreement and a corresponding or similar provision of the Existing Discovery Agreement or the Existing License and Collaboration Agreement shall not be considered in the interpretation of this Agreement, the Existing Discovery Agreement or the Existing License and Collaboration Agreement.
20.5    Amendments. No provision in this Agreement shall be supplemented, deleted or amended except in a writing executed by an authorized representative of each of Sanofi and Regeneron.
20.6    Severability. If, under applicable Laws, any provision hereof is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement in any jurisdiction (“Modified Clause”), then, it is mutually agreed that this Agreement shall endure and that the Modified Clause shall be enforced in such jurisdiction to the maximum extent permitted under applicable Laws in such jurisdiction, provided, that the Parties shall consult and use all reasonable efforts to agree upon, and hereby consent to, any valid and enforceable modification of this Agreement as may be necessary to avoid any unjust enrichment of either Party and to match the intent of this Agreement as closely as possible, including the economic benefits and rights contemplated herein.
20.7    Registration and Filing of the Agreement. To the extent that a Party concludes in good faith that it is required to file or register this Agreement or a notification thereof with any Governmental Authority in accordance with applicable Laws, such Party may do so subject to the provisions of Section 16.4. The other Party shall promptly cooperate in such filing or notification and shall promptly execute all documents reasonably required in connection therewith. The Parties shall promptly inform each other as to the activities or inquiries of any Governmental Authority relating to this Agreement, and shall promptly cooperate to respond to any request for further information therefrom.
20.8    Assignment. Except as otherwise expressly provided herein, neither this Agreement nor any of the rights or obligations hereunder may be assigned by either Sanofi or Regeneron without (a) the prior written consent of Regeneron in the case of any assignment by Sanofi or (b) the prior written consent of Sanofi in the case of an assignment by Regeneron, except in each case (i) to an Affiliate of the assigning Party that has and will continue to have the resources and financial wherewithal to fully meet a Party’s obligations under this Agreement, provided that the assigning Party shall remain primarily liable hereunder notwithstanding any such assignment, or (ii) to any other party who acquires all or substantially all of the business of the assigning Party by merger, sale of assets or otherwise, so long as such Affiliate or other party agrees in writing to be bound by the terms of this Agreement. The assigning Party shall remain

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

primarily liable hereunder notwithstanding any such assignment. Any attempted assignment in violation hereof shall be void.
20.9    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, and shall also inure to the benefit of the Regeneron Indemnitees and Sanofi Indemnitees to the extent provided in the last sentence of Section 20.12.
20.10    Affiliates. Each Party may, and to the extent it is in the best interests of the IO Licensed Products in the Field in the Territory shall, perform its obligations under this Agreement through one or more of its Affiliates. Each Party absolutely, unconditionally and irrevocably guarantees to the other Party the prompt and timely performance when due and at all times thereafter of the responsibilities, liabilities, covenants, warranties, agreements and undertakings of its Affiliates pursuant to this Agreement. Without limiting the foregoing, no Party shall cause or permit any of its Affiliates to commit any act (including any act or omission) which such Party is prohibited hereunder from committing directly. If an Affiliate of a Party will engage in the Development, Manufacture or Commercialization of an IO Licensed Product under this Agreement, then such Party shall enter into a separate agreement with such Affiliate pursuant to which the obligations of such Party hereunder shall be binding on such Affiliate and which shall provide that the other Party is a third party beneficiary of such agreement entitled to enforce such agreement and this Agreement against such Affiliate. Each Party represents and warrants to the other Party that it has licensed or will license from its Affiliates the Patents and Know-How owned by its Affiliates that are to be licensed (or sublicensed) to the other Party under this Agreement.
20.11    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. This Agreement may be executed by exchange between the Parties of electronically transmitted signatures (via facsimile, PDF format via e-mail or other electronic means) and such signatures shall be deemed to bind each Party hereto as if they were original signatures.
20.12    Third Party Beneficiaries. Except as provided below in this Section 20.12, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any Party hereto. No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any Party hereto. Notwithstanding the foregoing, ARTICLE XVII is intended to benefit, and to be enforceable by, in addition to the Parties, the other Regeneron Indemnitees and Sanofi Indemnitees as if they were parties hereto, but this Agreement is only enforceable by the Parties.
20.13    Relationship of the Parties. Each Party shall bear its own costs and expenses incurred in the performance of its obligations hereunder without charge or expense to the other Party except as expressly provided for in this Agreement. Neither Sanofi nor Regeneron shall have any responsibility for the hiring, termination or compensation of the other Party’s employees or for any employee compensation or benefits of the other Party’s employees. No employee or representative of a Party shall have any authority to bind or obligate the other Party

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said Party’s approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, Regeneron’s legal relationship under this Agreement to Sanofi, and Sanofi’s legal relationship under this Agreement to Regeneron, shall be that of an independent contractor. Nothing in this Agreement shall be construed to establish a relationship of partners or joint ventures between the Parties or any of their respective Affiliates.
20.14    Limitation of Damages. IN NO EVENT SHALL REGENERON OR SANOFI BE LIABLE FOR SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, LOSS OF PROFITS) SUFFERED BY THE OTHER PARTY, REGARDLESS OF THE THEORY OF LIABILITY (INCLUDING CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE) AND REGARDLESS OF ANY PRIOR NOTICE OF SUCH DAMAGES EXCEPT TO THE EXTENT ANY SUCH DAMAGES ARE PAID TO A THIRD PARTY AS PART OF A THIRD PARTY CLAIM THAT IS COVERED BY THE INDEMNIFICATION OBLIGATIONS IN ARTICLE XVII.
20.15    Non-Solicitation. During the Term and for a period of two (2) years thereafter, neither Party shall solicit or otherwise induce or attempt to induce any employee of the other Party directly involved in the Development, Manufacture or Commercialization of any IO Licensed Product to leave the employment of the other Party and accept employment with the first Party. Notwithstanding the foregoing, this prohibition on solicitation does not apply to actions taken by a Party solely as a result of an employee’s affirmative response to a general recruitment effort carried through a public solicitation or general solicitation.
20.16    Construction.
(a)    The use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such person or persons or circumstances as the context otherwise permits. The words “will” and “shall” shall have the same meaning and, unless the context otherwise requires, the use of the word “or” is used in the inclusive sense (and/or). The term “including,” “include,” or “includes” as used herein shall mean including, without limiting the generality of any description preceding such term, irrespective of whether such term is used with “without limitation” or “without limiting” throughout this Agreement. Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days.
(b)    The captions of this Agreement are for convenience or reference only and in no way define, describe, extend or limit the scope of intent of this Agreement or in the intent of any provision contained in this Agreement. Unless otherwise specified, (i) the references in this Agreement to any Article, Section, Schedule or Appendix means references to such Article, Section, Schedule or Appendix of this Agreement, (ii) references in any Section to any clause are references to such clause of such Section and (iii) unless the context otherwise requires, references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently varied,

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

replaced or supplemented from time to time, so varied, replaced or supplemented and in effect at the relevant time of reference thereto.
(c)    Whenever a provision of this Agreement requires an approval or consent by a Party to this Agreement within a specified time period and notification of such approval or consent is not delivered within such time period, then, unless otherwise specified, the Party whose approval or consent is required shall be conclusively deemed to have withheld its approval or consent. This Agreement has been prepared jointly and the provisions contained herein shall not be construed or interpreted for or against any Party to this Agreement because such Party drafted or caused such Party’s legal representative to draft any provision contained herein.
(d)    In the event of any conflict between this Agreement and the Schedules, Exhibits or Appendices hereto, this Agreement shall prevail.
[Remainder of page intentionally left blank; signature page follows]

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

IN WITNESS WHEREOF, Sanofi and Regeneron have caused this Immuno-Oncology License and Collaboration Agreement to be executed by their duly authorized representatives as of the day and year first above written.

SANOFI BIOTECHNOLOGY SAS

By:	/s/ Olivier Brandicourt
Name:	Olivier Brandicourt
Title:	Authorized Signatory

REGENERON PHARMACEUTICALS, INC.

By:	/s/ Leonard S. Schleifer
Name:	Leonard S. Schleifer, M.D., Ph.D.
Title:	President & CEO

Signature Page to IO License and Collaboration Agreement

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

SCHEDULE 1
Manufacturing Cost
[***]

1

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

SCHEDULE 2
Quarterly True-Up

At the end of each Quarter, the Parties will calculate the net payment one Party shall be required to make to the other Party (the “Quarterly True-Up”) as follows:

(A)
The Quarterly True-Up shall be equal to (a) the Profit Split True-Up, (as set forth in Part I), minus (b) the Development Compensation Payment for such Quarter payable to Sanofi (as set forth in Part II), plus or minus (c) the Development Cost True-Up for such Quarter (as set forth in Part III).

(B)	If the Quarterly True-Up is an amount greater than zero, such amount shall be payable by Sanofi to Regeneron in accordance with the terms set forth in ARTICLE IX.

(C)	If the Quarterly True-Up is an amount less than zero, the absolute value of such amount shall be payable by Regeneron to Sanofi in accordance with the terms set forth in ARTICLE IX.

Two examples of the Quarterly True-Up are shown in Part IV.

PART I. PROFIT SPLIT TRUE-UP

“Regeneron Profits” in a Quarter shall mean, (a) the sum of (i) Net Sales of all IO Licensed Products by Regeneron in the Territory in the Quarter, plus (ii) Other Shared Revenues received by Regeneron in such Quarter, less (b) the sum of (i) aggregate COGS incurred by Regeneron with respect to IO Licensed Products for which Regeneron is the Lead Commercialization Party in the U.S. in the Quarter, (ii) aggregate Shared Commercial Expenses incurred by Regeneron and allocable to the Territory in the Quarter, and (iii) aggregate Other Shared Expenses incurred by Regeneron and allocable to the Territory in the Quarter.

“Sanofi Profits” in a Quarter shall mean, (a) the sum of (i) Net Sales of all IO Licensed Products by Sanofi in the Territory in the Quarter, plus (ii) Other Shared Revenues received by Sanofi in such Quarter, less (b) the sum of (i) aggregate COGS incurred by Sanofi with respect to IO Licensed Products for which Sanofi is the Lead Commercialization Party in the U.S. in the Quarter, (ii) aggregate COGS incurred by Sanofi with respect to IO Licensed Products in the ROW Territory in the Quarter, (iii) aggregate Shared Commercial Expenses incurred by Sanofi and allocable to the Territory in the Quarter, and (iii) aggregate Other Shared Expenses incurred by Sanofi and allocable to the Territory in the Quarter.

“Profits” shall mean the Regeneron Profits with respect to Regeneron and the Sanofi Profits with respect to Sanofi, as the context requires.

1

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

“Aggregate Profits” in a Quarter shall mean the Regeneron Profits for such Quarter plus the Sanofi Profits in such Quarter.

“Other Shared Revenue” shall mean any [***].

“Profit Split” shall mean fifty percent (50%) of the Aggregate Profits in a Quarter.

“Profit Split True-Up” shall mean (a) the Profit Split in a Quarter, minus (b) the Regeneron Profits in a Quarter. For clarity, if the Regeneron Profits are more than the Sanofi Profits in a Quarter, then the Profit Split True-Up will be a negative number for that Quarter and if the Regeneron Profits are less than the Sanofi Profits in a Quarter, then the Profit Split True-Up will be a positive number for that Quarter.

Two examples of a calculation of the Profit Split True-Up in a Quarter would be:
[***]

	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]			[***]
[***]			[***]
[***]	[***]
[***]		[***]
[***]			[***]

[***]

	[***]	[***]	[***]
[***]	[***]	[***]	[***]
	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]			[***]
[***]			[***]
[***]	[***]
[***]		[***]
[***]			[***]

2

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

PART II.    DEVELOPMENT COMPENSATION PAYMENT

“IO Development Balance Costs” shall mean (a) fifty percent (50%) of the total Development Costs for IO Licensed Products for which Sanofi is the Post-POC Principal Party (including, for the avoidance of doubt, such Development Costs for any Special Termination Product that is an IO Antibody until the time such Special Termination Product becomes an Special Termination Product) to the extent (i) directly attributable to the conduct of clinical trials of such IO Licensed Product (or Special Termination Product), (ii) incurred from and after the date that such IO Licensed Product (or Special Termination Product) first became an IO Licensed Product under this Agreement in accordance with the terms of the IO Discovery Agreement, and (iii) consistent with the Global Development Budget in respect of such IO Licensed Product (or Special Termination Product), (b) [***] of the total Program Costs attributable to clinical development of IO Discovery Program Antibodies under the IO Discovery Program, solely to the extent that Sanofi made an IO “Upfront Payment” or IO Reimbursement Payment in respect of such Program Costs pursuant to Section 4.2 of the IO Discovery Agreement, and solely to the extent that Section 4.3 of the IO Discovery Agreement expressly provides that such Program Costs are to be added to the IO Development Balance, (c) [***] of the development costs incurred by Regeneron with respect to any Non-IO Indication for an IO Licensed Product, solely to the extent that Sanofi reimburses Regeneron for [***] of such development costs pursuant to Section 9.2(c), and (d) [***] of the Additional Trial Costs incurred by Regeneron as a Post-POC Other Party, solely to the extent that Sanofi reimburses Regeneron for [***] of such Additional Trial Costs pursuant to Section 9.2(d).

The “IO Development Balance” as of the end of a Quarter shall mean (a) the aggregate amount of IO Development Balance Costs incurred after the Effective Date through the close of such Quarter, less (b) the aggregate amount of Development Compensation Payments included in the calculation of the Quarterly True-Up in all prior Quarters.

If both the IO Development Balance as of the end of a Quarter is greater than zero and the Profit Split for the Quarter is greater than zero, the “Development Compensation Payment” for such Quarter shall equal the lower of (a) ten percent (10%) of the Profit Split for the Quarter and (b) the IO Development Balance. Otherwise, the Development Compensation Payment for the Quarter shall equal zero.

Two examples of a calculation of the Development Compensation Payment in a Quarter would be:

[***]

PART III.    Development Cost True-Up

The “Development Cost True-Up” for a Quarter shall mean:

3

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

(a) 100% of the aggregate Development Costs incurred by or on behalf of Regeneron with respect to IO Licensed Products for which Sanofi is the Post-POC Principal Party in such Quarter, plus

(b)100% of the aggregate Development Costs incurred by or on behalf of Regeneron with respect to IO Licensed Products for which Regeneron is the Post-POC Principal Party in such Quarter, minus

(c) [***] of the aggregate Development Costs incurred by or on behalf of the Parties with respect to IO Licensed Products for which Regeneron is the Post-POC Principal Party in such Quarter, plus

(d) [***] of the development costs and expenses incurred by Regeneron in respect of a Non-IO Indication for an IO Licensed Product to the extent provided in Section 9.2(c), plus

(e) [***] of the Additional Trial Costs incurred by Regeneron as the Post-POC Other Party to the extent provided in Section 9.2(d), minus

(f) [***] of the Additional Trial Costs incurred by Sanofi as the Post-POC Other Party to the extent provided in Section 9.2(d).

An example of the calculation of the Development Cost True-Up (for illustration purposes only) is set forth below:

[***]

If the Development Cost True-Up is a positive number, then it shall be added in the calculation of the Quarterly True-up, and if the Development Cost True-Up is a negative number, then the absolute value of such amount shall be subtracted in the calculation of the Quarterly True-Up.

PART IV.         EXAMPLE OF QUARTERLY TRUE-UP

Two example of a calculation of the Quarterly True-Up in a Quarter would be:

[***]

4

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

SCHEDULE 3
Certain Termination Arrangements

The rights and obligations set forth in this Schedule 3 shall apply only to the extent of the applicable termination of this Agreement, and accordingly such rights and obligations shall apply only with respect to the applicable Terminated IO Product(s) as to which, and, if applicable pursuant to Section 19.2(a)(ii), only in the country or countries in which, this Agreement has been terminated.
1.    Sanofi shall promptly collect and return, and cause its Affiliates and Sublicensees to collect and return, to Regeneron or, at Regeneron’s request, destroy, all documents containing New Information or Party Information directly related to any Terminated IO Product(s), and shall immediately cease, and cause its Affiliates and Sublicensees to cease, all further use of any such New Information or Party Information with respect to any Terminated IO Product(s). In addition, at Regeneron’s request, Sanofi shall collect and transfer to Regeneron any remaining inventory of Promotional Materials, sales training materials, samples, and product inventory. Notwithstanding the foregoing, Sanofi may retain copies of any Party Information or New Information to the extent required by Law, as well as retain one (1) copy of such information solely for legal archive purposes.
2.    Regeneron and its Affiliates shall have a worldwide, fully paid-up, royalty-free (other than any royalties due for any Royalty Products under the IO Discovery Agreement and any amounts payable to Third Parties for any intellectual property or technology contributed to the IO Discovery Program or Collaboration by Sanofi), exclusive right and license, with the right to sublicense unless otherwise restricted by any License, under the Sanofi Intellectual Property existing at the time notice of termination was given or at the effective date of termination solely for the purpose of Developing, Manufacturing and Commercializing Terminated IO Product(s) in the Field in the Territory (and solely to the extent such Sanofi Intellectual Property has, as of the date notice of termination was given, actually been incorporated into such IO Licensed Product(s) or otherwise claims or covers its use), with all other rights to such Sanofi Intellectual Property retained by Sanofi.
3.    Sanofi shall use Commercially Reasonable Efforts to provide all cooperation and assistance reasonably requested by Regeneron to enable Regeneron (or its nominee) to assume with as little disruption as reasonably possible, the continued Development, Manufacture, and Commercialization of the Terminated IO Product(s) in the Field in the Territory. Such cooperation and assistance shall be provided in a prompt and timely manner (having regard to the nature of the cooperation or assistance requested) and shall include, if and to the extent requested by Regeneron, the following:
(a)    Sanofi shall transfer and assign to Regeneron (or its nominee) all Marketing Approvals, Pricing Approvals, and other regulatory filings (including Registration

1

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Filings) made or obtained by Sanofi or its Affiliates or any of its Sublicensees to the extent specifically relating to the Terminated IO Product(s).
(b)    Sanofi shall assign and transfer to Regeneron (or its nominee) Sanofi’s entire right, title and interest in and to all Product Trademarks for any Terminated IO Product(s) and Promotional Materials relating to the Terminated IO Product(s); provided that nothing herein is intended to convey any rights in or to Sanofi’s corporate name and logos or any trade names except for the limited rights set forth herein.
(c)    Sanofi shall provide to Regeneron (or its nominee) a copy (or originals to the extent required by any Regulatory Authority in connection with the Development, Manufacture or Commercialization of the Terminated IO Product(s) in the Field in the Territory) of all information (including any New Information) in Sanofi’s possession and control, or in Sanofi’s control and accessible by Sanofi consistent with Sanofi’s regular business practices, to the extent directly relating to the Terminated IO Product(s) in the Field, including, all information contained in the regulatory or safety databases, all in the format then currently maintained by Sanofi, or such other format as may be reasonably requested by Regeneron.
(d)    Sanofi shall use Commercially Reasonable Efforts to assign to Regeneron any applicable Licenses and sublicenses to the extent related to the Terminated IO Product(s) and contracts relating to significant services to be performed by Third Parties to the extent related to the Development, Manufacture or Commercialization of the Terminated IO Product(s) in the Field in the Territory, as reasonably requested by Regeneron.
(e)    Without limitation of Sanofi’s other obligations under this Schedule 3, to the extent Sanofi or its Affiliate is Manufacturing (in whole or in part) the Terminated IO Product(s) for use in the Field in accordance with a Manufacturing Plan (or is designated to assume such responsibilities), Sanofi (or its Affiliate) will perform such Manufacturing responsibilities and supply Regeneron with Clinical Supply Requirements and Commercial Supply Requirements of such Terminated IO Product(s), and Regeneron shall purchase such Terminated IO Product(s), at the same price, and on such other terms and conditions on which Sanofi was supplying, or in the absence of termination would have been required to supply, such Terminated IO Product(s), through the second (2nd) anniversary of the effective date of termination of this Agreement with respect to such Terminated IO Product(s) or such shorter period if Regeneron notifies Sanofi that Regeneron is able to Manufacture or have Manufactured such Terminated IO Product(s) on comparable financial terms.
4.    Without limitation of the generality of the foregoing, the Parties shall use Commercially Reasonable Efforts to complete the transition of the Development, Manufacture, and Commercialization of the Terminated IO Product(s) in the Field hereunder to Regeneron (or its sublicensee or Third Party designee) as soon as is reasonably possible.
5.    For the avoidance of doubt, except as expressly provided in the IO Discovery Agreement or this Agreement, Regeneron shall not be required to provide Sanofi any consideration in exchange for the licenses or other rights granted to it pursuant to the provisions of this Schedule 3; provided, that Regeneron shall be solely responsible for paying any royalties,

2

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

fees or other consideration that Sanofi may be obligated to pay to a Third Party in respect of any such transfer or sublicense to Regeneron of such licenses or other rights.

3

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Schedule 4
Certain Termination Arrangements

The rights and obligations set forth in this Schedule 4 shall apply only to the extent of the applicable termination of this Agreement, and accordingly such rights and obligations shall apply only with respect to the applicable Terminated IO Product(s) as to which, and if applicable pursuant to Section 19.2(b)(ii), only in the country or countries in which this Agreement has been terminated.
1.    Regeneron shall promptly collect and return, and cause its Affiliates and sublicensees to collect and return, to Sanofi or, at Sanofi’s request, destroy, all documents containing New Information or Party Information of Sanofi and its Affiliates directly related to any Special Termination Products, and shall immediately cease, and cause its Affiliates and Sublicensees to cease, all further use of any such New Information or Party Information with respect to the Terminated IO Product(s). In addition, at Sanofi’s request, Regeneron shall collect and transfer to Sanofi any remaining inventory of Promotional Materials, sales training materials, product samples and product inventory. Notwithstanding the foregoing, Regeneron may retain copies of any Party Information or New Information to the extent required by Law, as well as retain one (1) copy of such information solely for legal archive purposes.
2.    Sanofi and its Affiliates shall have a worldwide, fully paid-up, royalty-free (other than for amounts payable to Third Parties for any intellectual property or technology contributed to the IO Discovery Program or Collaboration by Regeneron), exclusive right and license, with the right to sublicense unless otherwise restricted by any License, under the Regeneron Intellectual Property existing at the time notice of termination was given or at the effective date of termination solely for the purpose of Developing, Manufacturing, and Commercializing the Terminated IO Product(s) in the Field in the Territory (and solely to the extent such Regeneron Intellectual Property has, as of the date notice of termination was given, actually been incorporated into such IO Licensed Product(s) or otherwise claims or covers its use), with all other rights to such Regeneron Intellectual Property retained by Regeneron.
3.    Regeneron shall use Commercially Reasonable Efforts to provide all cooperation and assistance reasonably requested by Sanofi to enable Sanofi (or its nominee) to assume with as little disruption as reasonably possible, the continued Development, Manufacture and Commercialization of the Terminated IO Product(s) in the Field in the Territory. Such cooperation and assistance shall be provided in a prompt and timely manner (having regard to the nature of the cooperation or assistance requested) and shall include, if and to the extent requested by Sanofi, the following:
(a)    Regeneron shall transfer and assign to Sanofi (or its nominee) all Marketing Approvals, Pricing Approvals and other regulatory filings (including Registration Filings) made or obtained by Regeneron or its Affiliates or any of its sublicensees to the extent specifically relating to the Terminated IO Product(s).

1

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

(b)    Regeneron shall assign and transfer to Sanofi (or its nominee) Regeneron’s entire right, title and interest in and to all Product Trademarks for the Terminated IO Product(s) and Promotional Materials relating to the Terminated IO Product(s); provided that nothing herein is intended to convey any rights in or to Regeneron’s corporate name and logos or any trade names except for the limited rights set forth herein.
(c)    Regeneron shall provide to Sanofi (or its nominee) a copy (or originals to the extent required by any Regulatory Authority in connection with the Development, Manufacture or Commercialization of the Terminated IO Product(s) in the Field in the Territory) of all information (including any New Information) in Regeneron’s possession and control, or in Regeneron’s control and accessible by Regeneron consistent with Regeneron’s regular business practices, to the extent directly relating to the Terminated IO Product(s) in the Field, including, all information contained in the regulatory or safety databases, all in the format then currently maintained by Regeneron, or such other format as may be reasonably requested by Sanofi.
(d)    Regeneron shall use Commercially Reasonable Efforts to assign to Sanofi any applicable Licenses and sublicenses to the extent related to the Terminated IO Product(s) and contracts relating to significant services to be performed by Third Parties to the extent related to the Development, Manufacture or Commercialization of the Terminated IO Product(s) in the Field in the Territory, as reasonably requested by Sanofi.
(e)    Without limitation of Regeneron’s other obligations under this Schedule 4, to the extent Regeneron or its Affiliate is Manufacturing (in whole or in part) the Terminated IO Product(s) for use in the Field in accordance with a Manufacturing Plan (or is designated to assume such responsibilities), Regeneron (or its Affiliate) will perform such Manufacturing responsibilities and supply Sanofi with Clinical Supply Requirements and Commercial Supply Requirements of such Terminated IO Product(s), and Sanofi shall purchase such Terminated IO Product(s), at the same price, and on such other terms and conditions on which Regeneron was supplying, or in the absence of termination would have been required to supply, such Terminated IO Product(s), through the second (2nd) anniversary of the effective date of termination of this Agreement with respect to such Terminated IO Product(s) or such shorter period if Sanofi notifies Regeneron that Sanofi is able to Manufacture or have Manufactured such Terminated IO Product(s) on comparable financial terms.
4.    Without limitation of the generality of the foregoing, the Parties shall use Commercially Reasonable Efforts to complete the transition of the Development, Manufacture and Commercialization of the Terminated IO Product(s) in the Field hereunder to Sanofi (or its Sublicensee or Third Party designee) as soon as is reasonably possible.
5.    For the avoidance of doubt, Sanofi shall not be required to provide Regeneron any consideration in exchange for the licenses or other rights granted to it pursuant to the provisions of this Schedule 4; provided, that Sanofi shall be solely responsible for paying any royalties, fees or other consideration that Regeneron may be obligated to pay to a Third Party in respect of any such transfer or sublicense to Sanofi of such licenses or other rights.

2

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Schedule 5
Notices
(a)    If to Sanofi:

Sanofi Biotechnology SAS
54, rue La Boétie
75008 Paris
France
Attn: President

Copy (which shall not constitute notice) to:

Sanofi
54, rue La Boétie
75008 Paris
France
Attn: Executive Vice President and General Counsel
(b)    If to Regeneron:
Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591
U.S.A.
Attention: President
Copy: General Counsel

1